Exhibit 2.1





                               PURCHASE AGREEMENT

                                  By and Among

                        Hilb, Rogal and Hamilton Company

                             a Virginia corporation

                                Hobbs Group, LLC

                      a Delaware limited liability company

                         The Members of Hobbs Group, LLC

               Identified as Members on Schedule A Attached Hereto

                                       and

                       The Shareholders of Hobbs IRA Corp.

            Identified as Shareholders on Schedule B Attached Hereto



                            Dated as of May 10, 2002

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                                       TABLE OF CONTENTS
                                                                            Page
                                                                            ----

I.       DEFINITIONS

         1.1      Certain Matters of Construction .............................2
         1.2.     Cross Reference Table........................................3
         1.3.     Definitions..................................................5


II.      THE ACQUISITION......................................................12

         2.1.     Acquisition of Company Membership Interests.................12
         2.2.     Acquisition of HIRAC Shares.................................13
         2.3.     Purchase Price..............................................13
         2.4.     Possible Earnout Payments Following the Closing.............17
         2.5.     Adjustments to Consideration................................20
         2.6.     Time and Place of Closing...................................22
         2.7.     Delivery....................................................23


III.     REPRESENTATIONS AND WARRANTIES OF SELLING
                  MEMBERS AND THE COMPANY.....................................23

         3.1.     Corporate Matters...........................................23
         3.2.     Financial Statements........................................26
         3.3.     Change in Condition.........................................26
         3.4.     Liabilities.................................................28
         3.5.     Assets......................................................28
         3.6.     Intellectual Property.......................................29
         3.7.     Accounts Receivable.........................................31
         3.8      Accounts....................................................31
         3.9.     Certain Contractual Obligations.............................31
         3.10.    Insurance...................................................33
         3.11.    Transactions with Affiliates................................33
         3.12.    Compliance with Laws........................................34
         3.13.    Tax Matters.................................................34
         3.14.    Employee Relations and Employee Benefit Plans...............35
         3.15.    Environmental Matters.......................................40
         3.16.    Litigation..................................................41
         3.17.    Clients.....................................................41
         3.18.    Agency Appointments.........................................41
         3.19.    Insurance Companies.........................................42
         3.20.    Insurance Accounts and Commissions..........................42
         3.21.    Brokers.....................................................42

IV.      REPRESENTATIONS AND WARRANTIES RELATING TO HIRAC.....................42

         4.1.     Corporate Matters...........................................42
         4.2.     Financial Statements........................................44
         4.3.     Liabilities.................................................45
         4.4.     Assets......................................................45
         4.5.     Accounts....................................................45
         4.6.     Certain Contractual Obligations.............................45
         4.7.     Transactions with Affiliates................................45
         4.8.     Compliance with Laws........................................46
         4.9.     Tax Matters.................................................46
         4.10.    Litigation..................................................47
         4.11.    Brokers.....................................................47


V.       REPRESENTATIONS AND WARRANTIES OF BUYER..............................47

         5.1.     Corporate Matters...........................................47
         5.2.     Financial Statements........................................49
         5.3.     Change in Condition.........................................49
         5.4.     Compliance with Laws........................................50
         5.5.     Litigation..................................................50
         5.6.     Financing...................................................50
         5.7.     Buyer SEC Documents.........................................50
         5.8      Brokers.....................................................51


VI.      CERTAIN COVENANTS OF THE PARTIES.....................................51

         6.1.     Access to Information of Buyer..............................51
         6.2.     Access to Premises and Information of the Company and HIRAC.51
         6.3.     Confidentiality Letter......................................51
         6.4.     Operation of Business Prior to the Closing Date.............52
         6.5.     Certain Notices.............................................52
         6.6.     Preparation for Closing.....................................52
         6.7.     Company Tax Matters.........................................52
         6.8.     HIRAC Tax Matters...........................................56
         6.9.     Expenses of Transaction; Accounts...........................59
         6.10.    Books and Records; Personnel................................59
         6.11.    Further Assurances..........................................60
         6.12.    Financial Statement Deliveries..............................60
         6.13.    No Solicitation or Employment...............................60
         6.14.    No Solicitation of Proposals or Offers......................61
         6.15.    Financing...................................................61
         6.16.    Operation of the Company Post-Closing.......................61
         6.17.    Events Relating to Buyer Common Stock.......................62
         6.18.    Stock Options...............................................62

         6.19.    Errors and Omissions Insurance; Directors' and
                        Officers' Insurance...................................62
         6.20.    Reserved....................................................63
         6.21.    Collection of Accounts Receivable...........................63
         6.22     Audit of Accounts Payable...................................64
         6.23     Disclosure Documents........................................64
         6.24     Execution of Purchase Agreement.............................64
         6.25     Delivery of Disclosure Documents............................65
         6.26     Cancellation of OFJ Options.................................66
         6.27     Buyer Common Stock..........................................66


VII.     CONDITIONS TO THE OBLIGATION OF BUYER TO CLOSE.......................66

         7.1.     Representations, Warranties and Covenants...................67
         7.2.     Employment Agreements.......................................67
         7.3.     Legality; Government Authorization; Litigation..............67
         7.4.     Affiliate Debt..............................................68
         7.5.     Financing...................................................68
         7.6.     Opinion of Counsel..........................................68
         7.7.     Update......................................................68
         7.8.     General.....................................................68
         7.9.     Corporate Minute Book.......................................68
         7.10.    Hobbs/OFJ Acquisition Corp..................................68
         7.11.    Execution of Purchase Agreement.............................68
         7.12.    Cancellation of OFJ Options.................................69
         7.13.    Limitation on Purchasers....................................69
         7.14.    Indebtedness and Expenses Amount............................69


VIII.    CONDITIONS TO THE OBLIGATION OF SELLERS TO CLOSE.....................69

         8.1.     Representations, Warranties and Covenants...................69
         8.2.     Closing Agreements..........................................70
         8.3.     Legality; Government Authorization; Litigation..............70
         8.4.     Opinion of Counsel..........................................70
         8.5.     General.....................................................70
         8.6.     Update......................................................70
         8.7.     Listing of Shares of Buyer Common Stock on New York
                        Stock Exchange........................................70
         8.8.     Board of Directors..........................................70
         8.9.     Payment.....................................................71
         8.10.    Effective Registration Statement............................71


IX.      POST-CLOSING EMPLOYEE BENEFITS.......................................71

X.       INDEMNIFICATION......................................................72

         10.1.    Indemnification by Sellers..................................72
         10.2.    Indemnification by Selling Shareholders.....................72
         10.3.    Indemnification of Buyer....................................73
         10.4.    Time Limitation on Indemnification..........................73
         10.5.    Monetary Limitations on Indemnification.....................74
         10.6.    Third Party Claims..........................................75
         10.7.    No Circular Recovery........................................75
         10.8.    Nature of Indemnification Payments..........................76
         10.9.    Sole Remedy.................................................76
         10.10.   Insurance and Related Matters...............................76
         10.11.   No Double Recovery..........................................76


XI.      CONSENT TO JURISDICTION; GOVERNING LAW...............................76

         11.1.    Consent to Jurisdiction.....................................76
         11.2.    Governing Law...............................................77


XII.     TERMINATION..........................................................77

         12.1.    Termination of Agreement....................................77
         12.2.    Effect of Termination.......................................78


XIII.    SELLERS' REPRESENTATIVE..............................................78

         13.      Sellers' Representative.....................................78


XIV.     MISCELLANEOUS........................................................80

         14.1.    Entire Agreement; Waivers...................................80
         14.2.    Amendment or Modification...................................80
         14.3.    Survival....................................................80
         14.4.    Independence of Representations and Warranties..............81
         14.5.    Severability................................................81
         14.6.    Successors and Assigns......................................81
         14.7.    Notices.....................................................81
         14.8.    Public Announcements........................................82
         14.9.    Headings....................................................82
         14.10.   Third Party Beneficiaries...................................82
         14.11.   Counterparts................................................83

SCHEDULES:
----------

Schedule A - List of the Members of Hobbs Group, LLC

Schedule B - List of the Shareholders of Hobbs IRA Corp.


EXHIBITS:
---------

Exhibit A - [Reserved]

Exhibit B - Allocations of Purchase Price Among Sellers

Exhibit C - [Reserved]
Exhibit D - Golub Employment Agreement

Exhibit E - List of Employees to Sign Acknowledgment and Amendment

Exhibit F - Acknowledgment and Amendment

Exhibit G - [Reserved]

Exhibit H - Opinion of Sellers' Counsel

Exhibit I - Opinion of Buyer's Counsel

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 10th day of May, 2002 (the "Execution Date"), by and among HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation (the "Buyer"), HOBBS GROUP, LLC, a Delaware limited liability company (the "Company"), the members of the Company identified as members on Schedule A attached hereto (the "Executing Members" and, together with those members of the Company who execute this Agreement after the Execution Date, the "Selling Members"), and the shareholders of Hobbs IRA Corp., a Delaware corporation ("HIRAC") who execute this Agreement after the Execution Date and who are identified as shareholders on Schedule B attached hereto (collectively, the "Selling Shareholders"). Collectively, the Selling Members and the Selling Shareholders shall be referred to herein as the "Sellers." Schedule A and Schedule B shall be updated from time to time after the Execution Date to reflect the addition of Selling Members or Selling Shareholders, respectively.

                                   WITNESSETH

         WHEREAS, the Selling Members and HIRAC collectively own or will own at the Closing all of the issued and outstanding membership interest units of the Company;

         WHEREAS, the Company and the Selling Shareholders collectively own all of the issued and outstanding capital stock of HIRAC;

         WHEREAS, subject to the terms and conditions hereof, Buyer desires to acquire all of the issued and outstanding membership interest units of the Company that are or will be owned by (i) purchasing all of the issued and outstanding membership interest units of the Company that are or will be owned by the Selling Members and (ii) purchasing all of the issued and outstanding capital stock of HIRAC from the Selling Shareholders; and

         WHEREAS, subject to the terms and conditions hereof, the Selling Members desire to sell and transfer to Buyer all of the membership interest units of the Company owned by them, and the Selling Shareholders desire to sell and transfer to Buyer all of the issued and outstanding shares of capital stock of HIRAC owned by them.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth below, which are acknowledged by each party to be fair and adequate consideration for its obligations and commitments hereunder, the parties hereby agree as follows:

                                    ARTICLE I

                  Certain Matters of Construction; Definitions
                  --------------------------------------------

         Section 1.1.  Certain Matters of Construction.

                  (a) The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and any reference to a particular Section of this Agreement shall include all subsections thereof.

                  (b) The word "party" shall refer to Buyer, any Seller or the Company, as the case may be, and the word "parties" shall refer to Buyer, the Company and the Sellers, collectively.

                  (c) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

                  (d) Accounting terms used herein and not otherwise defined herein are used herein as defined by GAAP.

                  (e) All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to be references to Articles and Sections of, and Schedules and Exhibits to, this Agreement unless the context shall otherwise require. All Schedules (including the Buyer's Disclosure Letter, the Company Disclosure Letter and the HIRAC Disclosure Letter) and Exhibits attached hereto or delivered pursuant to the provisions hereof shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule or Exhibit shall have the meanings ascribed to such terms in this Agreement.

                  (f) This Agreement shall be deemed to have been drafted by each party hereto and this Agreement shall not be construed against any party as a principal draftsperson.

                  (g) Unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person's sole discretion.

                  (h) All references herein to obligations of "Sellers," "Selling Members" or "Selling Shareholders" shall mean several and not joint obligations of each of such Persons. Any reference to obligations or liabilities of Sellers, Selling Shareholders, Selling Members or any combination thereof (including without limitation any requirement that any such Person make a payment) shall be deemed to mean several and not joint obligations or liabilities. In addition to any other limitations contained in this Agreement (including the provisions of Article X), subject to the last paragraph of
Section 10.5.1, Buyer or Buyer Indemnitees, as applicable, shall only be entitled to recover from a Seller in respect of any such obligation or liability an amount equal to the lesser of (i) the total consideration received by such Seller under this Agreement and (ii) such

Seller's pro rata share of such obligation or liability, which pro rata share shall equal the proportion of the total consideration received by Seller under this Agreement to the total consideration paid to all Sellers under this Agreement.

         Section 1.2.  Cross Reference Table.


         TERMS                                          DEFINITIONS
         -----                                          -----------

         "Adjusted Issued Price"                        Section 2.3.4(b)
         "Aggregate Earnout Cap"                        Section 2.4.2
         "Agreement"                                    Preamble
         "Annual Income Statement"                      Section 2.4.1
         "Appraiser"                                    Section 6.7.4
         "Baseline Date"                                Section 2.4.5(b)
         "Books and Records"                            Section 6.10
         "Buyer"                                        Preamble
         "Buyer Financial Statements"                   Section 5.2.1(a)
         "Buyer Indemnitee"                             Section 10.1
         "Buyer Disclosure Letter"                      Article V
         "Buyer Interim Balance Sheet"                  Section 5.2.1(b)
         "Buyer Interim Financials"                     Section 5.2.1(b)
         "Buyer Permits"                                Section 5.4
         "Buyer SEC Documents"                          Section 5.7
         "Buyer's Earnout Acceleration Right"           Section 2.4.4
         "Conning"                                      Section 6.24
         "Closing"                                      Section 2.6
         "Closing Cash Payment"                         Section 2.3.3
         "Closing Date"                                 Section 2.6
         "Closing Date Accounts Receivable"             Section 6.21
         "Closing Stock Dollar Amount"                  Section 2.3.4(a)
         "Commitment Letter"                            Section 5.6
         "Company"                                      Preamble
         "Company Annual Financial Statements"          Section 3.2.1(a)
         "Company Assets"                               Section 3.5.1
         "Company Benefit Arrangements"                 Section 3.14.2(a)
         "Company Closing Date Balance Sheet"           Section 2.5.1
         "Company Disclosure Letter"                    Article III
         "Company Final Tax Return"                     Section 6.7.3(i)
         "Company Interim Balance Sheet"                Section 3.2.1(b)
         "Company Interim Financial Statements"         Section 3.2.1(b)
         "Company LLC Agreement"                        Section 6.24(a)
         "Company Net Adjustment to Buyer"              Section 2.5.1
         "Company Net Adjustment to Selling Members"    Section 2.5.1
         "Company Plans"                                Section 3.14.2
         "Company Shares"                               Section 2.1
         "Company Tax Loss"                             Section 6.7.1
         "Confidentiality Agreement"                    Section 6.3

         "Contracts"                                    Section 3.9
         "Copyright Properties"                         Section 3.6.1
         "Deductible Amount"                            Section 10.5.1
         "Executing Members"                            Preamble
         "Execution Date Share Price"                   Section 2.3.4
         "Expenses Account"                             Section 2.3.2
         "General Survival Period"                      Section 10.4
         "Golub Employment Agreement"                   Section 7.2.1
         "HIRAC"                                        Preamble
         "HIRAC Amended Charter"                        Section 6.24(a)
         "HIRAC Balance Sheet"                          Section 4.2.1
         "HIRAC Closing Date Balance Sheet"             Section 2.5.2
         "HIRAC Contracts"                              Section 4.6
         "HIRAC Disclosure Letter"                      Article IV
         "HIRAC Financial Statements"                   Section 4.2.1
         "HIRAC Net Adjustment to Buyer"                Section 2.5.2
         "HIRAC Net Adjustment to Selling Shareholders" Section 2.5.2
         "HIRAC Permits"                                Section 4.8
         "HIRAC Shares"                                 Section 2.2
         "HIRAC Tax Loss"                               Section 6.8.1
         "HSR Act"                                      Section 3.1.3
         "Indemnitees"                                  Section 10.3
         "Indemnity Cap"                                Section 10.5.1
         "Insurance Policies"                           Section 3.10
         "Intellectual Property"                        Section 3.6.1
         "Interim Balance Sheet Date"                   Section 3.2.1
         "Lead Lender"                                  Section 5.6
         "Leases"                                       Section 3.5.2
         "Leases-Out"                                   Section 3.5.2
         "Net Closing Date Accounts Receivable"         Section 6.21
         "non-corporate Subsidiaries"                   Section 6.7.1
         "OFJ"                                          Section 6.7.1
         "Patent Properties"                            Section 3.6.1
         "Permits"                                      Section 3.12
         "Pre-Closing Tax Period"                       Section 6.7.1
         "Post-Closing Tax Period"                      Section 6.7.1
         "Seller Indemnitee"                            Section 10.3
         "Sellers' Account"                             Section 2.3.3
         "Sellers' Representative"                      Section 13.
         "Selling Members"                              Preamble
         "Selling Shareholders"                         Preamble
         "Software Properties"                          Section 3.6.1
         "Trademark Properties"                         Section 3.6.1
         "Trade Secrets"                                Section 3.6.1
         "Year One Nominal Amount"                      Section 2.3.5(a)
         "Year Two Nominal Amount"                      Section 2.3.5(b)

         Section 1.3. Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

         1.3.1. "Action" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration, proceeding or investigation by or before any Governmental Authority (and whether brought by any Governmental Authority or any other Person).

         1.3.2. "Affiliate" shall mean, as to any specified Person, each other Person directly or indirectly controlling, controlled by or under direct or indirect common control with that specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         1.3.3. "Affiliate Debt" shall mean all Debt between the Company or any Subsidiary of the Company, on the one hand, and any of the Sellers or any of their Affiliates (other than the Company or any Subsidiary of the Company), on the other hand, and all intercompany advances of funds between any of the Sellers or any of their Affiliates (other than the Company or any Subsidiary of the Company), on the one hand, and the Company or any Subsidiary of the Company, on the other hand.

         1.3.4. "Alternative Accountants" shall mean an accounting firm of recognized national standing which is mutually acceptable to Buyer and Sellers' Representative.

         1.3.5. "Business Day" shall mean any day on which banking institutions in New York, New York are customarily open for the purpose of transacting business.

         1.3.6. "Buyer Common Stock" shall mean the shares of Common Stock, no par value, of the Buyer.

         1.3.7. "Bylaws" shall mean, with respect to a corporation, the bylaws, and with respect to a limited liability company, such limited liability company's operating agreement, each as from time to time in effect.

         1.3.8. "Charter" shall mean, with respect to a corporation, the certificate or articles of incorporation or organization, and with respect to a limited liability company, the Certificate of Formation or Articles or Certificate of Organization, each as from time to time in effect.

         1.3.9. "Closing Agreements" shall mean the agreements executed and delivered by the parties hereto on the Closing Date, collectively.

         1.3.10. "Closing Share Price" shall mean the average closing price of the Buyer Common Stock on the New York Stock Exchange for the twenty (20) trading days ending five (5) trading days prior to the Closing Date.

         1.3.11. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.3.12. "Company Business" shall mean, taken as a whole, the businesses conducted by the Company and its Subsidiaries as such businesses are being conducted by them as of the date of this Agreement.

         1.3.13. "Compensation," as applied to any Person, shall mean all salaries, compensation, deferred compensation (other than Existing Earnout and Deferred Compensation Obligations), remuneration, commissions or bonuses of any character, and medical, surgical, dental, hospital, disability, unemployment, retirement, pension, vacation, insurance, executive benefits or fringe benefits of any kind, or other payments or benefits of any kind whatsoever made or provided directly or indirectly by or on behalf of the Company or its Subsidiaries (or provided by Buyer to employees whose primary duties pertain to the Company Business) to such Person or members of the immediate family of such Person. The term Compensation shall not include any Distribution or any Equity Security issued on or following the Closing.

         1.3.14. "Contractual Obligation" shall mean, with respect to any Person, any written contract, agreement, deed, mortgage, lease, sublease, license, indenture, Guarantee, commitment, undertaking or arrangement, or other consensual document or instrument, including, without limitation, any document or instrument evidencing or otherwise relating to any indebtedness, but excluding the Charter and Bylaws of such Person, to which or by which such Person is a party or otherwise subject or bound.

         1.3.15. "Debt" of  any Person shall mean all obligations of such Person
(i) in respect of indebtedness for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) under capital leases and (iv) in the nature of Guarantees of obligations described in clauses (i) through (iii) above of any other Person.

         1.3.16. "Distribution" shall mean, with respect to the capital stock or membership interests of, or other Equity Securities in, any Person, (i) the declaration or payment of any dividend on or in respect of any shares of any class of such capital stock or membership interests or in respect of any such Equity Security; (ii) the purchase, redemption or other retirement of any shares of any class of such capital stock or membership interests or of any such Equity Security, directly, or indirectly through a Subsidiary of such Person, or otherwise; and (iii) any other distribution on or in respect of any shares of any class of such capital stock or membership interests or on or in respect of any such Equity Security.

         1.3.17. "EBITDA" shall mean for any period, as determined in accordance with Buyer's GAAP, the net income of the Company and its Subsidiaries for such period, after all expenses and other mutually agreed upon proper charges, including, (i) in the event that Buyer and Sellers' Representative mutually agree in writing or are required by their insurance carrier(s), at any time prior to such date on which all payments due under Article II hereof have been paid to Sellers, that Buyer will include the Company in its errors and omissions coverage then, with respect to Year One (or prorated portion thereof) an overhead charge in the amount as mutually agreed upon in writing by Sellers' Representative and Buyer, but not to exceed the Company's annual cost for its errors and omissions coverage as of the Execution Date, which is $926,000, and, with respect to Year Two, an amount agreed upon in writing either prior to or after the Closing by Buyer and Sellers' Representative, relating to Buyer's provision of errors and omissions insurance for the benefit of the Company and its Subsidiaries, (ii) an overhead charge relating to Buyer's provision of directors' and officers' insurance for the benefit of the Company's directors and officers (excluding prior acts coverage), in an amount agreed upon in writing by Buyer and Sellers' Representative prior to or after the Closing, but not to exceed in each of Year One or Year Two the Company's current annual cost for its directors' and officers' insurance coverage as of the Execution Date, (iii) an overhead charge relating to Buyer's costs and expenses associated with Buyer's preparation and filing of Tax Returns for periods ending on or after the Closing Date, in an amount agreed upon in writing by Buyer and Sellers' Representative prior to or after the Closing, but not to exceed $25,000, (iv) any items of overhead expense mutually agreed upon in writing by Buyer and Sellers' Representative either prior to Closing or thereafter, it being agreed that no cost allocated and agreed to in writing by the Company or any of its Subsidiaries shall exceed the cost the Company or its Subsidiaries would incur if the Company purchased or acquired substantially the same product, service or other item independently,
(v) all costs and expenses associated with annual year end audit work with respect to the Company's and its Subsidiaries' continuing operations, including only those costs for audit items listed in Section 1.3.17 of the Company Disclosure Letter, (vi) all costs and expenses associated with the continuation of the Company's errors and omissions coverage in the event that Company and its Subsidiaries are not included in Buyer's errors and omissions coverage, and
(vii) Compensation expenses of Buyer, but only to the extent mutually agreed to in writing by Buyer and Sellers' Representative either prior to Closing or thereafter, associated with Buyer's employment of Persons (as opposed to Company or any of its subsidiaries) whether employed by Buyer on the Closing Date or thereafter (including all of Buyer's expenses relating to Compensation and standard employee benefits and executive benefits provided by Buyer to such Persons under Buyer's plans and policies, as amended from time to time), whose primary duties relate substantially to the Company Business (it being agreed that only the annual cash base salary and annual cash incentive bonus paid by Buyer to Thomas A. Golub (and not any other Compensation expenses) shall be deemed Compensation expenses of the Company hereunder), but excluding interest expense, Income Taxes, depreciation and amortization, after the elimination of
(1) all earnings  attributable  to the minority  interest in New World E&S, LLC,
(2) all income arising from the forgiveness, adjustment or negotiated settlement of any indebtedness other than in the Ordinary Course of Business, (3) any extraordinary or nonrecurring items of income or expense incurred other than in the Ordinary Course of Business, including, without limitation, investment income, (4) all gains and losses attributable to the sale or disposal of any property or assets of the Company or its Subsidiaries during such period and (5) excluding the effect of any payments made pursuant to Section 6.21 or Section
6.22 hereof. Notwithstanding the foregoing, income derived from profit sharing, override or contingency agreements with insurance companies shall be included in income and not excluded as nonrecurring income. For the purposes of this Agreement in calculating EBITDA of the Company and its Subsidiaries with respect to Year One and Year Two, respectively, and notwithstanding anything herein to the contrary, (A) the accounting for any account shall be done in such a manner as to prevent any commissions and fees which are earned in one year (as opposed to over two years) from being counted in two years and in such a manner as to prevent two years of commissions and fees from any such account as being earned in any one year other than in the Ordinary Course of Business; provided that, during each such period, any such changes in the timing of account payments recognized by the Company and its Subsidiaries with respect to the accounts of the Company and its Subsidiaries shall be at the client's request, and

(B) in the event that the Company and its Subsidiaries acquire or dispose of the assets, accounts or Equity Securities of any Person following the Closing, the EBITDA targets set forth in Sections 2.3.5 and 2.4 hereof shall be adjusted appropriately as agreed upon in writing by Buyer and Sellers' Representative. Notwithstanding the foregoing, "EBITDA" shall exclude (i) costs or expenses of the Company and its Subsidiaries that have been included in the Indebtedness and Expenses Amount, whether paid before, at or after Closing, (ii) all amounts paid or accrued (regardless of when accrued) by the Company, its Subsidiaries and Buyer in respect of the Existing Earnout and Deferred Compensation Obligations,
(iii) any costs related to or associated with the issuance of any equity Compensation to the Company's and its Subsidiaries' employees, (iv) any amount for which a claim is paid to Buyer under Article X and (v) any costs or expenses of the Company and its Subsidiaries that are included in the calculation of Tangible Net Worth of Company and its Subsidiaries and HIRAC pursuant to Sections 2.5.1 and 2.5.2; provided that to the extent the severance, retention and bonus obligations as set forth in Section 2.3.2 of the Company Disclosure Letter are not paid at or prior to Closing, then any charge against Buyer's GAAP earnings in excess of $1,000,000 as a result of making such payments following the Closing will impact "EBITDA." Revenue generated through cross-sells involving the Company and its Subsidiaries and the Buyer and its Subsidiaries shall be included in "EBITDA" as mutually agreed upon in writing by the parties. Notwithstanding anything herein to the contrary, for the purposes of calculating EBITDA under Sections 2.3.5(a), 2.3.5(b), 2.4.2(a), 2.4.2(b), 2.4.3(a) and
2.4.3(b) only, EBITDA of Company and its Subsidiaries shall be increased by $200,000, as an adjustment to reflect differences between the GAAP policies of Buyer and the Company primarily with respect to the recognition of commissions receivable on employee benefits operations.

         1.3.18. "Enforceable" shall mean, with respect to any Contractual Obligation, that such Contractual Obligation is the legal, valid and binding obligation of the Person in question, enforceable against such Person in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

         1.3.19. "Environmental Laws" shall mean any Legal Requirement in effect on or prior to the Closing Date relating to (i) releases or threatened releases of Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances, or (iii) otherwise relating to pollution of the environment or the protection of human health or the environment.

         1.3.20. "Equity Securities" shall mean, with respect to any Person that is not a natural person, all shares of capital stock, membership interest units or other equity or beneficial interests issued by or created in or by such Person, all stock appreciation or similar rights or grants of, or any other Contractual Obligation for, any right to share in the equity, income, revenues or cash flow of such Person, and all securities or other rights, options, warrants or other Enforceable Contractual Obligations to acquire any of the foregoing, whether by conversion, exchange, exercise or otherwise.

         1.3.21. "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced Section of any such statute, rule or regulation, any successor Section thereto, collectively and as from time to time amended and in effect.

         1.3.22. "Existing Earnout and Deferred Compensation Obligations" shall mean the Contractual Obligations of the Company or its Subsidiaries, as the case may be, incurred in connection with certain corporate acquisitions or transactions consummated by the Company and its Subsidiaries prior to the date hereof, and certain deferred compensation to which the Company or any Subsidiary of the Company is bound, or will be bound, on the Closing Date. All of the agreements giving rise to the Existing Earnout and Deferred Compensation Obligations as of the date of Closing are listed in Section 1.3.22. of the Company Disclosure Letter.

         1.3.23. "GAAP" shall mean generally accepted United States accounting principles, as in effect on the date hereof. "Company's GAAP" shall mean the GAAP policies of Company consistently applied as in effect on the Execution Date. "Buyer's GAAP" shall mean Company's GAAP with the following adjustments:
(1) revenue from the Company's employee and executive benefits operations shall be recorded on a cash basis; (2) revenue from the Company's property and casualty operations that is direct billed shall be recorded on a basis consistent with Buyer's current policy; and (3) an accrual for an anticipated customer cancellation reserve shall be made on a monthly basis so that the reserve equals .22% of the Company's consolidated total revenue for the twelve preceding months.

         1.3.24. "Government Fund Rate" shall mean a per annum rate equal to the annualized 30 day net yield earned from the Evergreen Institutional U.S. Government Money Market Fund.

         1.3.25. "Governmental Authority" shall mean any United States federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body.

         1.3.26. "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         1.3.27. "Guarantee," with respect to any Person, shall mean (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to any other Person on the basis of any promise or undertaking of such Person (A) to pay the Debt of such other Person,
(B) to purchase or lease assets under circumstances that would enable such other Person to discharge one or more of its obligations, or (C) to maintain the capital, working capital, solvency or general financial condition of such other Person, and (iii) any liability of such Person as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture.

         1.3.28. "Hazardous Substances" shall mean (i) substances which contain substances defined in or regulated under the following federal statutes, as amended, and their state counterparts, as well as these statutes' implementing regulations as amended and effective as of the Closing Date: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Asbestos Hazard Emergency Response Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) radon; (iv) PCBs; (v) asbestos; and (vi) any other hazardous, noxious, radioactive or toxic materials or substances.

         1.3.29. "Income Tax" shall mean any Tax which is, in whole or in part, based on or measured by income or gains.

         1.3.30. "Knowledge of Company," "Company's knowledge" and all variations thereof shall mean the actual (as opposed to imputed) knowledge of Thomas A. Golub, Bret D. Quigley, Douglas J. MacGinnitie, Daniel J. Donovan, Edward F. McNulty, John F. McGrath, Chris Gagnon, T. Gregory Richardson, Michael Stern, Seandra Miller, R. Ronald Schmidt and J. Brent Finnegan.

         1.3.31. "Legal Requirement" shall mean any United States federal, state or local or any foreign law statute, statute, ordinance, code, order, rule, regulation, resolution or promulgation, or any Governmental Order, or any license, franchise, consent, approval, permit or similar right granted under any of the foregoing, or any similar provision or, in each case having the force and effect of law.

         1.3.32. "Liabilities"   shall   mean   any  and  all   liabilities  and
obligations,   whether  accrued,  fixed,  absolute  or  contingent,  matured  or unmatured or determined or determinable, or otherwise.

         1.3.33. "Lien" shall mean any mortgage, pledge, lien, security interest, charge, attachment, equity or other encumbrance, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due.

         1.3.34. "Losses" shall mean any and all losses, damages, obligations, claims, awards (including, without limitation, to the extent claimed in a third party claim, awards of punitive or treble damages or interest), assessments, amounts paid in settlement, judgments, orders, decrees, fines and penalties, costs and expenses (including, without limitation, reasonable legal costs and expenses and costs and expenses of collection).

         1.3.35. "Material  Adverse Effect" shall  mean any adverse change in or effect on the business, condition (financial or otherwise), operations, performance or properties of the Company or any of its Subsidiaries (or of another specified Person) that is material to the Company and its Subsidiaries (or to such other specified Person and its Subsidiaries), taken as a whole; provided, however, that when such term is used in reference to Buyer, such term shall not include any change or effect attributable solely to the acquisition of HIRAC, the Company or any Subsidiary of the Company; provided further, however, that such term when used in reference to

Buyer or its Subsidiaries, the Company or its Subsidiaries, or HIRAC, shall not include changes in general economic conditions, changes in legal or regulatory conditions that affect, in general, businesses in which Buyer or its Subsidiaries, the Company or its Subsidiaries, or HIRAC, is engaged or the insurance industry in general and not specifically relating solely to HIRAC or the Company or its Subsidiaries.

         1.3.36. "New York Stock Exchange" shall mean the New York Stock Exchange or any exchange or market on which the Buyer Common Stock may from time to time be listed or quoted. Whenever in this Agreement a calculation is to be made using the closing price of the Buyer Common Stock on the New York Stock Exchange, such calculation shall use, as applicable, the closing price of the Buyer Common Stock on the exchange on which such stock is then listed, or the closing bid price for the Buyer Common Stock on the market on which the Buyer Common Stock is then quoted.

         1.3.37. "OFJ Earnout" shall mean the Enforceable Contractual Obligations of the Company or its Subsidiaries, as the case may be, incurred in connection with the Company's acquisition of O'Neill Finnegan & Jordan Insurance Agency, Inc. prior to the date hereof.

         1.3.38. "Ordinary Course of Business" shall mean the ordinary course of the Company Business (or of another specified Person) consistent with past practice.

         1.3.39. "Person" shall mean any individual, legal representative, custodian, partnership, corporation, limited liability company, association, trust, business trust, joint venture, unincorporated organization or other entity, and any Governmental Authority.

         1.3.40. "Prospectus" shall mean Buyer's Prospectus, dated June 18, 2001, relating to the offer and issuance of up to 6,469,470 shares of Buyer Common Stock from time to time in connection with acquisitions of independent insurance agencies and other businesses or assets.

         1.3.41. "Registration Statement" shall mean the Registration Statement on Form S-4, File No. 333-50018, of which the Prospectus is a part.

         1.3.42. "SEC" shall mean the Securities and Exchange Commission.

         1.3.43. "Securities Act" means the Securities Act of 1933, as amended.

         1.3.44. "Subsidiaries" shall mean, collectively, all Persons which are subsidiaries of the Company or Buyer (or another specified Person), as the case may be.

         1.3.45. "Subsidiary" shall mean, as the case may be, any Person of which Buyer or the Company (or other specified Person) shall own directly or indirectly at least a majority of the outstanding capital stock, membership interests or other Equity Securities entitled to vote generally in the election of directors or in which Buyer or the Company (or other specified Person) is a general partner or joint venturer without limited liability; and notwithstanding the foregoing, shall include Hobbs Group, Inc., a Texas corporation, and Hobbs Group (Canada) Insurance Brokers, Ltd.

         1.3.46. "Tangible Net Worth" shall mean, with respect to the Company and its Subsidiaries, or HIRAC, as the case may be: total assets (excluding prepaid expenses to the extent there is no future benefit to Buyer (except to the extent such lack of future benefit is due solely to the Buyer's request or requirement)), minus (i) intangible assets (including, without limitation, goodwill, trademarks, trade names, copyrights, patents, licenses and rights with respect to the foregoing), (ii) deferred tax assets for which there is no future tax benefit to Buyer (however, total assets shall include deferred tax assets for which there is a future tax benefit to Buyer, whether or not such deferred tax assets are reflected on the Company Closing Date Balance Sheet), (iii) net property and (iv) total liabilities incurred on or prior to the Closing Date excluding Debt and excluding deferred tax liabilities for which there is no future tax cost to Buyer, determined in accordance with the Company Closing Date Balance Sheet of the Company and its Subsidiaries or the HIRAC Closing Date Balance Sheet of HIRAC, as the case may be; all as determined in accordance with Company's GAAP (and not Buyer's GAAP). Notwithstanding the foregoing, Tangible Net Worth shall exclude (i) the costs or expenses of the Company and its Subsidiaries that have been included in the Indebtedness and Expenses Amounts, whether paid before, on, or after Closing, and (ii) all amounts paid or accrued (regardless of when accrued) by the Company, its Subsidiaries and Buyer to satisfy the Existing Earnout and Deferred Compensation Obligations.

         1.3.47. "Taxes" shall mean all United States federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, levy, duty, impost or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and the term "Tax" means one of the foregoing Taxes. Taxes shall include any Taxes payable by the Company or any of its Subsidiaries on behalf of a member or another Person.

         1.3.48. "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any tax authority, domestic or foreign.

         1.3.49. "Year One" shall mean the period beginning on the Closing Date and ending 365 days thereafter.

         1.3.50. "Year Two" shall mean the period beginning on the day after the last day of Year One and ending 365 days thereafter.

                                   ARTICLE II

                                 The Acquisition
                                 ---------------

         Section 2.1. Acquisition of Company Membership Interests. Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth herein, the Selling Members hereby agree to sell and transfer to Buyer, and Buyer hereby agrees to purchase and accept from the Selling Members, on the Closing Date, all of the issued and outstanding membership interest units (including, without limitation, all Common Shares, Special Common Shares, Junior Common Shares and Preferred Shares, whether Voting or Nonvoting) of the Company owned by the Selling Members (collectively, the "Company Shares"), free and clear of all Liens.

         Section 2.2. Acquisition of HIRAC Shares. Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth herein, (i) the Selling Shareholders hereby agree to sell and transfer to Buyer, and Buyer hereby agrees to purchase and accept from the Selling Shareholders, on the Closing Date, all of the issued and outstanding shares of capital stock of HIRAC owned by the Selling Shareholders, free and clear of all Liens, and (ii) the Company hereby agrees to sell and transfer to Buyer on the Closing Date, for total consideration of $1.00 (without any additional consideration hereunder whatsoever) to be paid by Buyer on the Closing Date, all of the issued and outstanding shares of capital stock of HIRAC owned by the Company (collectively, the shares of capital stock of HIRAC referred to in this Section 2.2 shall be the "HIRAC Shares").

         Section 2.3. Purchase Price. In consideration of the sale and transfer to Buyer of the Company Shares and the HIRAC Shares by the Selling Members and the Selling Shareholders, respectively, and the agreements by the Sellers to perform their respective obligations and covenants hereunder, and subject to adjustments, if any, made pursuant to Section 2.5 hereof and Buyer's right of set-off to the extent provided in Article X hereof, Buyer shall pay the amounts, and satisfy the obligations, set forth below in this Article II.

         2.3.1. Satisfaction of the Company's Existing Earnout and Deferred Compensation Obligations. Buyer agrees to cause the Company to pay and satisfy the Company's Existing Earnout and Deferred Compensation Obligations, if any, in accordance with the terms and conditions of the existing agreements governing the Existing Earnout and Deferred Compensation Obligations at such time after the Closing as such Existing Earnout and Deferred Compensation Obligations become due and payable by the Company or its Subsidiaries, as the case may be, in accordance with their terms. Buyer will not accelerate the Earnout and Deferred Compensation Obligations until final payments of all amounts due under
Article II without the consent of Sellers' Representative.

         2.3.2.  Payment  of  Certain  Indebtedness  and  Transaction  Expenses.
Section 2.3.2 of the Company Disclosure Letter sets forth the Company's estimates of the following as of the Closing Date: (i) the outstanding third-party indebtedness for borrowed money of the Company and its Subsidiaries (exclusive of any indebtedness relating to the Existing Earnout and Deferred Compensation Obligations); (ii) the expenses of the Company and Sellers associated with the consummation of the transactions contemplated by this Agreement; and all severance and retention obligations of the Company and its Subsidiaries arising as a result of the transactions contemplated hereby; and
(iii) Company's estimate of the future transaction-related expenses to be incurred by Sellers and Sellers' Representative. Prior to the Closing, the Company shall deliver payoff letters signed by the Company's third-party lenders, in a form reasonably satisfactory to Buyer, with respect to the funds required for the full payment and satisfaction of the Company's and its Subsidiaries' third-party indebtedness for borrowed money, and appropriate bills or other appropriate documentation relating to the Company's expenses incurred in connection with the transactions contemplated hereby as of such date. At the Closing, Company shall provide an updated Section 2.3.2 of the Company Disclosure Letter, and Buyer shall pay by wire transfer or other immediately available funds (i) to such third-party lenders, on the Company's or any of its Subsidiary's behalf, as the case may be, an amount sufficient to satisfy in full the Company's and its Subsidiaries' aggregate third-party indebtedness for borrowed money, (ii) to those Persons designated by the Company prior to Closing, on the Company's behalf, an amount sufficient to satisfy in full the Company's and Sellers' expenses incurred in connection with the transactions contemplated hereby (including, without limitation, Compensation expenses relating to severance and retention arrangements) as of the Closing, and (iii) to an account designated by Sellers' Representative (the "Expenses Account"), an amount equal to Company's estimate of future transaction-related expenses, including fees and expenses of attorneys, accountants, and investment bankers, as set forth on the updated Section 2.3.2 of the Company Disclosure Letter, such amount to be paid out from time to time in the discretion of Sellers' Representative in payment of fees and expenses and severance and retention obligations relating to the transactions contemplated hereby with any remaining funds to Sellers in accordance with the allocations on Exhibit B hereto. The aggregate amount of the payments made by Buyer at the Closing pursuant to this Section 2.3.2 shall be referred to herein as the "Indebtedness and Expenses Amount." At or after the Closing, the Sellers' Representative shall use commercially reasonable efforts to cause the Company's third-party lenders to release all collateral securing such indebtedness, including assets pledged and mortgaged by the Company and its Subsidiaries and pledges of Equity Securities, and the Company shall obtain originals of all instruments evidencing such indebtedness marked "paid," including, without limitation, any Guarantees previously delivered to such lenders in connection with such indebtedness for borrowed money, and the Company shall use commercially reasonable efforts to cause such lenders to execute and deliver to the Company at or after the Closing appropriate UCC termination forms, in a form reasonably satisfactory to Buyer, to terminate any such Liens in all applicable jurisdictions. The Indebtedness and Expenses Amount shall not exceed Fifty Five Million Dollars ($55,000,000).

         2.3.3. Cash Payments to the Sellers at Closing. At the Closing, Buyer shall pay to an account designated by Sellers' Representative (the "Sellers' Account") by wire transfer or other immediately available funds the sum of (A) Sixty One Million Thirty One Thousand Seven Hundred Fifty Dollars ($61,031,750) plus (B) fifty five percent (55%) of the positive difference, if any, of Fifty Five Million Dollars ($55,000,000) less the Indebtedness and Expenses Amount (the "Closing Cash Payment"). From the Sellers' Account, Sellers' Representative shall, on the Closing Date, pay the Closing Cash Payment to the Sellers in accordance with the allocations set forth on Exhibit B attached hereto.

         2.3.4.  Issuance of Buyer Common Stock at Closing.

                  (a) At the Closing, Buyer shall deliver to the Sellers certificates representing an aggregate number of shares of Buyer Common Stock, subject to adjustment pursuant to subparagraph (b) of this Section 2.3.4, having an aggregate value based on the Execution Date Share Price (subject to subparagraph (b) of this Section 2.3.4) equal to the sum of (A) Twenty Five Million Eight Hundred Forty Three Thousand Two Hundred Fifty Dollars ($25,843,250) plus

(B) forty five percent (45%) of the positive difference, if any of Fifty Five Million Dollars ($55,000,000) less the Indebtedness and Expenses Amount ((A) and
(B) collectively, the "Closing Stock Dollar Amount"). For the purpose of determining the number of shares of Buyer Common Stock to be issued pursuant to this Section 2.3.4, the Buyer Common Stock shall be valued at $36.276 per share (the "Execution Date Share Price"), which represents the average closing price of Buyer's Common Stock on the New York Stock Exchange for the period April 8, 2002 through May 3, 2002. The shares of Buyer Common Stock to be issued pursuant to this Section 2.3.4 shall be allocated among, and delivered to, the Sellers at the Closing as set forth on Exhibit B attached hereto.

                  (b) Notwithstanding the foregoing, (i) if the Closing Share Price is less than $32.276 per share but greater than or equal to $25.276 per share, then the number of shares of Buyer Common Stock to be issued pursuant to subparagraph (a) of this Section 2.3.4 shall be the quotient obtained by dividing the product of the Closing Stock Dollar Amount and .89 ($32.276 divided by $36.276) by the Closing Share Price, (ii) if the Closing Share Price is greater than $40.276 per share but less than $47.276 per share, then the number of shares of Buyer Common Stock to be issued pursuant to subparagraph (a) of this Section 2.3.4 shall be the quotient obtained by dividing the product of the Closing Stock Dollar Amount and 1.11 ($40.276 divided by $36.276) by the Closing Share Price ("Adjusted Issued Price" shall equal the Closing Stock Dollar Amount divided by the number of shares actually issued under this Section 2.3.4 as adjusted by Section 2.3.4(b) , and (iii) if the Closing Share Price is less than $25.276 per share or greater than $47.276 per share, then Buyer and Sellers' Representative each shall have the right to terminate this Agreement pursuant to
Section 12.1(b) without any liability of any party to any other party, subject to the terms of Section 12.2 below.

                  (c) The number of shares of Buyer Common Stock to be issued pursuant to this Section 2.3.4 shall be adjusted appropriately if, during the period commencing on the date hereof and ending on the Closing Date, Buyer
(i) effects any dividend payable in shares of Buyer Common Stock or any other class of Equity Securities; (ii) splits or combines the outstanding shares of Buyer Common Stock; (iii) effects any reorganization or reclassification of Buyer Common Stock or any other class of Equity Securities; or (iv) fixes a record date for the determination of shareholders entitled to any of the foregoing. No fractional shares of Buyer Common Stock will be issued under this
Section 2.3.4 and any fractional shares will be rounded up or down to the nearest whole number of shares to avoid the issuance of fractional shares (a fractional share of 0.5 or more will be rounded up; less than 0.5 will be rounded down). The issuance of shares of Buyer Common Stock to be issued pursuant to this Section 2.3.4 hereof shall be duly registered under the Securities Act, and subject to Rule 145 restrictions as promulgated under the Securities Act.

                  (d) If on or after the Execution Date and before the date Sellers become the record holder of the shares of Buyer Common Stock to be delivered to Sellers pursuant to Section 2.3.4: (i) Buyer's board of directors declares a record date for the payment of an extraordinary dividend on its Common Stock (it being agreed that Buyer's quarterly cash dividend to its shareholders shall not be deemed an extraordinary dividend) or (ii) Buyer pays an extraordinary dividend on its Common Stock, then in either event Buyer shall deliver to the Sellers (by wire transfer to the Sellers' Account) at the Closing (or at such later date as an extraordinary dividend is actually paid to shareholders), by wire transfer or other immediately available funds, an aggregate amount equal to the extraordinary dividends, if any, that would have been payable on the number of shares actually delivered to, and received by, the Sellers under this Section 2.3.4, as if such shares of Buyer Common Stock had been issued to the Sellers on the Execution Date, together with interest on such amount at the Government Fund Rate per annum from the date any such extraordinary dividend had been paid to other shareholders of the Buyer, to be allocated among the Sellers as set forth in Exhibit B.

         2.3.5.  Installment Payments of Buyer Common Stock.

                  (a)     Subject  to  Buyer's  right of   set-off  pursuant  to
Article X below, on the forty-fifth (45th) calendar day following the end of Year One, Buyer shall deliver to the Sellers, to be allocated among Sellers in accordance with Exhibit B hereto, certificates representing a number of shares of Buyer Common Stock equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "Year One Nominal Amount") divided by the Adjusted Issued Price; provided, however, that if the Year One EBITDA of the Company and its Subsidiaries (as calculated pursuant to Section 2.4) is less than Twenty Seven Million Dollars ($27,000,000) then the Year One Nominal Amount shall be reduced by the product of 5.0 multiplied by the amount by which the Year One EBITDA is less than Twenty Seven Million Dollars ($27,000,000), but in no event below zero. If on or after the Closing Date and before the date Sellers become the record holder of the shares of Buyer Common Stock to be delivered to Sellers pursuant to this Section 2.3.5(a): (i) Buyer's board of directors declares a record date for the payment of a dividend on its Common Stock or (ii) Buyer pays such a dividend on its Common Stock, then in either event Buyer shall deliver to the Sellers (by wire transfer to the Sellers' Account) at the time shares are delivered hereunder (or at such later date as a dividend is actually paid to shareholders), by wire transfer or other immediately available funds, an aggregate amount equal to the dividends, if any, that would have been payable on the number of shares actually delivered to, and received by, the Sellers under this Section 2.3.4(a), as if such shares of Buyer Common Stock had been issued to the Sellers on the Closing Date, together with interest on such amount at the Government Fund Rate from the date any such dividend had been paid to the other shareholders of Buyer, to be allocated among the Sellers as set forth in Exhibit B.

                  (b)     Subject  to  Buyer's  right of  set-off  pursuant   to
Article X below, on the forty-fifth (45th) calendar day following the end of Year Two, Buyer shall deliver to the Sellers, to be allocated among Sellers in accordance with Exhibit B hereto, certificates representing a number of shares of Buyer Common Stock equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "Year Two Nominal Amount") divided by the Adjusted Issued Price; provided, however, if the Year Two EBITDA of the Company and its Subsidiaries (as calculated pursuant to Section 2.4) is less than Thirty Million Dollars ($30,000,000), the Year Two Nominal Amount shall be reduced by the product of 3.75 multiplied by the amount by which the Year Two EBITDA is less than Thirty Million Dollars ($30,000,000), but not below zero. If on or after the Closing Date and before the date Sellers become the record holder of the shares of Buyer Common Stock to be issued and delivered to Sellers pursuant to this Section 2.3.5(b): (i) Buyer's board of directors declares a record date for the payment of a dividend on its Common Stock or (ii) Buyer pays a dividend on its Common Stock, then in either event Buyer shall deliver to the Sellers (by wire transfer to the Sellers' Account) at the time shares are issued and delivered hereunder (or at such later date as a dividend is actually paid to shareholders), by wire transfer or other immediately available funds, an aggregate amount equal to the dividends, if any, that would have been payable on the number of shares actually delivered to, and received by, the Sellers under this Section 2.3.4(b), as if such shares of Buyer Common Stock had been issued to the Sellers on the Closing Date, together with interest on such amount at the Government Fund Rate from the date any such dividend had been paid to other shareholders of Buyer, to be allocated among the Sellers as set forth in Exhibit
B. Notwithstanding anything to the contrary, if (i) Buyer exercises the Buyer's Earnout Acceleration Right under Section 2.4.4 hereof or (ii) the amount of the earnout paid pursuant to Section 2.4.2 is equal to the Aggregate Earnout Cap, the maximum number of shares of Buyer Common Stock that could have been issued pursuant to this Section 2.3.5(b), together with all related dividends and interest calculated as provided in this Section 2.3.5(b), shall be issued and delivered to the Sellers on the forty-fifth (45th) calendar day following Year One.

                  (c) The shares of Buyer Common Stock to be issued pursuant to this Section 2.3.5 shall be adjusted appropriately if, during the period commencing on the date hereof and ending on the date such shares are actually delivered to Sellers, Buyer (i) effects any dividend payable in shares of Buyer Common Stock or any other class of Equity Securities; (ii) splits or combines the outstanding shares of Buyer Common Stock; (iii) effects any reorganization or reclassification of Buyer Common Stock or any other class of Equity Securities; or (iv) fixes a record date for the determination of shareholders entitled to any of the foregoing. No fractional shares of Buyer Common Stock will be issued under this Section 2.3.5 and any fractional shares will be rounded up or down to the nearest whole number of shares to avoid the issuance of fractional shares (a fractional share of 0.5 or more will be rounded up; less than 0.5 will be rounded down). The issuance of shares of Buyer Common Stock to be issued pursuant to Section 2.3.5 hereof shall be duly registered under the Securities Act, and subject to Rule 145 restrictions as promulgated under the Securities Act.

                  (d) In the event that, prior to the payment of any amount payable under this Section 2.3.5, Buyer has delivered notice of a claim for indemnification in accordance with Article X hereof that is not resolved as of the date payment is due under this Section 2.3.5, then Buyer, subject to the limitations contained in Article X, shall have the right to retain all or a sufficient amount of such payment to satisfy the amount or amounts claimed. Upon a final determination of such claim, Buyer shall promptly deliver to Sellers the amount due under this Section 2.3.5 less any amounts applied as indemnification for such claim in accordance with Article X hereof.

                  (e) The determination of Year One EBITDA and Year Two EBITDA for the purposes of making the determinations under this Section 2.3 shall be made as provided in Section 2.4.1.

         Section 2.4.  Possible Earnout Payments Following the Closing.

         2.4.1. Calculation of EBITDA. Sellers' Representative shall cause (and Buyer shall not prohibit or prevent) the Company's and its Subsidiaries' combined EBITDA to be determined and an EBITDA statement to be delivered to the Buyer, with appropriate workpapers and backup for the calculations made therein, on or before the fifteenth (15th) day after the last day of Year One and Year Two, as the case may be (the "Annual Income Statement").

         If within thirty (30) days following receipt of the Annual Income Statement, Buyer has not given Sellers' Representative written notice of objection to such Annual Income Statement (such notice must contain a statement in reasonable detail of the basis of such objections), then the Company's and its Subsidiaries' combined EBITDA reflected in the Annual Income Statement will be used in computing any payments due under this Section 2.4 or Section 2.3.5. If Buyer gives such notice of objection, and the items in dispute cannot be resolved by agreement between the Sellers' Representative and Buyer within thirty (30) days following Sellers' Representative's receipt of the Buyer's written objection, the issues in dispute will be submitted to the Alternative Accountants for resolution, with instructions to the Alternative Accountants to determine the Company's and its Subsidiaries' combined EBITDA in accordance with the definitions and principles set forth in this Agreement. If issues in dispute are submitted to the Alternative Accountants for resolution, (a) each of Buyer and the Sellers' Representative will furnish to the Alternative Accountants such work papers and other documents and information relating to the disputed issues as the Alternative Accountants may request and are available to it and will be afforded the opportunity to present to the Alternative Accountants any material relating to the determination and to discuss the determination with the Alternative Accountants; (b) the determination by the Alternative Accountants of EBITDA, as set forth in a written notice delivered to Buyer and the Sellers' Representative by the Alternative Accountants, will be binding and conclusive on the parties; and (c) Buyer shall pay all of the fees and expenses of the Alternative Accountants in connection with such determination; provided, that Sellers' Representative on behalf of the Sellers shall pay such fees and expenses if the Accountant's determination of EBITDA is less than 99% of EBITDA as reflected in the Annual Income Statement.

         2.4.2. Possible Year One Earnout Payment. Subject to Buyer's right of set-off pursuant to Article X hereof, based on the amount of Year One EBITDA of the Company and its Subsidiaries, Buyer shall pay to the Sellers as set forth below:
                 (a) If Year One EBITDA is less than or equal to Twenty Seven Million Dollars ($27,000,000), the Sellers shall not be entitled to be paid any Year One earnout payment.

                 (b) If Year One EBITDA is greater than Twenty Seven Million Dollars ($27,000,000), Buyer shall pay the Sellers an aggregate amount equal to the product of 7.0 multiplied by the Year One EBITDA in excess of Twenty Seven Million Dollars ($27,000,000); provided that, the maximum aggregate Year One earnout payment payable to the Sellers shall be Seventy Six Million Eight Hundred Seventy Five Thousand Dollars ($76,875,000) (the "Aggregate Earnout Cap").

         2.4.3. Possible Year Two Earnout Payment. Subject to Buyer's right of set-off pursuant to Article X hereof, based on the amount of Year Two EBITDA of the Company and its Subsidiaries, Buyer shall pay to the Sellers as set forth below:

                 (a) If Year Two EBITDA is less than or equal to Thirty Million Dollars ($30,000,000), the Sellers shall not be entitled to be paid any Year Two earnout payment.

                 (b) If Year Two EBITDA is greater than Thirty Million Dollars ($30,000,000), Buyer shall pay the Sellers an aggregate amount, up to the Aggregate Earnout Cap, equal to the product of 5.0 multiplied by the Year Two EBITDA in excess of Thirty Million Dollars ($30,000,000); provided, that the maximum Year Two earnout payment payable to the Sellers shall be Forty Two Million Five Hundred Thousand Dollars ($42,500,000).

         2.4.4. Aggregate Year One and Year Two Earnout Cap. Notwithstanding anything in this Agreement to the contrary, the maximum aggregate earnout payments to the Sellers under this Section 2.4 with respect to Year One and Year Two shall not exceed the Aggregate Earnout Cap. To the extent that the Aggregate Earnout Cap is earned and paid with respect to Year One, no earnout consideration shall be paid with respect to Year Two under Section 2.4.3 hereof, regardless of the Year Two EBITDA. In addition, in the event that, based on the Year One EBITDA, Sellers would be due an amount less than the Aggregate Earnout Cap pursuant to Section 2.4.2 hereof, Buyer shall have the right, in its sole and absolute discretion, to pay the Aggregate Earnout Cap to the Sellers, in lieu of the amount otherwise to be payable pursuant to Section 2.4.2 hereof and in full satisfaction of Buyer's obligations under Sections 2.4.2 and 2.4.3 hereof ("Buyer's Earnout Acceleration Right").

         2.4.5.  Form of Payment; Payment Date.

                 (a) Any   amount   payable   pursuant  to   Section   2.4.2  or
Section 2.4.3 hereof shall be paid, (A) if Buyer does not object to the Annual Income Statement pursuant to Section 2.4.1, within forty-five (45) calendar days following the last day of Year One or Year Two, as applicable, (B) if the Sellers' Representative has not performed his obligations under Section 2.4.1 with respect to the timely delivery of the Annual Income Statement, then on or before the thirtieth (30th) calendar day following Buyer's receipt of the Annual Income Statement, unless Buyer objects to the Annual Income Statement pursuant to Section 2.4.1, and (C) if Buyer objects to the Annual Income Statement pursuant to Section 2.4.1 hereof, then three (3) Business Days after the Alternative Accountants' determination. Any amount due under Section 2.4.2 or
2.4.3 shall be paid (i) thirty-five percent (35%) in cash by wire transfer or other immediately available funds to Sellers' Account, to be allocated among Sellers as set forth on Exhibit B attached hereto, and (ii) sixty-five percent (65%) in shares of Buyer Common Stock (such numbers of shares to be calculated as provided below) to be allocated as set forth on Exhibit B. For the purpose of determining the number of shares of Buyer Common Stock to be delivered pursuant to this Section 2.4.5, the Buyer Common Stock shall be valued based on the average closing price of Buyer Common Stock on the New York Stock Exchange for the twenty (20) trading day period ending on the last NYSE trading day of Year One or Year Two, as the case may be. Notwithstanding the foregoing, Buyer shall have the right, in its sole discretion, to pay cash by wire transfer of immediately available funds in lieu of any or all of the shares of Buyer Common Stock required to be delivered under Section 2.4 hereof.

                 (b) The shares of Buyer Common Stock to be issued pursuant to this Section 2.4.5 shall be adjusted appropriately if, during the period commencing on the date that is twenty trading days before the end of Year One or Year Two (the date each such period commences, as applicable, the "Baseline Date") and ending on the date such shares are actually issued and delivered to Sellers, Buyer (i) effects any dividend payable in shares of Buyer Common Stock or any other class of Equity Securities; (ii) splits or combines the outstanding shares of Buyer Common Stock; (iii) effects any reorganization or reclassification of Buyer Common Stock or any other class of Equity Securities; or (iv) fixes a record date for the determination of shareholders entitled to any of the foregoing. No fractional shares of Buyer Common Stock will be issued under this Section 2.4.5 and any fractional shares will be rounded up or down to the nearest whole number of shares to avoid the issuance of fractional shares (a fractional share of 0.5 or more will be rounded up; less than 0.5 will be rounded down). The issuance of shares of Buyer Common Stock to be issued pursuant to Section 2.4.5 hereof shall be duly registered under the Securities Act, and subject to Rule 145 restrictions as promulgated under the Securities Act.

                 (c) If on or after the applicable Baseline Date and before the date shares of Buyer Common Stock are actually issued and delivered to Sellers pursuant to Section 2.4.5(a): (i) Buyer's board of directors declares a record date for the payment of a dividend on its Common Stock or (ii) Buyer pays such a dividend on its Common Stock, then in either event Buyer shall deliver to the Sellers (by wire transfer to Sellers' Account) at the time such shares of Buyer Common Stock are issued and delivered (or at such later date as a dividend is actually paid to shareholders), by wire transfer or other immediately available funds, an aggregate amount equal to the dividends, if any, that would have been payable on the number of shares actually delivered to, and received by, the Sellers under this Section 2.4.5, as if such shares of Buyer Common Stock had been issued to the Sellers on the applicable Baseline Date, together with interest on such amount at a per annum rate equal to the Government Fund Rate from the date any such extraordinary dividend had been paid to other shareholders of Buyer, to be allocated among the Sellers as set forth in Exhibit B.
                 (d) Subject to the terms of Article X, in the event that, prior to the payment of any amount payable under Section 2.4, Buyer has delivered notice of a claim for indemnification hereunder that is not resolved as of the date payment is due under this Section 2.4, then Buyer shall have the right to retain all or a sufficient amount of such payment to satisfy the amount or amounts claimed. Upon a final determination of such claim, Buyer shall promptly deliver to Sellers the amount due under this Section 2.4 less any amounts applied as indemnification for such claim in accordance with Article X hereof.

         Section 2.5.  Adjustments to Consideration.

         2.5.1. Company Tangible Net Worth Adjustment. After the Closing, the purchase consideration shall be decreased dollar for dollar by the amount, if any, by which the Tangible Net Worth of Company and its Subsidiaries, taken as a whole, as of the Closing Date but before giving effect to the transactions contemplated by this Agreement, is less than zero (in such case, the "Company Net Adjustment to Buyer"), and increased dollar for dollar by the amount, if any, by which the Tangible Net Worth of Company and its Subsidiaries, taken as a whole, as of the Closing Date but before giving effect to the transactions contemplated by this Agreement, is greater than zero (in such case, the "Company Net Adjustment to Selling Members"). Such adjustment shall be determined on the basis of a Closing Date balance sheet of Company and its Subsidiaries prepared by or on behalf of the Selling Members by the Sellers' Representative in accordance with Company's GAAP (the "Company Closing Date Balance Sheet"). Notwithstanding anything herein to the contrary, the Company Closing Date Balance Sheet shall include an accrual for a customer cancellation reserve equal to .22% of the Company's consolidated total revenue for the twelve months preceding the Closing Date. The Company Closing Date Balance Sheet shall be delivered to Buyer within forty-five (45) days following Closing. Buyer and its representatives, at Buyer's expense, shall be permitted to review and, in Buyer's discretion, audit, the Company Closing Date Balance Sheet and the work papers related to the preparation and review of the Company Closing Date Balance Sheet for a period of 30 days following Buyer's receipt thereof, and, in the event of any dispute concerning the correctness of such Company Closing Date Balance Sheet, Buyer shall notify Sellers' Representative of such dispute and if not resolved within 35 days following Buyer's receipt of the Company Closing Date Balance Sheet, such dispute shall be submitted to the Alternative Accountants for resolution, with instructions to the Alternative Accountants to determine the Company's and its Subsidiaries' Tangible Net Worth in accordance with the definitions and principles set forth in this Agreement. If issues in dispute are submitted to such accounting firm for resolution, (i) Buyer and Sellers' Representative will furnish to such accounting firm such work papers and other documents and information relating to the disputed issues as such  accounting  firm may  request  and are  available  to Buyer  and  Sellers'
Representative, and will be afforded an opportunity to present to such accounting firm any material relating to the determination and to discuss the determination with such accounting firm, (ii) a determination by such accounting firm of Tangible Net Worth, as set forth in a notice delivered to both parties by such accounting firm, will be binding and conclusive on the parties, and
(iii) Buyer shall pay all of the fees and expenses of the Alternative Accountants in connection with such determination; provided, that Sellers' Representative on behalf of the Sellers shall pay such fees and expenses if the Accountant's determination of Tangible Net Worth is less than 98% of Tangible Net Worth as reflected in the Closing Date Balance Sheet. Buyer or Selling Members, severally but not jointly, whichever is the case, shall pay the Company Net Adjustment to Selling Members or the Company Net Adjustment to Buyer, whichever is the case, to Sellers' Account or Buyer, as the case may be, by wire transfer or delivery of other immediately available funds within three (3) Business Days after the date on which Tangible Net Worth is finally determined by the Alternative Accountants, or if Buyer does not notify Sellers' Representative of a dispute, as provided above, then within 35 days after Buyer's receipt of the Company Closing Date Balance Sheet. Any Company Net Adjustment to Selling Members payable to, or any Company Net Adjustment to Buyer payable by, Selling Members, as the case may be, shall be paid or received, as the case may be, as set forth in Exhibit B attached hereto.

         2.5.2. HIRAC Tangible Net Worth Adjustment. After the Closing, the purchase consideration shall be decreased dollar for dollar by the amount, if any, by which the Tangible Net Worth of HIRAC as of the Closing Date but before giving effect to the transactions contemplated by this Agreement, is less than zero (in such case, the "HIRAC Net Adjustment to Buyer"), and increased dollar for dollar by the amount, if any, by which the Tangible Net Worth of HIRAC as of the Closing Date but before giving effect to the transactions contemplated by this Agreement, is greater than zero (in such case, the "HIRAC Net Adjustment to Selling Shareholders"). Such adjustment shall be determined on the basis of a Closing Date balance sheet of HIRAC prepared by or on behalf of the Selling Shareholders by Sellers' Representative in accordance with Company's GAAP (the "HIRAC Closing Date Balance Sheet"). The HIRAC Closing Date Balance Sheet shall not reflect HIRAC's ownership of membership interests in the Company as an asset of HIRAC. The HIRAC Closing Date Balance Sheet shall be delivered to Buyer within forty-five (45) days following Closing. Buyer and its representatives, at Buyer's expense, shall be permitted to review, and in Buyer's discretion, audit, the HIRAC Closing Date Balance Sheet and the work papers related to the preparation and review of the HIRAC Closing Date Balance Sheet for a period of 30 days following Buyer's receipt thereof, and, in the event of any dispute concerning the correctness of such HIRAC Closing Date Balance Sheet, Buyer shall notify Sellers' Representative of such dispute and if not resolved within 35 days following Buyer's receipt of the HIRAC Closing Date Balance Sheet, such dispute shall be submitted to the Alternative Accountants for resolution, with instructions to the Alternative Accountants to determine the Tangible Net Worth of HIRAC in accordance with the definitions and principles set forth in this Agreement. If issues in dispute are submitted to such accounting firm for resolution, (i) Buyer and Sellers' Representative will furnish to such accounting firm such work papers and other documents and information relating to the disputed issues as such accounting firm may request and are available to Buyer and Sellers'
Representative, and will be afforded an opportunity to present to such accounting firm any material relating to the determination and to discuss the determination with such accounting firm, (ii) a determination by such accounting firm of the Tangible Net Worth of HIRAC, as set forth in a notice delivered to both parties by such accounting firm, will be binding and conclusive on the parties, and (iii) Buyer shall pay all of the fees and expenses of the Alternative Accountants in connection with such determination; provided, that Sellers' Representative on behalf of the Sellers shall pay such fees and expenses if the Accountant's determination of Tangible Net Worth is less than 98% of Tangible Net Worth as reflected in the Closing Date Balance Sheet. Buyer or Selling Shareholders, severally not jointly, whichever is the case, shall pay the HIRAC Net Adjustment to Selling Shareholders or the HIRAC Net Adjustment to Buyer, whichever is the case, to Selling Shareholders or Buyer, as the case may be, by wire transfer or delivery of other immediately available funds within three (3) Business Days after the date on which the HIRAC Tangible Net Worth is finally determined by the Alternative Accountants, or if Buyer does not notify Sellers' Representative of a dispute as provided above, then 35 days after Buyer's receipt of the HIRAC Closing Date Balance Sheet. Any HIRAC Net Adjustment to Selling Shareholders payable to, or any HIRAC Net Adjustment to Buyer payable by, Selling Shareholders, as the case may be, shall be payable in accordance with the allocations as set forth in Exhibit B attached hereto.

         Section 2.6. Time and Place of Closing. The closing of the purchase and sale of the Company Shares, the HIRAC Shares and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer, 4951 Lake Brook Drive, Glen Allen, Virginia 23060 at 10:00 a.m. on July 1, 2002, or as soon thereafter as all conditions set forth in Articles VII and VIII have been satisfied or waived or at such other time and place as Buyer and the Sellers' Representative may mutually agree; provided that the Closing Date shall in no event be later than July 31, 2002, except in the event of a second request for information under the HSR Act, in which case such date will be extended thirty days from the date of the parties' response to such request. The time and date of the Closing is herein called the "Closing Date." The purchase of the Company Shares and the HIRAC Shares and the other transactions contemplated hereby shall be effective as of 12:01 a.m. on the Closing Date.

         Section 2.7. Delivery. At the Closing, Sellers will convey, transfer and assign the Company Shares and the HIRAC Shares to Buyer free and clear of any Liens, and will deliver to Buyer certificates evidencing all of the Company Shares and the HIRAC Shares duly endorsed or accompanied by separate stock power(s) duly endorsed, with all required transfer Tax stamps affixed and in form proper for transfer, against delivery by Buyer of the consideration to be delivered at the Closing pursuant to Article II hereof.


                                   ARTICLE III

                  Representations and Warranties of the Company
                  ---------------------------------------------

         Except as disclosed, or as qualified by information set forth in the Company disclosure letter dated of even date herewith and delivered to Buyer concurrently herewith (the "Company Disclosure Letter"), the Company represents and warrants to Buyer and to Buyer's successors and assigns as follows:

         Section 3.1. Corporate Matters.


         3.1.1. Organization and Standing; Power and Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and each of the Closing Agreements to which it is intended to be a party as reflected on the signature page thereof, to carry out and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of the Subsidiaries of the Company is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing (to the extent its jurisdiction of incorporation or organization recognizes such concept) under the jurisdiction of its incorporation or organization. The Company and its Subsidiaries have all requisite corporate power and authority to carry on the Company Business as currently conducted, and to consummate the transactions contemplated hereby. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or limited liability company, as applicable, and is in good standing as such (to the extent such jurisdiction recognizes such concept), in each jurisdiction where the nature of the Company's or such Subsidiary's activities or its ownership or leasing of property requires such qualification or license; except to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

         3.1.2. Authorization and Enforceability. As of the Execution Date, this Agreement has been duly authorized, executed and delivered by the Company and the Executing Members and is Enforceable against the Company and the Executing Members. Upon execution on or before the Closing Date, this Agreement will have been duly authorized, executed and delivered by the Company and the Sellers. Each of the Closing Agreements to which the Company or any Seller is a party as reflected on the signature page thereof has been, or before the Closing Date will be, duly authorized, duly executed and delivered by the Company or the applicable Sellers and will be Enforceable against Company or such Sellers, as the case may be.

         3.1.3. Non-Contravention. No approval, consent, waiver, authorization or other order of, and no filing, notice, registration, qualification or recording with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Company, the Selling Members or any of their Subsidiaries or Affiliates, in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for (i) satisfaction of the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) the items listed in Section 3.1.3 of the Company Disclosure Letter, each of which shall have been obtained or made and shall be in full force and effect at the Closing. Except as set forth in Section 3.1.3 of Company Disclosure Letter, neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the execution, delivery and performance of the Closing Agreements) does or will constitute, result in or give rise to (i) a breach or violation or default under any material Legal Requirement applicable to the Company or any of its Subsidiaries (assuming the accuracy of the representations and warranties of Buyer), (ii) a breach of or a default under any Charter or Bylaws provision of the Company or any of its Subsidiaries, (iii) the acceleration of the time for performance of any obligation under any material Enforceable Contractual Obligation of the Company or any of its Subsidiaries, (iv) the imposition of any Lien upon or the forfeiture of any material Company Asset, (v) a breach of or a default under any material Enforceable Contractual Obligation of the Company or any of its Subsidiaries, or
(vi) the right to any severance payments (including, without limitation, if such payments become due only if employment is terminated following the Closing).

         3.1.4. Capitalization of the Company. Section 3.1.4 of the Company Disclosure Letter lists each of the holders of any membership interest unit or other Equity Security in the Company, the number of units held and the class of unit held. The only issued and outstanding membership interest units of the Company are the Company Shares, all of which are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the Charter of Bylaws of the Company or any of its Subsidiaries or in Section 3.1.4 of the Company Disclosure Letter, there is no Enforceable Contractual Obligation that obligates the Company or any of its Subsidiaries to issue, purchase or redeem, or make any payment in respect of, any Equity Security. None of the Company's membership interest units has been issued in violation of any federal or state law.

         3.1.5.  Title to Company Shares.

                 (a) Each of the Selling Members is the beneficial and record holder of, and has good and marketable title to, the class and number of membership interest units or other Equity Security of the Company set forth beside such Selling Member's name in Section 3.1.4 of the Company Disclosure Letter free and clear of any Liens. The Selling Members and HIRAC, collectively, own all of the Company Shares.

                 (b) Except for this Agreement, to the Company's knowledge, there is no Contractual Obligation pursuant to which the Selling Members have, directly or indirectly, granted any Equity Security in the Company or any Subsidiary of the Company to any Person or any right to acquire any of, or any interest in, any Company Asset. Upon delivery of certificates representing the Company Shares, and delivery of the consideration therefor as herein contemplated, Buyer will receive good and marketable title to all of the Company Shares, free and clear of any Liens (including, without limitation, restrictions on transfer or voting except those arising pursuant to Legal
Requirements or Charter documents) and subject to no rescission rights or similar rights of any kind, except arising pursuant to Legal Requirements.

                 (c) Effective upon the consummation of the transactions contemplated by this Agreement, all of the Equity Securities of the Company will have been validly transferred to Buyer, free and clear of any Liens, and subject to no rescission rights or similar rights of any kind as a result of any actions on the part of the Company and its Subsidiaries, Sellers and their Affiliates, and assuming the issuance of Buyer's Common Stock is in compliance with all applicable Legal Requirements.

         3.1.6. Subsidiaries. Section 3.1.6 of the Company Disclosure Letter lists all of the Company's Subsidiaries, which sets forth the name and jurisdiction of incorporation or organization, the date of incorporation or organization, the issued and outstanding shares of Equity Securities and the federal or foreign taxpayer identification number of each such Subsidiary. Except as set forth in Section 3.1.6 of the Company Disclosure Letter, the Company is the direct record and beneficial owner of all of the issued and outstanding shares of Equity Securities of each of its Subsidiaries, such shares of Equity Securities have been duly authorized and validly issued and are fully paid and nonassessable, and the Company has good and marketable title to such shares free and clear of any Liens (including, without limitation, restrictions on transfer or voting). Except as set forth in Section 3.1.6 of the Company Disclosure Letter, there is no outstanding Equity Security of any Subsidiary of the Company other than its issued and outstanding shares of capital stock. Except as set forth in Section 3.1.6. of the Company Disclosure Letter, the Company has no equity investment in any Person other than its Subsidiaries, and any such equity investment in any Person is owned by the Company or its Subsidiaries, as the case may be, free and clear of all Liens.

         3.1.7. Charter and Bylaws. The Company has heretofore delivered to Buyer true and complete copies of the Charter and Bylaws of the Company and each of its Subsidiaries and in any Person in whom the Company or any of its Subsidiaries has an equity interest, in each case in the form currently in effect.

         3.1.8. Corporate Acquisitions. All mergers with, or acquisitions of stock or assets of, other Persons by the Company or any of its Subsidiaries have been duly authorized and consummated pursuant to written agreements Enforceable against the parties thereto. All mergers with, or acquisitions of stock or assets of, other Persons by the Company or any of its Subsidiaries since December 31, 1997, are listed in Section 3.1.8 of the Company Disclosure Letter, and true and correct copies of all material agreements relating to such corporate transactions have been delivered to Buyer.

         3.1.9. Corporate Records. The minute books, stock or membership interest record books and other corporate records of the Company and its Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company and its Subsidiaries contain a complete and accurate record in all material respects of all meetings and other corporate actions of the members or shareholders, as the case may be, in the Company and its Subsidiaries.

         Section 3.2. Financial Statements.
                      ---------------------

         3.2.1. Financial Information. Attached to Section 3.2.1 of the Company Disclosure Letter are true and complete copies of each of the following:

                 (a) The audited combined balance sheets of the Company and its Subsidiaries as of December 31, 2001, 2000 and 1999 and the related audited combined statements of operations, changes in shareholders' equity (deficit) and cash flows of such entities for such fiscal years ended December 31, 2001, 2000 and 1999 (collectively, the "Company Annual Financial Statements").

                 (b) The unaudited combined balance sheet (the "Company Interim Balance Sheet") of the Company and its Subsidiaries as of March 31, 2002 (the "Interim Balance Sheet Date") and the related unaudited combined statements of operations, changes in shareholders' equity (deficit) and cash flows for the three months ended March 31, 2002 (collectively, the "Company Interim Financial Statements").

         3.2.2. Character of Financial Information. The Company Annual Financial Statements, including the notes thereto, and the Company Interim Financial Statements are true and correct in all material respects as of their respective dates and were prepared in accordance with Company's GAAP consistently applied throughout the periods specified therein, (except where noted therein) and present fairly, in all material respects, the combined financial position and results of operations of the Company and its Subsidiaries at the respective dates and for the periods specified therein, subject, in the case of the Company Interim Financial Statements, to an absence of footnotes and subject to normal year-end audit adjustments which will not be material in the aggregate.

         Section 3.3.  Change in Condition.

         Except for the matters set forth in Section 3.3 of the Company Disclosure Letter, since March 31, 2002:

                 (a) The Company Business has been conducted only in the Ordinary Course of Business (except as may be otherwise permitted or required by the terms of this Agreement), and without limiting the generality of the foregoing, the Company and its Subsidiaries have made capital expenditures only in the Ordinary Course of Business;

                 (b) Other than in the Ordinary Course of Business, neither the Company nor any of its Subsidiaries has:

                       (i) incurred or otherwise become liable in respect of any Debt or become liable in respect of any Guarantee, other than Debt or any Guarantee between the Company and its respective wholly-owned Subsidiaries;

                       (ii) mortgaged or pledged a Company Asset or subjected any Company Asset to any Lien;

                       (iii) made any change in its authorized or issued capital stock or membership interests or granted or issued any option, purchase right, convertible stock, other sort of Equity Security or registration right, or purchased, redeemed or retired any shares or other Equity Securities, or declared or made any Distribution, the effect of which would be to reduce the Company's and its Subsidiaries' Tangible Net Worth below zero;

                       (iv) sold, leased to others or otherwise disposed of any material Company Asset;

                       (v) purchased any Equity Security of any Person other than of a direct or indirect wholly-owned Subsidiary of the Company, or any assets material in amount, or been party to any merger, consolidation or other business combination or entered into any Enforceable Contractual Obligation relating to any such purchase, merger, consolidation or business combination;

                       (vi) made any loan, advance or capital contribution to or investment in any Person other than loans, advances or capital contributions to or investments in or to the Company or any of the Company's respective wholly-owned Subsidiaries and other than loans or advances which are not material either singly or in the aggregate;

                       (vii)    canceled or compromised any Debt;

                       (viii)   sold,   transferred,   licensed   or   otherwise
disposed of any Intellectual Property;

                       (ix) made or agreed to make any change in its customary methods of accounting or accounting practices;

                       (x) engaged in or become obligated in respect of any transaction with any Seller or any Affiliate of any Seller;

                       (xi) waived or released or permitted to lapse any right of material value or suffered any material damage to or material destruction or loss of any material asset or property, whether or not covered by insurance;

                       (xii) instituted, settled or agreed to settle any material Action;

                       (xiii)   amended its Charter or Bylaws; or

                       (xiv)    consented or agreed to do any of the foregoing.

                 (c) Except in the Ordinary Course of Business, neither the Company nor any of its Subsidiaries has (i) had any material change in its relationships with its employees, producers, agents, independent contractors, insurance carriers, customers, referral sources or suppliers, or (ii) made any changes in the rate of Compensation payable (or paid or agreed in writing or orally promised to pay, conditionally or otherwise, any extra Compensation) to any director, officer, manager, employee, producer, consultant or agent;

                 (d) There has been no amendment of any material provision of any Equity Security of the Company or any of its Subsidiaries;

                 (e) Neither the Company nor any of its Subsidiaries has entered into any Enforceable Contractual Obligation (and Sellers and their
Affiliates have not entered into any Enforceable Contractual Obligation obligating the Company or any of its Subsidiaries) to do any of the things referred to in clauses (a) through (d) above with respect to the Company, any of the Subsidiaries of the Company or the Company Business; and

                 (f) No Material Adverse Effect has occurred with respect to the Company and its Subsidiaries.

         Section 3.4. Liabilities.  Neither  the   Company   nor  any  of  its
Subsidiaries has any Liabilities that would be required to be disclosed on a balance sheet prepared in accordance with GAAP, other than:

                 (a) as set forth on the Company Annual Financial Statements;

                 (b) as set forth on the Company Interim Balance Sheet;

                 (c) those incurred since the date of the Company Interim Balance Sheet in the Ordinary Course of Business; or

                 (d) as disclosed in Section 3.4 of the Company Disclosure
Letter.

         Section 3.5. Assets.

         3.5.1. Title to Assets. The Company and its Subsidiaries have good and marketable title to, or, in the case of property held under lease or other Enforceable Contractual Obligation, a valid and enforceable right to use all of their properties, rights and assets, whether real or personal property (collectively, the "Company Assets"), including, without limitation, all properties, rights and assets reflected in the Company Interim Balance Sheet or acquired after the date of the Company Interim Balance Sheet (except as sold or otherwise disposed of since the date of the Company Interim Balance Sheet in the Ordinary Course of Business). Neither the Company nor any of its Subsidiaries owns any buildings or real property. No Company Asset is subject to any Lien except as described in Section 3.5.1 of the Company Disclosure Letter. The Company Assets (including, without limitation, the Intellectual Property, the Leases and the

Contracts), constitute all properties, rights and assets held for or used in, or necessary for the continued conduct of, the Company Business as currently conducted.

         3.5.2. Real Property Leases. Section 3.5.2 of the Company Disclosure Letter sets forth a true, correct and complete list of each lease or sublease under which the Company or Subsidiary leases any building, location or parcel (all of the leases, or subleases pursuant to which such facilities, locations or parcels are held or are to be held being referred to herein collectively as the "Leases"). Section 3.5.2 of the Company Disclosure Letter also sets forth a true, correct and complete list of each lease, or sublease (collectively, the "Leases-Out") under which the Company or any of its Subsidiaries is a lessor or sublessor of any building, location or parcel. True, correct and complete copies of the Leases and the Leases-Out, and all material amendments, modifications and supplemental agreements thereto, have been previously delivered to the Buyer.

                 Except as set forth in Section 3.5.2 of the Company Disclosure Letter, and as to subparagraphs (a), (c), (d) and (f), to the best of the Company's knowledge:

                 (a) each Lease and each Lease-Out is an Enforceable agreement of the Company or a Subsidiary of the Company which is party thereto, and each Lease or Lease-Out is an Enforceable agreement of the other parties thereto;

                 (b) the Company or a Subsidiary of the Company, which is a party thereto, has fulfilled all material obligations required pursuant to the Leases and the Leases-Out to have been performed by the Company or a Subsidiary of the Company party thereto on its part;

                 (c) neither the Company nor any Subsidiary of the Company is in breach of or default under any Lease or Lease-Out;

                 (d) (i) there is no existing material breach or default by any other party to any Lease or Lease-Out;

                 (e) neither the Company nor any Subsidiary of the Company is obligated to pay any material leasing or lease brokerage commission under any Lease or Lease-Out as a result of the transactions contemplated hereby; and

                 (f) there is no pending or threatened eminent domain taking affecting any of the properties which are the subject of the Leases or the Leases-Out.

         Section 3.6. Intellectual Property.

         3.6.1. Definition of Intellectual Property. "Intellectual Property" shall mean, collectively, all (i) United States or foreign patents, patent applications, patent disclosures, and all renewals, reissues, divisions, continuations, extensions or continuations-in-part thereof, and all discoveries which may be patentable (collectively, "Patent Properties"), (ii) trademarks, service marks, logos, trade dress, trade names and corporate names and registrations and applications for registration thereof (collectively,
"Trademark   Properties"),   (iii)  copyrights

(registered or unregistered), registrations and applications for registration thereof, including all renewals, derivative works, enhancements, modifications, updates, new releases or other revisions thereof, and all works of authorship (collectively, "Copyright Properties"), (iv) computer software (including source code and object code), data, databases, code segments, algorithms, objects, routines, templates and documentation (collectively, "Software Properties"), (v) trade secrets and other confidential information, including, but not limited to, ideas, processes, business methods, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans, customer lists and expiration information ("Trade Secrets"), (vi) other intellectual property rights, (vii) rights to third party warranties relating to the foregoing, (viii) copies and tangible embodiments of all of the foregoing (in whatever form or medium), (ix) all internet domain names owned or used by the Company and any of its Subsidiaries and Affiliates, and (x) all licenses and rights to royalties, damages and payments under and the right to sue for infringement with respect to all of the foregoing, and the goodwill symbolized by all of the foregoing and connected therewith throughout the world.

         The Company and its Subsidiaries own and have good and marketable title to all Intellectual Property as is presently used by each in the conduct of the Company Business free and clear of all Liens, or have the right to use pursuant to valid license all such Intellectual Property, and all license arrangements relating in any manner to any of such Intellectual Property (whether or not in writing) are set forth in Section 3.6.2 of the Company Disclosure Letter (listing the licensor, licensee, date and term of the license).

         3.6.3.  Compliance  with  License  Agreements.  Except as  disclosed in
Section 3.6.3 of the Company Disclosure Letter, the Company and its Subsidiaries are in full compliance with and are not in default under any license agreements listed in Section 3.6.2 of the Company Disclosure Letter, and to the knowledge of the Company, all other parties to any of such license agreements are in full compliance with and are not in default under any of such license agreements.

         3.6.4. Registrations. Section 3.6.4 of the Company Disclosure Letter sets forth a complete list of all Patent Properties, Trademark Properties and Copyright Properties used by the Company and its Subsidiaries in the conduct of the Company Business that are currently registered in any jurisdiction, and identifies the jurisdiction, owner, whether the property is a Patent Property, Trademark Property or Copyright Property, registration number, and date of registration.

         3.6.5 Software Properties. The Company and its Subsidiaries own or are authorized by license to use all Software Properties developed or currently used by each which are material to the conduct of the Company Business, and each has the right to use such Software Properties without infringing upon the intellectual property rights of a third party.

         3.6.6 Noninfringement. Except as disclosed in Section 3.6.6 of the Company Disclosure Letter, the Company and its Subsidiaries have not infringed, misappropriated, or otherwise used in an unauthorized manner the proprietary rights (including, but not limited to, the patent, trade secret, trademark, service mark, trade dress, or copyright rights) of any third party.

         3.6.7. Rights Granted to Others. The Company and its Subsidiaries have not granted or committed to grant any rights in their material Intellectual Property of any nature whatsoever to any third party.

         3.6.8. No Claims. Except as disclosed in Section 3.6.8 of the Company Disclosure Letter, no claim has been asserted or to the knowledge of the Company and the Selling Members, threatened, by any Person (i) to the effect that any action by the Company or any of its Subsidiaries, infringes on the intellectual property rights of any other Person; or (ii) that challenges or questions the right of the Company or any of its Subsidiaries to use any of the Intellectual Property being used by it; or (iii) which asserts the right of any third party to use such Intellectual Property.

         3.6.9. Unauthorized Use. To the knowledge of the Company, there has been no unauthorized use, infringement or misappropriation of any of the Intellectual Property of the Company or its Subsidiaries by any third party, including, but not limited to, any employee, former employee, producer, agent or independent contractor of the Company or its Subsidiaries.

         Section 3.7. Accounts Receivable. All accounts receivable of Company and its Subsidiaries that are reflected on the Company Financial Statements represent or will represent valid obligations arising from services actually performed in the Ordinary Course of Business. The reserve for bad debts, if any, set forth in the Company Interim Balance Sheet was calculated in accordance with Company's GAAP on a consistent basis.

         Section 3.8. Accounts. Except as set forth in Section 3.8 of the Company Disclosure Letter, each bank account or similar account for the deposit of cash or securities maintained by or on behalf of, or utilized by, the Company or any Subsidiary of the Company (i) is wholly owned by the Company or one of its Subsidiaries and (ii) is reconciled to its bank statements on a regular and timely basis.

         Section 3.9. Certain Contractual Obligations. Set forth in Section 3.9 of the Company Disclosure Letter is a true and complete list of all of the material Contractual Obligations of the Company and its Subsidiaries (except for or with respect to the Company Plans and the Company Benefit Arrangements), including, without limitation, each of the following, to the extent material to the Company Business:

                 (a) All collective bargaining agreements and other labor agreements; all material employment, producer or consulting agreements; and all other plans, agreements, arrangements or practices which constitute Compensation or benefits to any of the directors, members, officers or employees of the Company or any of its Subsidiaries;

                 (b) All Enforceable Contractual Obligations under which the Company or any of its Subsidiaries is or may become obligated to pay any legal, accounting or similar fees or expenses in connection with, or incur any severance pay or special Compensation obligations which would become payable by reason of, this Agreement or the consummation of the transactions contemplated hereby;

                 (c) All Enforceable Contractual Obligations under which the Company or any of its Subsidiaries is or will after the Closing be restricted from carrying on any business or other activities anywhere in the world;

                 (d) All Enforceable Contractual Obligations (including, without limitation, options) to: (i) sell or otherwise dispose of any Company Assets except in the Ordinary Course of Business or (ii) purchase or otherwise acquire any material property or properties or other assets;

                 (e) All Enforceable Contractual Obligations under which the Company or any of its Subsidiaries has any liability for Debt or obligation for Debt or constituting or giving rise to a Guarantee of any liability or obligation of any Person under which any default could arise or penalty or payment could be required in the event of any action or inaction of the Selling Members or Company or any of their Affiliates;

                 (f) Any lease or other Enforceable Contractual Obligation under which any tangible personal property is held or used by the Company or any of its Subsidiaries;

                 (g) Any Enforceable Contractual Obligation under which the Company or any of its Subsidiaries may become obligated to pay any indemnification obligation or purchase price adjustment in connection with any
(i)  acquisition or disposition of assets,  Equity  Securities or real property,
(ii) other acquisition or disposition of assets other than in the Ordinary Course of Business, (iii) assumption of liabilities or warranty other than in the Ordinary Course of Business, (iv) merger, consolidation or other business combination, or (v) series or group of related transactions or events of a type specified in subclauses (i) through (iv);

                 (h) All Enforceable Contractual Obligations with agents or independent contractors, which are the exclusive representative of Company or any of its Subsidiaries in a specified market, relating to the Company Business;

                 (i) All written agreements containing covenants limiting competition in any kind of business or in any jurisdiction or limiting the ability to retain the services of any Person or classes of Persons or to sell any product; and

                 (j) Any other Enforceable Contractual Obligation of a type not specifically covered in clauses (a) through (j) above entered into other than in the Ordinary Course of Business.

         The Company has heretofore delivered to Buyer a true and complete copy (or, in the case of oral contracts or arrangements, a full and accurate written summary) of each of the Enforceable Contractual Obligations listed in Section
3.9 of the Company Disclosure Letter, each as in effect on the date hereof, including, without limitation, all amendments (such Enforceable Contractual Obligations required to be listed in Section 3.9 of the Company Disclosure Letter, together with all material licenses to use the Intellectual Property of Company and its

Subsidiaries, and Insurance Policies, but excluding the Company Plans and Company Benefit Arrangements, being referred to herein collectively as the "Contracts"). To the Company's knowledge, each material Contract is Enforceable by the Company or any Subsidiary of Company which is party thereto, against each Person (other than Company or any Subsidiary of Company) party thereto. No material breach or default by Company or any of its Subsidiaries under any of the material Contracts has occurred and is continuing, and to the Company's knowledge, no event has occurred or circumstance exists which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by any other Person under any of the material Contracts or would result in a loss of rights or creation of any Lien thereunder or pursuant thereto except as would arise from execution, delivery and performance of this Agreement and the Closing Agreements. To the knowledge of the Company, no material breach or default by any other Person under any of the material Contracts has occurred and is continuing, and no event has occurred or circumstance exists that with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by Company or any of its Subsidiaries under any of the material Contracts or would result in a loss of rights or creation of any Lien thereunder or pursuant thereto except as would arise from the execution, delivery and performance of this Agreement and the Closing Agreements.

         Section 3.10. Insurance. Section 3.10 of the Company Disclosure Letter sets forth a true and correct summary of the insurance policies held by, or for the benefit of, the Company and its Subsidiaries and the amount of coverage therein (the "Insurance Policies"). True, correct and complete copies of all Insurance Policies have been previously delivered or made available by the Company to the Buyer. All premiums due and payable on any of the Insurance Policies or renewals thereof have been paid or will be paid timely through the Closing Date, and there is no default (including with respect to the payment of premiums or the giving of notices) by Company or any its Subsidiaries under the Insurance Policies nor any default by any other party to the Insurance Policies that is known by the Company, and to the Company's knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any Insurance Policy except as would arise from the execution, delivery and performance of this Agreement and the Closing Agreements. Neither the Company nor any of the Subsidiaries of the Company have received any notice from the insurer denying coverage or reserving rights with respect to a particular claim currently pending under any Insurance Policy or with respect to any Insurance Policy in general. Since December 31, 2001, neither Company nor any Subsidiary of Company has incurred any material loss, damage, expense or liability and that was or would be covered by any Insurance Policy for which it has not properly asserted a claim under any Insurance Policy.

         Section 3.11. Transactions with Affiliates. Except for the matters specified in Section 3.11 of the Company Disclosure Letter, none of the Selling Members or any of their Affiliates is a material distributor, supplier or vendor of, Company or any Subsidiary of Company, and after the Closing neither Company nor any Subsidiary of Company will have any liability or obligation outside the Ordinary Course of Business to or for the benefit of the Selling Members or any of their Affiliates other than from their status as directors, officers, employees of the Company and its subsidiaries. Except for the matters specified in Section 3.11 of the Company Disclosure Letter, there are no material Company Assets (including, without limitation,

Intellectual Property) that Selling Members or any of their Affiliates (other than the Company or a Subsidiary of the Company) own or are licensed or otherwise have the right to use which are used in or necessary to the conduct of the Company Business nor are there any services or staffing being provided to the Company Business by Selling Members or any of their Affiliates other than pursuant to written Enforceable Contractual Obligations set forth in Section
3.11 of the Company Disclosure Letter.

         Section 3.12. Compliance with Laws. Except  as set forth in the Section
3.12 of the Company Disclosure Letter (without regard to environmental matters which are covered in Section 3.15 of this Agreement) (i) the Company and its Subsidiaries are in compliance with all Legal Requirements, except where the failure to comply would not have a material adverse effect on Company or any of its Subsidiaries (ii) Company and its Subsidiaries have timely filed all material reports and returns required by Legal Requirements or any regulatory authority and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions, and (iii) Company and the Subsidiaries of Company have been duly granted and continue to hold, and at the Closing will hold, all material licenses, permits, qualifications, consents, approvals, franchises and other authorizations under any Legal Requirement or trade practice necessary for the conduct of the Company Business as currently conducted (collectively, the "Permits"). All of the Permits are now and after giving effect to the Closing will be in full force and effect, except such as will not have a Material Adverse Effect. Section 3.12 of the Company Disclosure Letter sets forth all Permits and applications therefor that are material to the Company Business. Neither the Company or any Subsidiary of Company has received any notice that any Governmental Authority or other licensing authority or association will revoke, cancel, rescind, materially modify or refuse to renew in the ordinary course any of the material Permits.

         Section 3.13. Tax Matters.

                 (a) Except as set forth in Schedule 3.13(a) of the Company Disclosure Letter, the following is correct with respect to the Company and its Subsidiaries (i) all Tax Returns required to be filed on or before the Closing Date by, or with respect to the Company or any of its Subsidiaries have been or will be timely filed (taking into account permitted extensions) with the appropriate taxing authorities; (ii) the Company and its Subsidiaries have timely paid, withheld, or made provision in the Company Annual Financial Statements and the Company Interim Financial Statements for all Taxes of the Company and its Subsidiaries, whether or not shown on any Tax Return; (iii) no Liens for Taxes upon the assets of the Company or any of its Subsidiaries exist;
(iv) neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return; and
(v) no written claim has ever been made by an authority in a jurisdiction where the Company or its Subsidiaries does not file Tax Returns that any of them is or may be required to file a Tax Return or otherwise subject to taxation by that jurisdiction.

                 (b) Except as set forth in Section 3.13(b) of the Company Disclosure Letter, none of the Subsidiaries of the Company has since October 4, 1997 been a member of an affiliated group filing a consolidated federal Income Tax Return.

                 (c) Except as provided in the Company Annual Financial Statements and Company Interim Financial Statements, each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, producer, independent contractor, creditor, member, stockholder, foreign Person, or other third party.

                 (d) There is no material dispute or claim concerning any material Tax Liability of any of the Company and its Subsidiaries. Section 3.13. of the Company Disclosure Letter lists all Income and Partnership Tax Returns filed with respect to the Company or any of its Subsidiaries (with respect to each Subsidiary only since its acquisition or creation by the Company) for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Buyer correct and complete copies of all portions of federal Income and Partnership Tax Returns and examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since December 31, 1997. Any representation with respect to Subsidiaries under this Section 3.13(d) shall relate to a Subsidiary only for periods following its acquisition or creation by the Company.

                 (e) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                 (f) Except as provided in Section 3.13(f) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has (i) made any payments, (ii) is obligated to make any payments, or (iii) is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

                 (g) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect between the Company or any of its Subsidiaries, or any predecessor or affiliate thereof, and any other party under which the Company or any of its Subsidiaries could be liable for any Taxes or other claims of any Person.

                 (h) Except as set forth in Section 3.13(h) of the Company Disclosure Letter neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

                 (i) No indebtedness of the Company or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

         Section 3.14.  Employee Relations and Employee Benefit Plans.

         3.14.1. Employee Relations. Except as set forth in Section 3.14 of the Company Disclosure Letter:

                 (a) Company and each of its Subsidiaries are in material compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours of employment, except where failure would have a Material Adverse Effect;

                 (b) no legal claim in respect of application for employment, employment or termination of employment of any Person has been asserted or, to the knowledge of Company threatened, against Company or any of its Subsidiaries;

                 (c) Company and each of its Subsidiaries have not, and are not, engaged in any unfair labor practice;

                 (d) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board;

                 (e) no labor strike, dispute, slowdown or stoppage is actually pending or, to the knowledge of Company threatened against or involving Company or any of its Subsidiaries;

                 (f) neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by any of them;

                 (g) none of the employees of Company or any of its Subsidiaries is represented by a labor union;

                 (h) no petition has been filed or proceedings instituted by any employee or group of employees of Company or any of its Subsidiaries with any labor relations board seeking recognition of a bargaining representative;

                 (i) to the knowledge of the Company, there is no organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of Company or any of its Subsidiaries;

                 (j) there are no other controversies or disputes pending between Company or any of its Subsidiaries on the one hand, and any of their respective employees on the other hand, except for such other controversies and disputes with individual employees arising in the Ordinary Course of Business that have not had and may not reasonably be expected to have a Material Adverse Effect; and

                 (k) Company and the Subsidiaries of Company have taken any and all actions necessary to comply with the Worker Adjustment and Retraining Notification Act (WARN), with respect to any event or occurrence since the effective date of such Act.

         3.14.2.  Employee Benefit Plans and Programs.

                 (a) List  of  Plans.   Section  3.14.2  (a)  of  the  Company
Disclosure Letter sets forth an accurate and complete list, by name and benefit type, of all plans and benefit arrangements in which employees of Company or any Subsidiary of Company participate (the "Company Plans" and "Company Benefit Arrangements"), which list further specifies which of said plans and arrangements are sponsored by any Person other than Company or a Subsidiary of Company.

                 (b) Status of Plans. Except as set forth in Section 3.14.2 (b) of the Company Disclosure Letter:

                     (i) each Company Plan and Company Benefit Arrangement has, at all times, been maintained and operated in compliance, in all material respects, with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code;

                     (ii) no complete or partial termination of any Company Plan or Company Benefit Arrangement has occurred or is expected to occur as a result of this Agreement and the consummation of the transactions contemplated hereby;

                     (iii) neither Company nor any of its Subsidiaries has any current commitment or understanding to create, modify or terminate any Company Plan or Company Benefit Arrangement;

                     (iv) except as required by applicable law, and subject to this Agreement, no condition or circumstance exists that would prevent the subsequent unrestricted amendment or termination of any Company Plan or Company Benefit Arrangement; and

                     (v) apart from the transactions contemplated by this Agreement, no event has occurred and no condition or circumstance has existed that will, or could, result in a material increase in the benefits under, or the expense of maintaining, any Company Plan or Company Benefit Arrangement from the level of benefits or expense incurred for the most recently concluded fiscal year thereof.

                 (c) Liabilities. Except as set forth in Section 3.14.2(c) of the Company Disclosure Letter:

                     (i) neither Company nor any of its Subsidiaries maintains a Company Plan subject to Section 412 or 418B of the Code, or Section 302 of ERISA or which otherwise is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA);

                     (ii) neither Company nor any of its Subsidiaries maintains any Company Plan or Company Benefit Arrangement which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated, in all material respects, in compliance with the applicable requirements of Sections 601, 701 and 702 of ERISA and Sections 4980B(f), 9801 and 9802 of the Code; and, neither Company nor any of its Subsidiaries is subject to any liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation;

                     (iii) neither Company nor any of its Subsidiaries maintains any Company Plan or Company Benefit Arrangement (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits or having unfunded liabilities;

                     (iv) neither Company nor any of its Subsidiaries maintains any Company Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which any excise tax could be imposed;

                     (v) no person is entitled to, with respect to employment with Company or any of its Subsidiaries, any benefit to be paid after termination of employment (other than pursuant to a Company Plan that is tax-qualified under Section 401(a) of the Code);

                     (vi) neither Company nor any of its Subsidiaries has incurred any liability for any Tax arising under Section 4971, 4975, 4977, 4978, 4978B, 4979, 4980, 4980B or 4980D of the Code; and, no event has occurred and no condition or circumstance has existed that could give rise to any such liability;
                     (vii) no Actions are pending, or, to the knowledge of the Company, threatened, anticipated or expected to be asserted against any Company Plan or Company Benefit Arrangement or the assets of any such Company Plan or Company Benefit Arrangement (other than routine claims for benefits and appeals of denied routine claims);

                     (viii) no civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, or, to the knowledge of the Company, threatened, anticipated or expected to be asserted against Company or any of its Subsidiaries or any fiduciary of any Company Plan or Company Benefit Arrangement, with respect to any Company Plan or Company Benefit Arrangement; and

                     (ix) on or after January 1, 1998, no Company Plan or Company Benefit Arrangement or, with respect to any Company Plan or Company Benefit Arrangement, any fiduciary thereof, is or has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency; or, has entered into a settlement with such agency.

                 (d) Contributions. Except as set forth in Section 3.14.2(d) of the Company Disclosure Letter:

                     (i) full payment has been made, or by the Closing Date will have been made, of all material amounts which Company or any of its Subsidiaries is required, under applicable law, under any Company Plan or Company Benefit Arrangement or under any agreement relating to any Company Plan or Company Benefit Arrangement to which Company or any of its Subsidiaries is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Company Plan or Company Benefit Arrangement ended prior to Closing;

                     (ii) all contributions by Company or any of its Subsidiaries to a Company Plan or a Company Benefit Arrangement have been deducted, or can be deducted, in the taxable year for which such contributions are made; and, no such contribution deduction has been challenged or disallowed;

                     (iii) Company has made adequate provision for reserves to make Company Plan or Company Benefit Arrangement contributions that have accrued or will have accrued through Closing, but that have not been made because they are not yet due under the terms of any Company Plan or Company Benefit Arrangement or related agreements; and

                     (iv) benefits under all Company Plans or Company Benefit Arrangements are materially as represented in this Agreement and have not been increased subsequent to the date as of which plan documents were provided or made available to Buyer.

                 (e) Tax Qualification. Except as set forth in Section 3.14.2(e) of the Company Disclosure Letter:

                     (i)      each Company Plan  intended to be qualified  under
Section 401(a) of the Code has been determined to be so qualified, as to design, by the Internal Revenue Service. Each Company Plan intended to be tax-qualified is qualified under Section 401(a) of the Code (and with respect to the Company's 401(k) plan, Section 401(k) of the Code);

                     (ii) each trust established in connection with any Company Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code continues to be exempt; and

                     (iii) since the date of each most recent determination referred to in this paragraph (e), to the knowledge of the Company, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any Company Plan or the exempt status of any such related trust.

                 (f) Transactions. Except as set forth in Section 3.14.2(f) of the Company Disclosure Letter, neither Company nor any of its Subsidiaries nor, to the knowledge of Company, any of their respective directors, officers, members, employees or other Persons who participate in the operation of any Company Plan or Company Benefit Arrangement or related trust or funding vehicle, has engaged in any transaction with respect to any Company Plan or Company Benefit Arrangement or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA with respect to any Company Plan or Company Benefit Arrangement that would subject any of them to a tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Company Plan or Company Benefit Arrangement, by any party with standing to make such claim for which Company or its Subsidiaries would have a liability.

                 (g) Triggering Events. Except as set forth in Section 3.14.2(g) of the Company Disclosure Letter:

                     (i) the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Company Plan or Company Benefit Arrangement, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of Company or any of its Subsidiaries; and

                     (ii) no Company Plan or Company Benefit Arrangement provides for the payment of severance benefits upon the termination of employment of an employee of Company or any of its Subsidiaries.

                 (h) Documents. The Company has delivered or made available to be delivered to Buyer or its counsel true and complete copies of all material documents in connection with each Company Plan and Company Benefit Arrangement as requested by Buyer.

         3.14.3. Employees. Section 3.14.3 of the Company Disclosure Letter contains a correct and complete list of the following information for each employee, agent or director of the Company and its Subsidiaries, including each employee on leave of absence or layoff status: employer; name; current compensation (including, without limitation, salary, commission and bonus) paid or payable and any change in compensation since December 31, 2001 other than in the ordinary course; date of hire; and service credited for purposes of vesting and eligibility to participate under the Company Plans and Company Benefit Arrangements. To the Company's knowledge, no employee of the Company or its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee and any other Person, that in any way adversely affects or will affect (i) the performance of his duties as an employee of the Company or any Subsidiary of the Company, or (ii) the ability of the Company to conduct Business, both in such a way that would cause a Material Adverse Effect on the Company Business. Section 3.14.3 of the Sellers' Disclosure Letter also contains a complete and accurate list of the following information for each retired employee of the Company and its Subsidiaries, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage and other benefits.

         Section 3.15.  Environmental Matters.

                 (a) Company and each of its Subsidiaries is in compliance in all material respects with all Environmental Laws including, without limitation, Legal Requirements relating to the handling, storage, use, transportation or disposal of any Hazardous Substance. Neither Company nor the Subsidiaries of Company has received written notice of any Action pending against it or such Subsidiaries nor, to the knowledge of the Company is there any Action threatened, in each case in respect of (i) noncompliance by Company or any Subsidiary of Company with any Environmental Laws, or (ii) the presence or release into the environment of any Hazardous Substance either generated by Company, or any Subsidiary of Company or located at or emanating from a site currently leased or otherwise used by Company or any Subsidiary of Company.

                 (b) No Hazardous Substances have been released as a result of activities of Company or any Subsidiary of Company, except as in compliance with Environmental Laws, within any site currently leased or otherwise used by Company or any Subsidiary of Company, nor have any Hazardous Substances been transported by the Company or any Subsidiary of Company from any site currently leased or otherwise used by Company or any Subsidiary of Company to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

         Section 3.16. Litigation. Except as set forth in Section 3.16 of the Company Disclosure Letter, and without regard to environmental matters which are covered in Section 3.15 of this Agreement, there is no Action against Company or any Subsidiary of Company, pending or, to the knowledge of Company, threatened, which Company or any of its Subsidiaries are or would reasonably be expected to be parties. There is no Action pending or, to the knowledge of Company, threatened, that seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. No Governmental Order specifically directed at Company or any of its Subsidiaries has been issued which has had or could reasonably be expected to have a Material Adverse Effect.

         Section 3.17. Clients. Section 3.17 of the Company Disclosure Letter sets forth the client accounts of the Company producing commissions or other revenues for the Company in excess of $100,000 during the fiscal year ended
December 31, 2001, showing the name of each such client and the total commissions or other revenues received from each such client 2001. Since January 1, 2001, no client of the Company representing 3% or more of the Company's business has canceled, materially modified, or otherwise terminated its relationship with the Company or its Subsidiaries, or decreased materially the amount of business it places with the Company, nor does any client have, to the knowledge of the Company, any plan or intention to do any of the foregoing.

         Section 3.18. Agency Appointments. The Company or its Subsidiaries, as the case may be, has an appointment to act as an agent for each insurance company from which it needs such an appointment to conduct its business, except where the failure to have such appointment would not have a material adverse effect on the Company or its Subsidiaries, each such appointment is valid and binding in accordance with its terms on the parties thereto, and there has been no indication that any such appointment will be, nor do any grounds exist, to the best knowledge of the Company, which may result in any such appointment being, revoked, rescinded or terminated. Neither the Company nor any of its Subsidiaries is a party to any written agreement which prevents it from doing business with any insurance company, agent, or broker. Neither the Company nor any of its Subsidiaries has bound, or committed to bind, any insurance coverage for any liability, risk, cost, or expense, or in any amount of liability, risk, cost or expense, or upon any terms or conditions, which exceeds its binding authority in any respect. Neither the Company nor any of its Subsidiaries is in default under any material obligations to any insurance company, agent or broker through which it places insurance, nor does any insurance company, agent or broker claim that any such default exists.

         Section 3.19. Insurance   Companies.   Section  3.19  of  the  Company
Disclosure Letter sets forth a true and complete list of (a) each insurance company, agent and broker through which the Company placed total gross premiums in excess of $20,000,000 insurance during the fiscal years ended December 31, 2001 and 2000 setting forth the name of each such individual or entity and the total gross premiums written by each such individual or entity during the applicable period; and (b) each insurance company that paid contingent commissions to the Company in either of such periods, setting forth the names of each such insurance company and the amount of the contingent commissions paid to the Company. To the Company's knowledge, no insurance companies, agents, or brokers will cancel or modify in any material respect the agency appointment or agreement of the Company with such insurance company, agent or broker or cease doing business with the Company or change the nature, scope or terms under which each has been doing business with the Company because of the execution of this Agreement or the consummation of the transactions contemplated hereby.

         Section 3.20. Insurance Accounts and Commissions. The insurance accounts of the Company and its Subsidiaries represent genuine insurance placed through the Company and its Subsidiaries for the commissions and fees set forth on the Company's books and records. There are no material agreements, commitments or understandings with any client or any other Person whereby any of the insurance commissions and fees received by the Company and its Subsidiaries are being returned directly or indirectly to any client or any other Person.

         Section 3.21. Brokers. Except for Banc of America Securities and Hales & Co., LLC, no broker, finder, investment bank or banker or similar agent is entitled to any brokerage, finder's or other fee, Compensation or reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of the Selling Members, Company, any Subsidiary of Company or any of their respective Affiliates.


                                   ARTICLE IV
                                   ----------

                Representations and Warranties Relating to HIRAC

         Except as disclosed, or as qualified by information set forth in the HIRAC disclosure letter dated of even date herewith and delivered to Buyer concurrently herewith (the "HIRAC Disclosure Letter"), Company represents and warrants to Buyer and to Buyer's successors and assigns as follows:

         Section 4.1. Corporate Matters.

         4.1.1. Organization and Standing; Power and Authority. HIRAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

HIRAC is duly qualified or licensed to do business as a foreign corporation and is in good standing as such (to the extent such jurisdiction recognizes such concept), in each jurisdiction where the nature of its activities requires such qualification or license.

         4.1.2. Authorization and Enforceability. Upon execution by the Selling Shareholders, this Agreement will have been duly authorized, executed and delivered by the Selling Shareholders and will be Enforceable against the Selling Shareholders. Each of the Closing Agreements to which any Selling Shareholder is a party as reflected on the signature page thereof has been duly authorized, and, on or before the Closing Date, will be duly executed and delivered by such Selling Shareholder and will be Enforceable against such Selling Shareholder, as the case may be.

         4.1.3. Non-Contravention. No approval, consent, waiver, authorization or other order of, and no filing, notice, registration, qualification or recording with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of HIRAC, or any Selling Shareholders or any of their Subsidiaries or Affiliates, in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for the items listed in Section 4.1.3 of the HIRAC Disclosure Letter, each of which shall have been obtained or made and shall be in full force and effect at the Closing. Except as set forth in Section 4.1.3 of the HIRAC Disclosure Letter, neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the execution, delivery and performance of the Closing Agreements) does or will constitute, result in or give rise to
(i) a breach or violation or default under any material Legal Requirement applicable to HIRAC (assuming the accuracy of the representations and warranties of Buyer), (ii) a breach of or a default under any Charter or Bylaws provision of HIRAC or the Selling Shareholders, (iii) the acceleration of the time for performance of any obligation under any material Contractual Obligation of HIRAC, (iv) the imposition of any Lien upon or the forfeiture of any assets of HIRAC, or (v) a breach of or a default under any material Enforceable Contractual Obligation of HIRAC.

         4.1.4. Capitalization. HIRAC is authorized to issue 500,000 shares of nonvoting common stock and 10 shares of voting common stock. Section 4.1.5 of the HIRAC Disclosure Letter lists each of the holders of any share of issued and outstanding capital stock of HIRAC, the number of shares held and the class of shares held. The only issued and outstanding shares of capital stock or Equity Securities of HIRAC are the HIRAC Shares, all of which are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in HIRAC's Charter or Bylaws or Section 4.1.5 of the HIRAC Disclosure Letter, there is no Enforceable Contractual Obligation that obligates HIRAC to issue, purchase or redeem, or make any payment in respect of, any Equity Security. None of HIRAC's capital stock has been issued in violation of any federal or state law.

         4.1.5.  Title to HIRAC Shares.

                 (a) Each Selling Shareholder is the record holder of, and has good and marketable title to, the class and number of shares of HIRAC set forth beside such Selling

Shareholder's name in Section 4.1.4 of the HIRAC Disclosure Letter, free and clear of any Liens (including, without limitation, restrictions on transfer or voting except those arising pursuant to Legal Requirements or Charter documents.). Selling Shareholders, collectively, own all of the HIRAC Shares.

                 (b) Except for this Agreement, to the Company's knowledge, there is no Contractual Obligation pursuant to which Selling Shareholders have, directly or indirectly, granted any Equity Security in HIRAC to any Person. Upon delivery of certificates representing the HIRAC Shares, and delivery of the consideration therefor as herein contemplated, Buyer will receive good and marketable title to all of the HIRAC Shares, free and clear of any Liens (including, without limitation, restrictions on transfer or voting) and subject to no rescission rights or similar rights of any kind except those arising pursuant to Legal Requirements or Charter documents.

                 (c) Effective upon the consummation of the transactions contemplated by this Agreement, all of the Equity Securities of HIRAC will have been validly transferred to Buyer, free and clear of any Liens, and subject to no rescission rights or similar rights of any kind as a result of any actions on the part of HIRAC, Selling Shareholders and their Affiliates, and assuming the issuance of Buyer's Common Stock is in compliance with all applicable Legal Requirements.

         4.1.6. Subsidiaries. HIRAC has no Subsidiaries, and has no equity investment in any Person, other than the Company.

         4.1.7. Charter and Bylaws. Company has heretofore delivered to Buyer true and complete copies of the Charter and Bylaws of HIRAC, in each case in the form currently in effect.

         4.1.8. Corporate Records. The minute books, stock or record books and other corporate records of HIRAC, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of HIRAC contain a complete and accurate record in all material respects of all meetings and other corporate actions of the shareholders of HIRAC.

         Section 4.2. Financial Statements.

         4.2.1. Financial Information. Attached to Section 4.2.1 of the HIRAC Disclosure Letter are true and complete copies of each HIRAC unaudited balance sheet (the "HIRAC Balance Sheet") of HIRAC and any Subsidiaries as of March 31, 2002 and the related unaudited statements of operations, changes in shareholders' equity (deficit) and cash flows for the three months ended March 31, 2002 (collectively, the "HIRAC Financial Statements"). Since March 31, 2002, no Material Adverse Effect has occurred with respect to HIRAC.

         4.2.2.  Character  of  Financial  Information.  Except  as set forth in
Section 4.2.2 of the HIRAC Disclosure Letter, the HIRAC Financial Statements, are true and correct in all material respects as of their respective dates and were prepared in accordance with Company's GAAP consistently applied throughout the periods specified therein and present fairly, in all material respects, the financial position and results of operations of HIRAC at the respective dates and for the periods specified therein, subject to an absence of footnotes and normal year end adjustments.

         Section 4.3. Liabilities. HIRAC has no Liabilities, other than as set forth on the HIRAC Balance Sheet or disclosed in Section 4.3 of the HIRAC Disclosure Letter.

         Section 4.4. Assets. HIRAC owns all of the assets listed on the HIRAC Balance Sheet free and clear of any Liens.

         Section 4.5. Accounts. Except as set forth in Section 4.5 of the HIRAC Disclosure Letter, each bank account or similar account for the deposit of cash or securities maintained by or on behalf of, or utilized by, HIRAC is (i) wholly owned by HIRAC and (ii) reconciled to its bank statements on a regular and timely basis.

         Section 4.6. Certain Contractual Obligations. Set forth in Section 4.6 of the HIRAC Disclosure Letter is a true and complete list of all of the Enforceable Contractual Obligations of HIRAC.

         Company has heretofore delivered to Buyer a true and complete copy (or, in the case of oral contracts or arrangements, a full and accurate written summary) of each of the Contractual Obligations listed in Section 4.6 of the HIRAC Disclosure Letter, each as in effect on the date hereof, including, without limitation, all amendments (such Contractual Obligations required to be listed in Section 4.6 of the HIRAC Disclosure Letter being referred to herein collectively as the "HIRAC Contracts"). Each HIRAC Contract is Enforceable by HIRAC which is party thereto, against each Person (other than HIRAC) party thereto. No material breach or default by HIRAC under any of the HIRAC Contracts has occurred and is continuing, and no event has occurred or circumstance exists which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by any other Person under any of the HIRAC Contracts or would result in a loss of rights or creation of any Lien thereunder or pursuant thereto except as would arise from execution, delivery and performance of this Agreement and the Closing Agreements. To the knowledge of the Company, no material breach or default by any other Person under any of the HIRAC Contracts has occurred and is continuing, and no event has occurred or circumstance exists that with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by HIRAC under any of the HIRAC Contracts or would result in a loss of rights or creation of any Lien thereunder or pursuant thereto except as would arise from the execution, delivery and performance of this Agreement and the Closing Agreements.

         Section 4.7. Transactions with Affiliates. Except for the matters specified in the Section 4.7 of the HIRAC Disclosure Letter, none of the Selling Shareholders or any of their Affiliates is an employee, consultant, distributor, supplier or vendor of, or is party to any Contractual Obligation with HIRAC, and after the Closing HIRAC will not have any liability or obligation to or for the benefit of the Selling Shareholders or any of their Affiliates other than arising out of their status as officers or directors of HIRAC.

         Section 4.8. Compliance with Laws. Except as set forth in Section 4.8 of the HIRAC Disclosure Letter, (i) HIRAC is in compliance with all Legal Requirements except where the failure to comply would not have a material adverse effect on HIRAC, (ii) HIRAC has timely filed all material reports and returns required by Legal Requirements or any regulatory authority and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions, and (iii) HIRAC has been duly granted and continues to hold, and at the Closing will hold, all licenses, permits, qualifications, consents, approvals, franchises and other authorizations under any Legal Requirement material for the conduct of its business as currently conducted (collectively, the "HIRAC Permits"). All of the HIRAC Permits are now and after giving effect to the Closing will be in full force and effect. Section 4.8 of the HIRAC Disclosure Letter sets forth all Permits and applications held by HIRAC. Neither the Sellers, the Company or HIRAC has received any notice that any Governmental Authority or other licensing authority or association will revoke, cancel, rescind, materially modify or refuse to renew in the ordinary course any of the HIRAC Permits.

         Section 4.9. Tax Matters.

                 (a) Except as set forth in Section 4.9 of the HIRAC Disclosure Letter, the following is true and correct with respect to HIRAC: (i) all Tax Returns required to be filed on or before the Closing Date by, or with respect to HIRAC have been or will be timely filed (taking into account permitted extensions) with the appropriate taxing authorities; (ii) HIRAC has timely paid, withheld, or made provision in the HIRAC Financial Statements for all material Taxes, whether or not shown on any Tax Return; (iii) no Liens for Taxes upon the assets of HIRAC exist; (iv) HIRAC is not currently the beneficiary of any extension of time within which to file any Tax Return; and (v) no written claim has ever been made by an authority in a jurisdiction where any of HIRAC does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                 (b) Except as provided in the HIRAC Financial Statements, HIRAC has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, producer, independent contractor, creditor, stockholder, foreign Person, or other third party.

                 (c) There is no dispute or claim concerning any material Tax Liability of HIRAC. Section 4.9 of the HIRAC Disclosure Letter lists all Income Tax Returns filed with respect to HIRAC for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. HIRAC has delivered to Buyer correct and complete copies of all portions of federal Income Tax Returns and examination reports and statements of deficiencies assessed against or agreed to by HIRAC since December 31, 1997.

                 (d) HIRAC has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                 (e) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect between HIRAC and any other party under which HIRAC could be liable for any Taxes or other claims of any Person.

                  (f) HIRAC has not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

                  (g) HIRAC has not incurred any liability for any Tax arising under Sections 4971, 4975, 4977, 4978, 4978B, 4979, 4980, 4980B, or 4980D of the
Code, and no event has occurred and no circumstance exists that would give rise to any such liability.

         Section 4.10. Litigation. There is no Action against HIRAC, pending or, to the knowledge of Company, threatened, which HIRAC is or would reasonably be expected to be a party. There is no Action pending or, to the knowledge of Company, threatened, that seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby.

         Section 4.11. Brokers. Except for Banc of America Securities and Hales & Co., LLC, no broker, finder, investment bank or banker or similar agent is entitled to any brokerage, finder's or other fee, Compensation or reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of HIRAC or the Selling Shareholders or any of their respective Affiliates.


                                    ARTICLE V

                     Representations and Warranties of Buyer

         Except as disclosed, or as qualified by information set forth in the Buyer's disclosure letter dated of even date herewith and delivered to the Company and the Sellers' Representative concurrently herewith (the "Buyer Disclosure Letter"), Buyer represents and warrants to Sellers as follows:

         Section 5.1. Corporate Matters.

         5.1.1. Incorporation and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite corporate power and authority, to enter into this Agreement and each of the Closing Agreements to which it is intended to be a party as reflected on the signature page thereof, to carry out and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         5.1.2. Organization, Power and Standing. Each of the Subsidiaries of Buyer is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the jurisdiction of its incorporation or organization (to the extent recognized in such jurisdiction of incorporation or organization). Each of Buyer and its Subsidiaries has all requisite corporate power and authority, to carry on its business as currently conducted, and to consummate the transactions contemplated hereby. Each of Buyer and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or otherwise, and is in good standing as such (to the extent such concept is recognized in such jurisdiction), in each jurisdiction where the nature of Buyer's or such Subsidiaries' activities or their ownership or leasing of property requires such qualification or license, except to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect on Buyer.

         5.1.3. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by Buyer, and is Enforceable against Buyer. Each of the Closing Agreements to which Buyer or its applicable Subsidiary is a party as reflected on the signature page thereof has been duly authorized, and, on or before the Closing Date, will be duly executed and delivered by Buyer or its applicable Subsidiary and will be Enforceable against Buyer or such Subsidiary, as the case may be.

         5.1.4. Non-Contravention. No approval, consent, waiver, authorization or other order of, and no filing, notice, registration, qualification or recording with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Buyer or its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for (i) satisfaction of the requirements of the HSR Act and (ii) the items listed in Section 5.1.4 of the Buyer Disclosure Letter, each of which shall have been obtained or made and shall be in full force and effect at the Closing. Except as set forth in Section
5.1.4 of the Buyer Disclosure Letter, neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the execution, delivery and performance of the Closing Agreements) does or will constitute, result in or give rise to (i) a breach or violation or default under any material Legal Requirement applicable to Buyer or any of Buyer's Subsidiaries (assuming the accuracy of the representations and warranties of Company Articles III and IV hereof, respectively), (ii) a breach of or a default under any Charter or Bylaws provision of Buyer or any of Buyer's Subsidiaries, (iii) the acceleration of the time for performance of any material obligation under any Enforceable Contractual Obligation of Buyer or any of Buyer's Subsidiaries, (iv) the imposition of any material Lien upon or the forfeiture of any asset of Buyer or any assets of any of Buyer's Subsidiaries, or (v) a breach of or a default under any material Enforceable Contractual Obligation of Buyer or any of Buyer's Subsidiaries.

         5.1.5.  Charter and Bylaws.  Buyer has  heretofore  delivered   to  the
Company and Sellers' Representative true and complete copies of the Charter and Bylaws of Buyer, in the form currently in effect.

         5.1.6. Capitalization; Ownership of Buyer Common Stock. The authorized capitalization of Buyer as of May 1, 2002, was 50,000,000 shares of Buyer Common Stock, of which 28,552,883 shares were issued and outstanding, and 32,257,728 were issued and outstanding on a fully-diluted basis as of March 31, 2002. All of the outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid and nonassessable. When issued pursuant to Article II, the shares of Buyer Common Stock issued to the Sellers will be duly authorized, validly issued, fully paid and nonassessable.

         5.1.7.  Shelf   Registration   Statement;   Private   Placement.   The
Registration Statement and the information incorporated by reference therein did not on the date it was declared effective by the U.S. Securities and Exchange Commission and will not on the date it was first delivered to the Sellers contain any untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not false or misleading. The Registration Statement and the information incorporated by reference therein will not as of the Closing Date contain any untrue statement of material fact or omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements therein not false or misleading. Buyer represents and warrants that the issuance of all Shares of Buyer Common Stock to be issued pursuant to Article II will have been registered at or prior to the Closing under the Securities Act pursuant to an effective Registration Statement.

         Section 5.2. Financial Statements.

         5.2.1. Financial Information. Attached to Section 5.2 of the Buyer Disclosure Letter are true and complete copies of each of the following:

                 (a) The audited consolidated balance sheet of Buyer as of December 31, 2001 and the related audited consolidated statements of income, stockholders' equity and cash flows of Buyer for such fiscal year ended December 31, 2001 (the "Buyer Financial Statements"); and

                 (b) The unaudited consolidated balance sheet ("Buyer Interim Balance Sheet") of Buyer and its Subsidiaries as of the Interim Balance Sheet Date and related unaudited consolidated statements of income, stockholders' equity and cash flows for the three months ended March 31, 2002 (the "Buyer Interim Financials").

         5.2.2. Character of Financial Information. The Buyer Financial Statements and the Buyer Interim Financials, including in each case the notes thereto, are true and correct in all material respects and were prepared in accordance with Buyer's GAAP consistently applied throughout the periods specified therein (except where otherwise noted therein) and present fairly, in all material respects, the consolidated financial position and results of operations of the Buyer and its Subsidiaries at the respective dates and for the periods specified therein, subject, in the case of the Buyer Interim Financials, to an absence of footnotes and subject to normal year-end audit adjustments which will not be material in the aggregate.

         Section 5.3. Change in Condition.

         Since March 31, 2002:

                 (a) The business of the Buyer has been conducted only in the Ordinary Course of Business (except as may be otherwise required by the terms of this Agreement);

                 (b) No Material Adverse Effect has occurred with respect to Buyer and its Subsidiaries.

         Section 5.4. Compliance with Laws. Except as set forth in Section 5.4 of the Buyer Disclosure Letter, (i) Buyer and its Subsidiaries are in compliance with all Legal Requirements except where the failure to comply would not have a material adverse effect on Buyer or any of its Subsidiaries, (ii) Buyer and its Subsidiaries have timely filed all reports and returns required by Legal Requirements or any regulatory authority and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions, and (iii) Buyer and the Subsidiaries of Buyer have been duly granted and continue to hold, and at the Closing will hold, all licenses, permits, qualifications, consents, approvals, franchises and other authorizations under any material Legal Requirement or trade practice necessary for the conduct of the their respective businesses as currently conducted (collectively, the "Buyer Permits"), except such as have not had and will not have individually or in the aggregate a Material Adverse Effect. All of the Buyer Permits are now and after giving effect to the Closing will be in full force and effect, except such as will not have a Material Adverse Effect. Neither Buyer nor any Subsidiary of Buyer has received any notice that any Governmental Authority or other licensing authority or association will revoke, cancel, rescind, materially modify or refuse to renew in the ordinary course any material Buyer Permits.

         Section 5.5. Litigation. Except as set forth in Section 5.5 of the Buyer Disclosure Letter, there is no Action against Buyer or any Subsidiary of Buyer, pending or, to the knowledge of Buyer, threatened, which Buyer or any of its Subsidiaries are or would reasonably be expected to be parties. There is no Action pending or, to the knowledge of Buyer, threatened, that seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. No Governmental Order specifically directed at Buyer or any of its Subsidiaries has been issued which has had or could reasonably be expected to have a Material Adverse Effect.

         Section 5.6. Financing. Buyer has received and delivered to the Company a commitment letter with respect to fully underwritten debt financing from Wachovia Bank, National Association ("Lead Lender") dated as of May 3, 2002 (the "Commitment Letter"), which is in an amount sufficient to enable Buyer to pay the cash consideration payable by Buyer at the Closing. The terms of such letter have not been altered or amended by Buyer or Lead Lender, and such letter remains in full force and effect (unless superseded by definitive credit documentation that would not have a material adverse effect upon Buyer's ability to perform its obligations under this Agreement). As of the Execution Date, Buyer has no knowledge that the conditions of the funding contemplated by the Commitment Letter will not be satisfied, and Buyer believes in good faith that the conditions to funding will be satisfied.

         Section 5.7. Buyer SEC Documents. Buyer has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission since January 1, 2001 (collectively together with any voluntary filings, the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied as to form, in all material respects, with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder applicable to the Buyer SEC

Documents, and none of the Buyer SEC Documents, as of their respective filing dates, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.8. Brokers. Except for Davenport & Company, LLC and Wachovia Securities, no broker, finder, investment bank or similar agent is entitled to any brokerage, finder's or other fee, Compensation or reimbursement of expenses in connection with the transactions contemplated by this Agreement. Buyer shall be solely responsible for the payment of all fees and expenses of Davenport & Company, LLC and Wachovia Securities.


                                   ARTICLE VI

                        Certain Covenants of the Parties
                        --------------------------------

         Section 6.1. Access to Information of Buyer. Prior to the Closing, Buyer shall cause its management to be available to Sellers' Representative, the Company and their representatives and advisors at such times, and from time to time, as they may reasonably request in connection with the transactions contemplated hereby.

         Section 6.2. Access to Premises and Information of the Company and HIRAC. Prior to the Closing, the Company and HIRAC will permit Buyer and its prospective lenders, and their respective representatives and advisors, to have reasonable access to their premises and documents, books and records and to make copies during normal business hours of such financial and operating data and other information with respect to Company and its Subsidiaries, and HIRAC, as Buyer, such lenders, or any of their representatives and advisors shall reasonably request. In addition, the Company and HIRAC will cause the management of Company and its Subsidiaries and HIRAC to be available to Buyer and its prospective lenders at such times, and from time to time, as Buyer and its prospective lenders may reasonably request in connection with the transactions contemplated hereby and their review of the Company Business and of the business of HIRAC. The Company and HIRAC will deliver as soon as is practicable such additional information and copies of documents, books and records relating to Company and its Subsidiaries or the Company Business and HIRAC as may be reasonably requested by Buyer, such lenders, or any of their representatives and advisors

         Section 6.3. Confidentiality Letter. The provisions of that certain letter agreement between Buyer and Banc of America Securities, on behalf of the Company and HIRAC and their Affiliates dated February 12, 2002 (the "Confidentiality Agreement") are hereby confirmed and remain in effect and apply to all documents and materials disclosed hereunder or in the due diligence review of any party in connection with the transactions contemplated hereunder; provided, however, that the Confidentiality Agreement is hereby amended so that
(i) it shall terminate with respect to the obligations of Buyer and Sellers thereunder upon the consummation of the Closing, and (ii) it shall not prohibit any retention of records or disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby.

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

         Section 6.4. Operation of Business Prior to the Closing Date. On and prior to the Closing Date, except as otherwise required by this Agreement, the Company and HIRAC will conduct their business only in the Ordinary Course of Business.

         Section 6.5. Certain Notices. On and prior to the Closing Date, (i) Company will promptly upon becoming aware thereof give Buyer written notice of any material development affecting the Company Business, or the financial condition of Company or any of its Subsidiaries or HIRAC and any material breach of or inaccuracy in any representation or warranty of Company contained in this Agreement and (ii) Buyer will promptly upon becoming aware thereof give Sellers' Representative written notice of any material development affecting the financial condition of Buyer and any material breach of or inaccuracy in any representation or warranty of Buyer contained in this Agreement.

         Section 6.6. Preparation for Closing. Each party will use its best efforts to bring about the timely fulfillment of each of the conditions precedent to the obligations of the other parties hereto set forth in this Agreement. Without limiting the generality of the foregoing, promptly upon execution and delivery of this Agreement, each of the Company and Buyer will prepare and file, or cause to be prepared and filed, with the appropriate Governmental Authorities, a notification with respect to the transactions contemplated by this Agreement pursuant to the HSR Act. Each of the Company and Buyer will promptly provide all additional information requested, and take all other actions necessary or appropriate, to comply with notification requirements under the HSR Act and to cause the expiration of all waiting periods under the HSR Act. The Company and Buyer will each bear fifty percent (50%) of the filing fee associated with the required filings under the HSR Act.

         Section 6.7. Company Tax Matters.

         6.7.1.  Tax Indemnification.

                 (i) Sellers, severally but not jointly, shall be liable for and shall pay (and shall indemnify and hold Buyer harmless from and against) (x) all Taxes with respect to the Company and its Subsidiaries for any Pre-Closing Tax Period but only to the extent the amount payable exceeds the amount accrued therefor in the Company Closing Date Balance Sheet (a "Company Tax Loss"), and
(y) for any breaches of the representations and warranties found in Section 3.13(f), (h) and (i). The indemnity contained in this Section 6.7 shall be the sole and exclusive remedy for all breaches of Section 3.13 or any other Tax matters relating to the Company and its Subsidiaries, and shall not be subject to the Deductible Amount. For purposes of this Section 6.7, (A) the term "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date, and (B) the term "Post-Closing Tax Period" shall mean all taxable periods that begin on or after the day following the Closing Date and the portion beginning after the Closing Date of any taxable period that includes (but does not end on) the Closing Date. Buyer shall be liable (and shall indemnify and hold the Sellers harmless from and against) any Taxes with respect to the Company attributable to any
Post-Closing Tax Period. The parties agree that the Company and its Subsidiaries, other than those Subsidiaries classified as U.S. corporations for federal income tax purposes ("non-corporate Subsidiaries"), shall terminate for Income Tax purposes pursuant to Section 708(b)(1)(B) of the Code and the Treasury Regulations thereunder at the time of the Closing. For purposes of the foregoing, the Pre-Closing Tax Period shall include the taxable period which ends upon the termination of the Company and its non-corporate Subsidiaries and the Post-Closing Tax Period shall begin upon the termination of the Company and its non-corporate Subsidiaries.

                 (ii) For purposes of this Section 6.7.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any overpayment of Tax by the Company or any Subsidiary for the Pre-Closing Tax Period, as determined under this Section 6.7.1., shall be taken into account in the calculation of Tangible Net Worth of Company and its Subsidiaries. In this regard, with respect to the compensation expense related to the repurchase of any options issued by Hobbs/OFJ Acquisition Corp. ("OFJ"), options, OFJ will be entitled to claim such deductions prior to the Closing date and such deduction will be included in the calculation of Tangible Net Worth of the Company and its Subsidiaries pursuant to Section 2.5.1. No Subsidiaries shall make an election to forego a carry back of a loss under Section 172(b)(3) of the Code for any Pre-Closing Tax Period.

                 (iii) Except as reserved for in the Closing Date Balance Sheet, any payment pursuant to this Section 6.7.1 shall be made (x) if reflected on a Tax Return, contemporaneously with the filing of such Tax Return and (y) in all other cases, not later than thirty (30) days after receipt by Sellers' Representative of written notice from Buyer stating that any Company Tax Loss has been paid by Buyer or any of its Affiliates or, effective upon the Closing, the Company or any Subsidiary of the Company, and the amount thereof and of the indemnity payment requested; provided, however, no payment shall be made until the procedures set forth in Section 6.7.3 have been complied with.

                 (iv) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 6.7.1 is asserted in writing against Buyer, any of its Affiliates or, effective upon the Closing, the Company or any Subsidiary of the Company, Buyer shall promptly notify the Sellers' Representative of such claim or demand within sufficient time that would allow the Sellers' Representative to timely respond to such claim or demand, and shall give the Sellers' Representative such information with respect thereto as he may reasonably request. Sellers' Representative, on behalf of the Sellers, may discharge, at any time, Sellers' indemnification obligations under this Section
6.7.2 by paying to Buyer the amount of the applicable Company Tax Loss, calculated on the date of such payment. The Sellers' Representative may, at Sellers' expense, participate in and, upon notice to Buyer, assume and direct the defense of any such Action (including any Tax audit). If the Sellers' Representative assume such defense and if the relevant Action relates to a taxable period that includes (but does not end on) the Closing Date, Buyer shall have the right (but not the duty) to participate in the defense thereof to the extent it relates to Taxes for which Buyer is not entitled to indemnification hereunder and to employ counsel, at its own expense, separate from the counsel employed by the Sellers' Representative. Whether or not the Sellers' Representative chooses to defend or prosecute any Action, all of the parties hereto shall cooperate in the defense or prosecution thereof.

                 (v)      Notwithstanding the foregoing, claims  related to this
Section 6.7 hereof shall not have a time limitation with respect to such claims or any suit instituted with respect thereto, except for any applicable statute of limitations.

         6.7.2. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne equally by Sellers and Buyer. No such Taxes or fees shall be included in the calculation of EBITDA for any purposes hereunder.

         6.7.3.  Return Filings, Refunds and Credits.

                 (i) Sellers and Buyer agree that the Company and its noncorporate Subsidiaries will terminate for Income Tax purposes on the Closing Date pursuant to Section 708(b)(1)(B) of the Code and the Treasury Regulations thereunder. Sellers' Representative shall prepare or cause to be prepared and file or cause to be filed, all Tax Returns (including amended Tax Returns) of the Company and its Subsidiaries for all Tax periods ending on or before the Closing Date including the Company and Subsidiaries' final Tax Returns for the taxable period ending on or before the Closing Date (collectively, the "Company Final Tax Returns"), and shall be responsible for remitting all Taxes reflected on such Tax Returns, net of any reserves provided for in the Closing Date Balance Sheet. To the extent amounts are due on such Tax Returns and reserved for in the Closing Date Balance Sheet, the Buyer will advance to the Sellers' Account the amount owed. Sellers shall pay the cost of preparing all such Tax Returns. Copies of all such Tax Returns (for or including a Pre-Closing Tax Period) shall be furnished to the Buyer.

                 (ii) Buyer shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns with respect to the Company and its Subsidiaries for taxable periods including (but not ending on) the Closing Date (taking into account extensions) and shall be responsible for remitting all Taxes reflected on such Tax Returns. If requested by Sellers' Representative, Buyer shall furnish copies of all such Tax Returns for the reasonable review and reasonable approval of Sellers' Representative.

                 (iii) Sellers and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, agents, auditors, representatives, officers and employees reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records reasonably required in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Sellers agree to retain or cause to be retained all books and records pertinent to the Company and its Subsidiaries until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any taxing authority. Buyer and Sellers shall cooperate with each other in the conduct of any audit or other proceedings involving the Company or any Subsidiary of the Company for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection. Any Tax Return prepared by Sellers' Representative pursuant to Section 6.7.3.(i) shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted to the Buyer, if requested, in sufficient time to permit a reasonable review prior to the due date (including extensions) of such Tax Return. Buyer will not prepare any Tax Return, which includes a Pre-Closing Tax Period, in a manner inconsistent with the past practices of the Company and its Subsidiaries which would adversely affect the Sellers. Buyer or Sellers' Representative, as the case may be, shall have the right to review all work papers and procedures used to prepare any Tax Return. If Buyer or Sellers' Representative, within twenty (20) Business Days after delivery of any such Tax Return, notifies the other party in writing that it objects to any items in such Tax Return, the parties shall proceed in good faith to resolve the disputed items and, if they are unable to do so within ten (10) Business Days, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) with respect to (i) items for which Sellers or Buyer is solely liable, by reference to such party's treatment and (ii) all other items, by the Alternative Accountants. Upon resolution of all disputed items, the relevant Tax Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The costs, fees and expense of such Alternative Accountants shall be borne equally by the Sellers and Buyer.

                 (iv) With respect to Tax refunds pertaining to the Company or its Subsidiaries for any tax period or portion thereof ending on or before the Closing Date: (a) if and to the extent such refund is less than or equal to the corresponding asset reflected on the Company Closing Date Balance Sheet, Buyer shall be entitled to retain the entire amount; and (b) if and to the extent such refund exceeds the asset so reflected, the Sellers shall be entitled to such excess amount.

                 (v) If and to the extent any Liability reflected on the Company Closing Date Balance Sheet for Taxes proves to have been overstated, Buyer shall pay to the Sellers' Account for the benefit of the Sellers cash in the aggregate amount of such overstatement.

         6.7.4 Allocation of Consideration. The Buyer and the Sellers shall cooperate as provided herein in determining the allocation of the consideration paid by Buyer for the Company Shares among the assets of the Company. Buyer shall initially determine such allocation and shall notify the Sellers' Representative in writing of the allocation so determined within sixty (60) days after the Closing Date. Sellers shall be deemed to have accepted such determination unless Sellers' Representative notifies Buyer in writing of the Sellers' Representative's proposed allocation within sixty (60) days after receipt of Buyer's proposed allocation. If the Sellers' Representative provides such notice to Buyer, the parties shall proceed in good faith to determine mutually the matters in dispute. If they are unable to do so within sixty (60) days, the matter shall be referred to an appraisal firm chosen by and mutually acceptable to both Buyer and Sellers' Representative (the "Appraiser"). The decision of the Appraiser shall be binding on both parties. The Appraiser's fees shall be shared equally by

Buyer and the Sellers. Neither Buyer nor the Sellers shall take any position for tax purposes that is inconsistent with the final allocation determined hereunder unless such position would be inconsistent with a final non-appealable (except to the United States Supreme Court) judgment which has been rendered in any judicial processing governing such position.

         6.7.5. Section 754 Election. On or at any time after the Closing Date, Buyer may, in its sole discretion and with no consent of the parties hereto required, make an election under Code Section 754 for the Company.

         6.7.6. Installment Sale Reporting. The Selling Members and the Buyer agree for Tax purposes to treat the sale and purchase of the Company Shares as an installment sale under Section 453 of the Code and amounts paid under Sections 2.3.5 and 2.4 as contingent payments subject to the application of
Section 483 of the Code.

         6.7.7. Certain Costs. The following expenses associated with the transactions contemplated by this Agreement shall be deducted or otherwise taken into account in the preparation of the Company Final Tax Returns: those expenses described in Sections 2.3.1, 2.3.2, 6.7.1.(ii) and the compensation expense related to the transfer by Brent Finnegan to Peter Marcia of a portion of the consideration received or receivable by Mr. Finnegan under this Agreement.
Further, for Income Tax purposes, to the extent appropriate as reasonably determined by the Sellers' Representative, the amounts described in Sections
2.3.1 and 2.3.2 shall be treated as paid by the Buyer to the Sellers and then contributed to the Company by the Sellers (or in the case of Selling Shareholders, to HIRAC, and then to the Company).

         Section 6.8. HIRAC Tax Matters.

         6.8.1.  Tax Indemnification.

                 (i) Selling Shareholders, severally but not jointly, shall be liable for and shall pay (and shall indemnify and hold Buyer harmless from and against) (x) all Taxes with respect to HIRAC for any Pre-Closing Tax Period but only to the extent the amount payable exceeds the amount accrued therefor in the HIRAC Closing Date Balance Sheet (a "HIRAC Tax Loss") and (y) for any breaches of the representations and warranties found in Section 4.9(f) and (g). The indemnity contained in this Section 6.8 shall be the sole and exclusive remedy for all breaches of Section 4.9 or any other Tax matters relating to HIRAC, and shall not be subject to the Deductible Amounts. For purposes of this
Section 6.8, (A) the term "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) the Closing Date, and (B) the term "Post-Closing Tax Period" shall mean all taxable periods that begin on or after the day following the Closing Date and the portion beginning after the Closing Date of any taxable period that includes (but does not end on) the Closing Date. Buyer shall be liable (and shall indemnify and hold Selling Shareholders harmless from and against) any Taxes with respect to HIRAC attributable to any Post-Closing Tax Period.

                 (ii) For purposes of this Section 6.8.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on)


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

the Closing Date, the portion of such Tax related to the portion of such Tax period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any overpayment of Tax by HIRAC for the Pre-Closing Tax period, as determined under this Section 6.8.1., shall be taken into account in the calculation of Tangible Net Worth of HIRAC.

                 (iii) Except as reserved for in the Closing Date Balance Sheet, any payment pursuant to this Section 6.8.1 shall be made (x) if reflected on a Tax Return, contemporaneously with the filing of such Tax Return and (y) in all other cases, not later than thirty (30) days after receipt by Sellers' Representative of written notice from Buyer stating that any HIRAC Tax Loss has been paid by Buyer or, any of its Affiliates or, effective upon the Closing, HIRAC and the amount thereof and of the indemnity payment requested; provided, however, no payment shall be made until the procedures set forth in Section
6.8.2 have been complied with.

                 (iv) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 6.8.2 is asserted in writing against Buyer, any of its Affiliates or, effective upon the Closing, HIRAC, Buyer shall promptly notify Sellers' Representative of such claim or demand within sufficient time that would allow Sellers' Representative to timely respond to such claim or demand, and shall give Sellers' Representative such information with respect thereto as they may reasonably request. Sellers' Representative may discharge, at any time, Selling Shareholders' indemnification obligations under this Section 6.8.1 by paying to Buyer the amount of the applicable HIRAC Tax Loss, calculated on the date of such payment. Sellers' Representative may, at Selling Shareholders' own expense, participate in and, upon notice to Buyer, assume and direct the defense of any such Action (including any Tax audit). If Sellers' Representative assumes such defense and if the relevant Action relates to a taxable period that includes (but does not end on) the Closing Date, Buyer shall have the right (but not the duty) to participate in the defense thereof to the extent it relates to Taxes for which Buyer is not entitled to indemnification hereunder and to employ counsel, at its own expense, separate from the counsel employed by Sellers' Representative. Whether or not Sellers' Representative chooses to defend or prosecute any Action, all of the parties hereto shall cooperate in the defense or prosecution thereof.

                 (v)      Notwithstanding the foregoing, claims  related to this
Section 6.8 hereof shall not have a time limitation with respect to such claims or any suit instituted with respect thereto, except for any applicable statute of limitations.

         6.8.2.   Return Filings, Refunds and Credits.

                 (i) Selling Shareholders and Buyer agree that the taxable year of HIRAC will end upon the Closing Date and a new taxable year will begin the day after the Closing Date. Sellers' Representatives shall prepare or cause to be prepared and file or cause to be filed all Tax


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

Returns of HIRAC (including amended Tax Returns) for Taxable periods ending on or before the Closing Date and shall be responsible for remitting all Taxes reflected on such Tax Returns, net of any reserves provided for in the HIRAC Closing Date Balance Sheet. To the extent amounts are due on such Tax Returns and reserved for in the HIRAC Closing Date Balance Sheet, the Buyer will advance the Sellers' Representative the amount owed. Selling Shareholders shall pay the cost of preparing all such Tax Returns. Copies of all such Tax Returns (for or including a Pre-Closing Tax Period) shall be furnished to Buyer.

                 (ii) Buyer shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns with respect to HIRAC for taxable periods including (but not ending on) the Closing Date (taking into account extensions) and shall be responsible for remitting all Taxes reflected on such Tax Returns. If requested by Sellers' Representative, Buyer shall furnish copies of all such Tax Returns for the reasonable review and reasonable approval of Sellers' Representative.

                 (iii) Selling Shareholders and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, agents, auditors, representatives, officers and employees reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records reasonably required in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Selling Shareholders agree to retain or cause to be retained all books and records pertinent to HIRAC until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any taxing authority. Buyer and Selling Shareholders shall cooperate with each other in the conduct of any audit or other proceedings involving HIRAC for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection. Any Tax Return prepared by, or at the direction of, Sellers' Representative pursuant to Section 6.8.2(i) shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted to Buyer, if requested, in sufficient time to permit a reasonable review prior to the due date (including extensions) of such Tax Return. Buyer will not prepare any Tax Return, which includes a Pre-Closing Tax Period, in a manner inconsistent with the past practices of HIRAC which would adversely affect the Selling Shareholders. Buyer or Sellers' Representative, as the case may be, shall have the right to review all work papers and procedures used to prepare any Tax Return. If Buyer or Sellers' Representative, within twenty (20) Business Days after delivery of any such Tax Return, notifies the other party in writing that it objects to any items in such Tax Return, the parties shall proceed in good faith to resolve the disputed items and, if they are unable to do so within ten (10) Business Days, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) with respect to (i) items for which Selling Shareholders or Buyer is solely liable by reference to such party's treatment and (ii) all other items by the Alternative Accountants. Upon resolution of all disputed items, the relevant Tax Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The costs, fees and expense of such Alternative Accountants shall be borne equally by Selling Shareholders and Buyer.

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

                 (iv) With respect to Tax refunds pertaining to HIRAC for any tax period or portion thereof ending on or before the Closing Date: (a) if and to the extent such refund is less than or equal to the corresponding asset reflected on the HIRAC Closing Date Balance Sheet, HIRAC shall be entitled to retain the entire amount; and (b) if and to the extent such refund exceeds the asset so reflected, Selling Shareholders shall be entitled to such excess amount.
                 (v) If and to the extent any Liability reflected on the HIRAC Closing Date Balance Sheet for Taxes proves to have been overstated, Buyer shall pay to the Sellers' Account for the benefit of the Selling Shareholders cash in the amount of such overstatement.

         6.8.3. Installment Sale Reporting. The Selling Shareholders and the Buyer agree for income tax purposes to treat the sale and purchase of the HIRAC Shares as an installment sale under Section 453 of the Code and amounts paid under Sections 2.3.5 and 2.4 as contingent payments subject to the application of Section 483 of the Code.

         6.8.4. HIRAC shall not make an election to forgo a carryback loss under
Section 172(b)(3) of the Code for any Pre-Closing Tax Period.

         Section 6.9. Expenses of Transaction; Accounts.

         6.9.1. Transaction Costs of Sellers, Company and Subsidiaries. Except to the extent specifically otherwise provided herein, the Company shall be responsible for all financial advisory, legal, accounting and other fees and expenses incurred by Sellers, Company, HIRAC or any of their Affiliates in connection with the transactions contemplated by this Agreement (which amounts shall be paid by Company prior to the Closing), or paid for by the Sellers' Representative out of the Sellers' Account or paid by Buyer at the Closing pursuant to Section 2.3.2.

         6.9.2. Transaction Costs of Buyer. Except to the extent specifically otherwise provided herein, Buyer shall bear all financial advisory, legal, accounting and other fees and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement and all such fees and expenses incurred by Company or its Subsidiaries from and after the Closing Date.

         Section 6.10. Books and Records; Personnel.

                 (a) Sellers acknowledge and agree that from and after the Closing Date, Company will be entitled to own and possess, subject to the next succeeding sentence, all documents, books, records, agreements and financial data of any sort relating to HIRAC, the Company, the Company's Subsidiaries or the Company Business. Sellers agree to deliver and cause their Affiliates to deliver, prior to the Closing, all such books and records in their possession to Company, as appropriate, or, to the extent such books and records are not readily separable from the books and records of Sellers or any of their Affiliates relating to their businesses other than the Company Business, true and complete copies of such books and records.

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

                 (b) From and after the Closing Date and until such time as all payments due under Article II shall have been made to Sellers, Buyer shall, and shall cause Company to, allow Sellers' Representative and his representatives reasonable access to all books and records of HIRAC or the Company or its Subsidiaries or relating to the Company Business (the "Books and Records") during normal working hours at Buyer's principal place of business or at any location where the Books and Records are stored, and Sellers' Representative shall have the right, at Sellers' expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done (A) in such a manner so as not to interfere with the normal conduct of Buyer's business or the Company Business and (B) for a legitimate business purpose (such as tax preparation) that does not involve direct or indirect competition with the Company Business.

         Section 6.11. Further Assurances. Each party, upon the request from time to time of any other party hereto after the Closing, and without further consideration, will do each and every act and thing as may be reasonably requested to consummate the transactions contemplated hereby in an orderly fashion.

         Section 6.12.  Financial Statement Deliveries.

         6.12.1. Financial Statements of the Company and HIRAC. As soon as is reasonably practicable following the date hereof and in any event not later than three (3) Business Days after their preparation in final form, the Company shall, at its cost and expense, cause to be delivered to Buyer any unaudited quarterly financial statements of the Company and its Subsidiaries or HIRAC, as applicable, as are prepared in the ordinary course of business prior to the Closing Date. Such unaudited quarterly financial statements shall be prepared in accordance with Company's GAAP consistently applied throughout the periods specified therein, and shall present fairly in all material respects the combined financial position and results of operations of Company and its Subsidiaries or HIRAC, as applicable, for the periods specified therein, subject to an absence of footnotes and to normal year-end audit adjustments which will not in the aggregate be material.

         6.12.2. Financial Statements of Buyer. As soon as is reasonably practicable following the date hereof and in any event not later than three (3) Business Days after their preparation in final form, Buyer shall cause to be delivered to the Company, at the cost and expense of Buyer, such audited or unaudited financial statements of the Buyer as are prepared prior to the Closing Date. Buyer shall cause all financial statements (including the notes thereto) referred to in this Section 6.12.2 to be prepared in accordance with Buyer's GAAP consistently applied throughout the periods specified therein, and to present fairly in all material respects, the consolidated financial position and results of operations of Buyer for the periods specified therein, subject in the case of financial statements for interim periods to an absence of footnotes and to normal year-end audit adjustments which will not in the aggregate be material.

         Section 6.13. No Solicitation or Employment. Except as provided by law, for a period beginning on the date hereof and ending on the second anniversary of the Closing Date, none of the Buyer, Sellers nor any of their Affiliates (other than Conning & Company and Affiliates of Conning & Company) shall solicit to employ or employ any individual who is an employee of

Company or any of its Subsidiaries on the date hereof, or at any time following the date hereof, unless at least six (6) months shall have elapsed following the Closing and following the cessation of such individual's employment with Buyer, Company or any of their Affiliates.

         Section 6.14. No Solicitation of Proposals or Offers. The parties hereto shall not, after the date hereof and before the Closing Date, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any Person relating to any acquisition or purchase of all or a substantial portion of the assets of, or any equity interest in, Buyer, on the one hand, or Company or any of its Subsidiaries or HIRAC, on the other hand, or any business combination involving any of them or, except to the extent required by fiduciary obligations under Legal Requirements as advised by counsel, participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The parties shall, to the extent permitted by the terms of each such party's confidentiality agreements with other Persons existing on the date hereof, promptly advise one another if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made, shall promptly inform one another of all the terms and conditions thereof, and shall furnish to one another copies of any such written proposal or offer and the contents of any communications in response thereto.

         Section 6.15. Financing. Buyer shall notify Sellers promptly in the event that Buyer ceases to believe that any of the conditions to the funding contemplated by the Commitment Letter will be satisfied, if Buyer becomes aware of the existence of any fact or event that would cause such conditions to funding not to be satisfied or if there has been, or if Buyer reasonably believes that there may be, any material change to the status or terms of such contemplated funding. In addition, upon the request of Sellers' Representative, Buyer shall promptly deliver to Sellers' Representative in a reasonable amount of detail any information relating to the funding contemplated by the Commitment Letter, including without limitation copies of any amendments or supplements thereto, which Sellers' Representative shall keep confidential in accordance with Section 6.3.

         Section 6.16. Operation of the Company Post-Closing. From and after the Closing Date until final payment of all amounts due pursuant to Article II of this Agreement, the parties agree that the Company and its Subsidiaries will continue to operate in a manner consistent with past practices and their operations prior to the Closing Date under the direction of the current officers of the Company and its Subsidiaries (and any successor officers chosen by the Board of Directors of Company after consultation with such officers). Buyer, its Affiliates, directors, officers and employees shall not take any action inconsistent with the foregoing or make any decision affecting the operations, officers, structure or results of the Company's operations (including any sale of assets or Equity Securities of the Company or any of its Subsidiaries) without the written approval of the Sellers' Representative. Nothing in this
Section 6.16 shall be interpreted to prevent Buyer from exercising control over the operations of Company and its Subsidiaries after such time as all amounts due under Article II shall have been paid by Buyer. Notwithstanding the foregoing, Buyer shall be permitted, at its sole cost and expense, to implement its cash management policies (including, but not limited to, causing the Company to make annual dividends) and take any other actions it may reasonably deem necessary to comply with its reporting requirements as a public company or Legal Requirements. Buyer shall pay the Company interest on the Company's and its Subsidiaries' funds paid over to Buyer in connection with Buyer's cash management policies at the Government Funds Rate. Notwithstanding anything herein to the contrary, provided that, to the extent that Buyer pays to the Sellers under Section 2.5, then, promptly thereafter, Company shall pay a cash amount to Buyer in the same amount paid to Sellers, and to the extent Buyer is paid funds under Section 2.5, then promptly thereafter, Buyer shall pay to the Company the same amount paid to Buyer. To the extent Company funds are not available, an intercompany loan bearing interest equal to the Government Fund Rate will be provided. In the event that Buyer is required to exercise control over the Company's operations pursuant to Legal Requirements, prior to implementing such control, Buyer will discuss such Legal Requirements with Sellers' Representative and shall endeavor to exert such control in a manner minimally intrusive to Company's operations, subject to such Legal Requirements.

         Section 6.17. Events Relating to Buyer Common Stock. Buyer will advise Seller's Representative promptly (i) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the shares of Buyer Common Stock to be issued to the Sellers pursuant to Article II for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes and (ii) by the Closing Date, of the happening of any event that makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any addition to or change in the Registration Statement or the Prospectus to state a material fact required to be stated therein or necessary to make the statements therein not misleading or of the necessity to amend or supplement the Prospectus to comply with the Securities Act or any other law. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, Buyer will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time. Buyer shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act for the purposes of resale of the shares of Buyer Common Stock to be issued to the Sellers pursuant to Article II by such persons, provided that the initial issuance of all such shares was duly registered under the Securities Act.

         Section 6.18. Stock Options. On the Closing Date, Buyer shall grant to the employees of the Company listed in Section 6.18 of the Company Disclosure Letter, pursuant to Buyer's 2000 Stock Incentive Plan, 500,000 nonqualified stock options in the aggregate, each with an exercise price equal to the closing price of the Buyer Common Stock on the New York Stock Exchange on the Closing Date. Buyer shall take all actions necessary to ensure that the shares issuable upon exercise of such options are registered under the Securities Act and listed on the New York Stock Exchange as of the Closing Date.

         Section 6.19. Errors and Omissions Insurance; Directors' and Officers' Insurance.

         Section 6.19.1. Errors and Omissions Insurance. After the Closing, the Company will continue its existing errors and omissions coverage with the Company's current limits and deductibles, for all periods arising on or after the Closing, and premiums for such coverage shall be included as expenses in calculating EBITDA of the Company and its Subsidiaries as provided pursuant to
Section 1.3.17. Notwithstanding the foregoing, if following the Closing the Company is not permitted by the carrier to continue such existing errors and omissions coverage,

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
then the Company and its Subsidiaries and Affiliates shall be covered under Buyer's errors and omissions coverage, and expenses associated with such errors and omissions coverages shall be treated as provided in Section 1.3.17.

         Section 6.20.  Reserved.

         Section 6.21. Collection of Accounts Receivable. Following the Closing Date, Company shall, consistent with its customary business practices and in the Ordinary Course of Business, use its reasonable commercial efforts to collect the accounts receivable of the Company and its Subsidiaries that are outstanding as of the Closing Date (collectively, the "Closing Date Accounts Receivable"). On a quarterly basis for a period of one year from the Closing Date, Sellers' Representative shall deliver to Buyer a computer generated accounts receivable aging report with respect to the Closing Date Accounts Receivable, which shall include the identity of delinquent accounts by agency office. One year from the Closing Date, Buyer shall notify Sellers' Representative of any uncollected Closing Date Accounts Receivable and shall provide Sellers' Representative with reasonable evidence of such determination. Within fifteen (15) days from Buyer's notification of the uncollected Closing Date Accounts Receivable, if any, or as set forth in the Alternative Accountants' determination as provided below, if applicable, Selling Members, severally and not jointly, shall pay to Buyer, on a dollar-for-dollar basis, or Buyer may apply its set-off rights pursuant to
Article X the amount by which the uncollected Closing Date Accounts Receivable less any corresponding accounts payable (unless such accounts payable are legally or contractually due even if the corresponding accounts receivable are not collected) ("Net Closing Date Accounts Receivable") exceed the sum of the accounts receivable reserve set forth on the Company Closing Date Balance Sheet, or Buyer shall pay to Selling Members, on a dollar-for-dollar basis, the amount by which the sum of such accounts receivable reserve exceeds the uncollected Net Closing Date Accounts Receivable. Sellers' Representative may, by written notice to Buyer, dispute such determination. If written 15 days after Buyer receives Sellers' Representative's notice of dispute, the parties are unable to reach agreement as to the uncollected Net Closing Date Accounts Receivable, the dispute shall be submitted to the Alternative Accountants for resolution with instructions to determine the uncollected Net Closing Date Accounts Receivable in accordance with the principles and definitions set forth in this Agreement. In such case, (i) Sellers' Representative and Buyer will furnish to such accounting firm such work papers and other documents and information relating to the disputed issues as such accounting firm may request and are available to Sellers' Representative and Buyer, and will be afforded an opportunity to present to such accounting firm any material relating to the determination and to discuss the determination with such accounting firm, (ii) a determination by such accounting firm of the uncollected Net Closing Date Accounts Receivable, as set forth in a notice delivered to both parties by such accounting firm no later than thirty (30) days after the issues in dispute are submitted to such accounting firm, will be binding and conclusive on the parties, and (iii) Buyer, on the one hand, and Selling Members, on the other, will each bear fifty percent (50%) of the fees of such accounting firm for such determination. If Selling Members make a payment hereunder, Buyer shall cause Company to assign to Sellers' Representative, on behalf of the Selling Members, all rights to the uncollected Net Closing Date Accounts Receivable.

         Section 6.22. Audit of Accounts Payable. Buyer shall, as of one hundred twenty (120) days following the Closing Date, audit the accuracy and completeness of the accounts payable of the Company and its Subsidiaries as reflected on the Company Closing Date Balance Sheet and shall notify Sellers' Representative of any errors, positive or negative, in the statement of accounts payable in the Company Closing Date Balance Sheet. If the actual accounts payable as of the date of the Company Closing Date Balance Sheet were less than the amount reflected on the Company Closing Date Balance Sheet, then Buyer shall reimburse Sellers' Representative on behalf of Selling Members in the aggregate amount of such overstatement. If the actual accounts payable exceeded the amount reflected on the Company Closing Date Balance Sheet, then Selling Members, severally and not jointly, shall reimburse Buyer in the amount of such understatement. Any amount due hereunder, whether due from Selling Members or Buyer, shall be paid within thirty (30) days from Buyer's notification to
Sellers' Representative of the results of such audit, unless Sellers' Representative disputes such results. Any dispute regarding the audit of accounts payable shall be submitted to the Alternative Accountants for resolution, with instructions to determine the accounts payable in accordance with the principles and definitions set forth in this Agreement. In such case,
(i) Sellers' Representative and Buyer will furnish to such accounting firm such work papers and other documents and information relating to the disputed issues as such accounting firm may request and are available to Buyer or Sellers' Representative, and will be afforded an opportunity to present to such accounting firm any material relating to the determination and to discuss the determination with such accounting firm, (ii) a determination by such accounting firm of accounts payable, as set forth in a notice delivered to both parties by such accounting firm no later than thirty (30) days after the issues in dispute are submitted to such accounting firm, will be binding and conclusive on the parties, and (iii) Buyer, on the one hand, and Selling Members, on the other, will each bear fifty percent (50%) of the fees of such accounting firm for such determination.

         Section 6.23. Disclosure Documents. Promptly after the Execution Date, the Company and Buyer will use commercially reasonable efforts to ensure that the following disclosure documents relating to the transactions contemplated hereby are delivered to the Sellers at least 30 days before the Closing: (i) a copy of this Agreement, (ii) any notice required under applicable law or the Charter or Bylaws of the Company or HIRAC, as applicable, (iii) the Prospectus and copies of the documents that the Prospectus incorporates by reference, (iv) an investor questionnaire in form satisfactory to Buyer and (v) such other documentation and disclosures as mutually agreed upon by Buyer and Sellers' Representative.

         Section 6.24.  Execution of Purchase Agreement.

         (a) Prior to the Closing, Thomas A. Golub, John F. McGrath, Edward F. McNulty and Daniel J. Donovan and, solely with respect to Section 6.24(a)(iii), Conning Insurance Capital Limited Partnership V ("Conning") will take, and will use their best efforts to cause the Company, HIRAC and their respective Boards of Directors to take, the following actions to effect the complete execution of this Agreement by all of the Selling Members of the Company and by all of the Selling Shareholders of HIRAC identified on Schedules A and B, respectively, attached hereto and as hereafter supplemented on or before the Closing Date:

                  (i) prepare and deliver by no later than May 31, 2002 any and all written notices that may be required in connection with the exercise of take-along rights as provided in Section 12.06 of the Company LLC Agreement ("Company LLC Agreement") and Section 6 of the HIRAC Amended Charter ("HIRAC Amended Charter"), including, without limitation, delivery of a copy of this Agreement to all parties who are required to receive such written notice;

                  (ii)   obtain   the   written   signatures   executing   this
Agreement from all of the Selling Members of the Company and from all of the Selling Shareholders of HIRAC identified on Schedules A and B, respectively, attached hereto and as hereafter supplemented on or before the Closing Date, and deliver the same to Buyer;

                  (iii) in the event that all of the written signatures required by subparagraph (iii) above shall not be obtained prior to the Closing Date, and cause the Board of Directors of Company and the Board of Directors of HIRAC to execute this Agreement on behalf of each nonsigning Selling Member of the Company and each nonsigning Selling Shareholder of HIRAC identified on Schedules A and B, respectively, attached hereto and as hereafter supplemented on or before the Closing Date, pursuant to the take along rights as provided in
Section 12.06 of the Company LLC Agreement and Section 6 of the HIRAC Amended Charter; provided, that in the case of HIRAC, rather than execute this Agreement on behalf of nonsigning Selling Shareholders, the Board of Directors of HIRAC may elect (with the consent of Buyer, which shall not be unreasonably withheld) to restructure the acquisition by Buyer of the HIRAC Shares as a merger of HIRAC into a newly-formed subsidiary of Buyer, with HIRAC surviving such merger. In connection with such restructuring, the parties to this Agreement would enter into appropriate merger agreements, indemnity agreements and other agreements to effect such merger; and

                  (iv) take any and all other actions that may be necessary to complete the execution of this Agreement on or before July 1, 2002.

         (b) The parties agree that damages will not be a sufficient remedy for breach of Section (a) and that the Buyer shall be entitled to specific performance of the covenants and agreements contained herein. The Company, HIRAC and Messrs. Golub, McGrath, McNulty and Donovan each consent to the entry of an order enforcing this Section 6.24, without objection as to jurisdiction and venue, and acknowledge that Buyer is relying upon the covenants and agreements contained herein in executing this Agreement. Notwithstanding the foregoing, the Buyer's right to specific performance hereunder shall not be construed as a limitation on any other remedies to which the Buyer may be entitled under this Agreement or applicable law.

         Section 6.25. Delivery of Disclosure Documents and Execution of Questionnaires.

         (a) Thomas A. Golub, John F. McGrath, Edward F. McNulty and Daniel J. Donovan will take, and will use their best efforts to cause the Company, HIRAC and their respective Board of Directors to take, the following actions:

                  (i) at the same time as the delivery of the documents required by Section 6.25(a)(ii), to deliver the following documents relating to the transactions contemplated hereby to each Seller: (A) any notice required under any Legal Requirement or the Charter or Bylaws of the Company or HIRAC, (B) an investor questionnaire in form satisfactory to Buyer and (C) such other documentation and disclosures as mutually agreed upon by Buyer and Sellers' Representative; and

                  (ii) prior to the Closing Date, obtain a completed investor questionnaire from each Seller or cooperate with Buyer to establish the necessary accredited investor status under Rule 506 of Regulation D under applicable securities laws.

         (b) At the same time or before the delivery of the documents in paragraph (a)(i), Buyer will use its best efforts to deliver the Prospectus and copies of the documents that the Prospectus incorporates by reference to each Seller.

         Section 6.26 Cancellation of OFJ Options. Prior to the Closing, the Company shall effect the termination, cancellation or retirement of all outstanding options, vested and unvested, that have been granted under the Hobbs OFJ Acquisition Corp. 1998 Stock Option Plan or otherwise and any and all other rights (including, without limitation, rights pertaining to convertible securities) to acquire Equity Securities of OFJ. If an option or other right is exercised prior to its termination, cancellation or retirement hereunder, the Company shall prior to the Closing Date (i) effect the cash redemption of all Equity Securities of OFJ that are issued as a result of such exercise or (ii) cause each holder of such option or right to exchange the Equity Securities of OFJ acquired upon exercise for nonvoting Common Shares in the Company and thereafter cause such holder to become one of the Selling Members, having been admitted as a "New Member" (as defined in the Company LLC Agreement) of the Company in accordance with the terms and conditions of the Company LLC Agreement. Immediately prior to the Closing, the Company shall have taken such actions as may be necessary for it to own all of the issued and outstanding Equity Securities of OFJ and no options or other rights to acquire OFJ Equity Securities shall be outstanding.

         Section 6.27. Buyer Common Stock. Sellers understand and acknowledge that the shares of Buyer Common Stock to be received pursuant to this Agreement are subject to Rule 145 of the Securities Act; and any sale or other disposition of such stock shall be made pursuant to the regulations promulgated under Rule 145 and in compliance with all applicable Legal Requirements.


                                   ARTICLE VII

                 Conditions to the Obligation of Buyer to Close
                 ----------------------------------------------

         The obligations of Buyer at the Closing to purchase the Company Shares and the HIRAC Shares, to issue shares of Buyer Common Stock, to pay the cash consideration due hereunder and to execute and deliver the Closing Agreements to which it is party are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Buyer in its sole discretion:

         Section 7.1.  Representations, Warranties and Covenants.

         7.1.1. Continued Accuracy of Representations and Warranties. The representations and warranties contained in Sections 3.1.5 and 4.1.5 shall be true and correct as of the Closing. All other representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications or limitations as to materiality set forth therein), individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

         7.1.2. Performance of Agreements. The Company and the Sellers shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by them at or prior to the Closing, and the Sellers shall have delivered the Company Shares, the HIRAC Shares and all required instruments of transfer.

         7.1.3. Closing Certificate. At the Closing, the Company shall furnish to Buyer an unqualified certificate, signed by the President of Company, dated the Closing Date, to the effect that the conditions specified in Sections 7.1.1 and 7.1.2 hereof have been satisfied by Company and the Sellers.

         Section 7.2.  Employment Agreements.

         7.2.1. Golub Employment Agreement. Attached hereto as Exhibit D is a copy of the employment agreement executed and delivered on the date hereof by and between Buyer and Thomas A. Golub (the "Golub Employment Agreement"). The Golub Employment Agreement shall not have been rescinded as of the Closing Date and shall become effective on the Closing Date.

         7.2.2. Company Employees. The employees of the Company who are listed on Exhibit E, as may be modified prior to the Closing Date, shall have executed and delivered the Acknowledgment and Amendment in substantially the form attached hereto as Exhibit F.

         Section 7.3. Legality; Governmental Authorization; Litigation. Buyer's purchase of and payment for the Company Shares and the HIRAC Shares, and the consummation of the other transactions contemplated hereby, shall not be prohibited by any Legal Requirement. All necessary filings, including HSR Act and state insurance department filings, if any, shall have been made and all requisite approvals obtained and waiting periods thereunder expired or terminated. No Action shall have been instituted at or prior to the Closing by any Governmental Authority that seeks to delay, enjoin or otherwise make illegal the consummation of the transactions contemplated hereby; provided that if such Action shall have been instituted by a non-federal Governmental Authority, there must be a reasonable likelihood that the result of such Action could be to delay, enjoin or otherwise make illegal Buyer's purchase of the Company Shares, the HIRAC Shares or the consummation of any other transaction contemplated hereby.

         Section 7.4. Affiliate Debt. There shall not be any outstanding Affiliate Debt other than Debt scheduled to be paid off at Closing except as set forth on Section 7.4 of the Company Disclosure Letter. In addition, there shall not be outstanding any Debt or other advances owed to Company or any Subsidiary of Company by Sellers or any of their Affiliates other than Debt scheduled to be paid off at Closing except as set forth in Section 7.4 of the Company Disclosure Letter.

         Section 7.5. Financing. Buyer shall have obtained the funds to be provided pursuant to the Commitment Letter, provided that this Section 7.5 shall only be a condition to Buyer's obligation in the event that Buyer shall have used commercially reasonable efforts to obtain such funds and shall not have otherwise breached its obligations relating to obtaining such financing as provided elsewhere in this Agreement.

         Section 7.6. Opinion of Counsel. Sellers shall have furnished Buyer with the favorable opinion of Goodwin Procter LLP and/or Morris Nichols, Arsht & Tunnell, dated the Closing Date, in substantially the form of Exhibit H hereto.

         Section 7.7. Update. Buyer shall have been provided with a written update of all of the information provided in, and consistent with the form of, all parts of the Company Disclosure Letter as of a date which is no more than five (5) Business Days prior to the Closing Date. None of the information provided in such update shall reflect a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Once delivered, such update shall amend and/or replace the Company Disclosure Letter for all purposes of this Agreement, subject to Buyer's right to terminate this Agreement under Section 12.1(c).

         Section 7.8. General. Buyer shall have been furnished by the Company with such officers' certificates, good standing certificates, incumbency certificates and other customary closing documents as it may reasonably request in connection with the transactions contemplated hereby.

         Section 7.9. Corporate Minute Books. Prior to the Closing, the Board of Directors or Management Committee of each of the Company and each of the Subsidiaries of the Company shall have ratified the Company's or such Subsidiary's actions for the period beginning October 4, 1997 and ending on the date of such resolutions.

         Section 7.10. Hobbs/OFJ Acquisition Corp. The Company shall own 100% of the Equity Securities of Hobbs/OFJ Acquisition Corp, and the Company shall have no liabilities with respect to the OFJ Earnout.

         Section 7.11. Execution of Purchase Agreement. All of the Selling Members of the Company and all of the Selling Shareholders of HIRAC identified on Schedules A and B, respectively, attached hereto and as hereafter supplemented on or before the Closing Date, shall have executed this Agreement either individually or as a result of Section 6.24(a)(iii).

         Section 7.12 Cancellation of OFJ Options. The Company shall have fully complied with the covenants and agreements set forth in Section 6.26 of this Agreement.

         Section 7.13 Limitation on Purchasers. There shall be no more than 35 purchasers of Buyer Common Stock in connection with the transactions contemplated by the Purchase Agreement. For purposes of the preceding sentence, the number of purchasers shall be determined in accordance with Rule 501(e) of Regulation D promulgated by the SEC. In addition, each purchaser who is not an "accredited investor" within the meaning of Rule 501(a) of Regulation D, either alone or with his purchaser representative, shall have such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment.

         Section 7.14. Indebtedness and Expenses Amount. The Indebtedness and Expenses Amount shall not exceed Fifty Five Million Dollars ($55,000,000).


                                  ARTICLE VIII

                Conditions to the Obligation of Sellers to Close
                ------------------------------------------------

         The obligations of Sellers at the Closing to sell and transfer the Company Shares and the HIRAC Shares and to execute and deliver the Closing Agreements to which they are a party are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Sellers' Representative in its sole discretion.

         Section 8.1.  Representations, Warranties and Covenants.

         8.1.1. Continued Accuracy of Representations and Warranties. All representations and warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Buyer contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates (without giving effect to any qualifications or limitations as to materiality set forth therein), individually or in the aggregate, have not had and are not likely to have a Material Adverse Effect on Buyer.

         8.1.2. Performance of Agreements. Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by Buyer at or prior to the Closing and shall have delivered all payments, documents and instruments of transfer required by Article II.

         8.1.3. Closing Certificate. At the Closing, Buyer shall furnish to Sellers' Representative an unqualified certificate signed by a duly authorized officer of Buyer dated the Closing Date, to the effect that the conditions specified in Sections 8.1.1 and 8.1.2 hereof have been satisfied.

         Section 8.2. Closing Agreements. At or prior to the Closing, Buyer shall have entered into each of the Closing Agreements to which it is party, such agreements being in the form attached hereto without change other than such changes as may be satisfactory to Sellers' Representative.

         Section 8.3. Legality; Government Authorization; Litigation. Sellers' sale of the Company Shares and the HIRAC Shares, and the consummation of the other transactions contemplated hereby, shall not be prohibited by any Legal Requirement. All necessary filings, if any, pursuant to the HSR Act and state insurance department filings shall have been made and all applicable waiting periods thereunder shall have expired or been terminated. No Action shall have been instituted at or prior to the Closing by any Governmental Authority that seeks to delay, enjoin or otherwise make illegal the consummation of the transactions contemplated hereby; provided that if such Action shall have been instituted by a non-federal Governmental Authority there must be a reasonable likelihood that the result of such Action could be to delay, enjoin or otherwise make illegal Sellers' sale of the Company Shares or the HIRAC Shares or the consummation of any other transaction contemplated hereby.

         Section 8.4. Opinion of Counsel. Buyer shall have furnished Sellers with the favorable opinion of Williams Mullen, dated the Closing Date, in substantially the form of Exhibit I hereto.

         Section 8.5. General. The Company and Sellers' Representative shall have received copies of such officers' certificates, good standing certificates, incumbency certificates and other customary closing documents as it may reasonably request in connection with the transactions contemplated hereby.

         Section 8.6. Update. Buyer shall have provided the Sellers' Representative and the Company with a written update of all of the information provided in, and consistent with the form of, all parts of the Buyer Disclosure Letter as of a date which is no more than five (5) Business Days prior to the Closing Date. None of the information provided in such updates shall reflect a Material Adverse Effect on Buyer. Once delivered, such update shall amend and/or replace the Buyer Disclosure Letter for all purposes of this Agreement subject to Sellers' Representative's right to terminate this Agreement under Section 12.1(d).

         Section 8.7. Listing of Shares of Buyer Common Stock on New York Stock Exchange. On or prior to the Closing Date, the shares of Buyer Common Stock to be issued pursuant to Article II shall be approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

         Section 8.8. Board of Directors. On or prior to the Closing Date, the Board of Directors of Buyer shall have been increased from thirteen (13) to fourteen (14) directors and Thomas A. Golub shall have been elected to the Board of Directors of Buyer. Prior to the

Closing, and/or if necessary in the opinion of Buyer's counsel after Closing, Buyer's management will propose and submit to Buyer's Board of Directors, for its consideration and adoption, if it so elects subject to its independent and fiduciary judgment, resolutions of the Board necessary to cause the issuance of Buyer Common Stock under this Agreement to Thomas A. Golub to be exempt from
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

         Section 8.9. Payment. Buyer shall have delivered to Sellers or to other Persons on behalf of the Sellers the payments due on the Closing Date provided for in Article II hereof and all other payments required to be made by Buyer on the Closing Date pursuant to the terms hereof, and shall have issued to Sellers the shares of Buyer Common Stock to be issued on the Closing Date pursuant to the terms hereof.

         Section 8.10. Effective Registration Statement. The Registration Statement registering all of the Buyer Common Stock to be issued under this Agreement shall be effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated. In addition, the Prospectus and copies of the documents that the Prospectus incorporates by reference shall have been delivered to the Sellers.


                                   ARTICLE IX

                         Post-Closing Employee Benefits
                         ------------------------------

         From and after the Closing Date, and except as mutually agreed prior to on or after the Closing by Sellers' Representative and Buyer, the parties agree that the Company Plans and Company Benefit Arrangements will be maintained in accordance with their current terms with respect to the continuing eligible employees of the Company and its Subsidiaries previously covered by such plans and arrangements as of Closing (except as to a participant's change in eligibility) until such time as any payment required under Article II shall have been paid by Buyers, except to the extent changed after approval of Sellers Representative in the Ordinary Course of Business or except to the extent that Company and Buyer must amend any Company Plan or Company Benefit Arrangement so that such Plan or Benefit Arrangement or another Plan or Benefit Arrangement of Buyer or the Company will meet the applicable minimum coverage, benefit, non-discrimination or other qualification requirements under the Code or other applicable Legal Requirements. Nothing in this Article IX shall be interpreted to prevent Buyer from amending, modifying, freezing or terminating any Company Plan or Benefit Arrangement after such time as all payments required under
Article II shall have been paid by Buyer. From and after the time Company's employees participate in Buyer employee benefit plans, Buyer shall treat all service by such employees with the Company and its Subsidiaries and their respective predecessors prior to the Closing Date as if it were service with Buyer for purposes of the eligibility and vesting requirements of Buyer employee benefit plans.

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



                                    ARTICLE X

                                 Indemnification
                                 ---------------

         Section 10.1. Indemnification by Sellers. In addition to their Tax indemnification obligations under Section 6.7 hereof, Sellers, severally and not jointly, hereby agree to indemnify Buyer and its Affiliates (including, without limitation, Company and each Subsidiary of Company from and after the Closing) (each in its capacity as indemnified party for the purpose of this Section 10.1, a "Buyer Indemnitee"), and hold each Buyer Indemnitee harmless, from, against and in respect of any and all Losses arising from any of the following:

                  (i)  any  breach  of  any representation  or warranty  made by the Company in Article III of this Agreement (including, without limitation, the Company Disclosure Letter but excluding Section 3.13 and any other matters relating to Taxes, as to which Buyer's sole and exclusive remedy is provided in Section 6.7 and Section 6.8), provided, however, as to the representations in each of Section 3.1.2, the first sentence of Section 3.1.3 and Section 3.1.5, each Seller shall only provide indemnification hereunder to the extent that such representations as they relate to such Seller have been breached; or

                  (ii)   any   breach,  non-fulfillment   or  violation  of  any
         covenant or agreement made by the Company or Sellers in this Agreement.

         Notwithstanding the fact that the representations and warranties set forth in Article III hereof are made by the Company and not by the Sellers, and subject to the terms of Article X, each of the Sellers hereby agrees to and accepts:

                  (i) liability for the indemnification obligations set forth in
         Section 10.1 above;

                  (ii) no limitation on the amount that Buyer is able to recover from a Selling Member with respect to an indemnification obligation solely on account of the fact that (1) the representations and warranties set forth in Article III hereof are made by the Company and not by the Selling Members, or (2) the indemnification obligation is subject to limitation or mitigation under the Company's Charter or applicable law, because the obligation arises from or relates to a Selling Member's actions as an officer or director of the Company; and

                  (iii) this indemnification obligation is one of payment and not of collection, and Buyer shall have no duty, obligation or requirement to exhaust any other remedy available to it from any other Person prior to seeking satisfaction from any of the Selling Members of the required indemnification obligation, except as expressly set forth herein with respect to any requirement for Buyer to use its set-off rights under Article X.

         Section 10.2.  Indemnification by Selling Shareholders.

         (a) In addition to their Tax indemnification  obligations under Section
6.8 hereof, Selling Shareholders hereby agree to indemnify and hold each Buyer Indemnitee harmless, from, against and in respect of any and all Losses arising from or related to any of the following:

                  (i) any breach of any representation or warranty made by the Company in Article IV of this Agreement (including, without limitation, the HIRAC Disclosure Letter but excluding Section 4.9; and any other matters relating to Taxes, as to which Buyer's sole and exclusive remedy is provided in Section 6.7 and Section 6.8) provided, however, as to the representations in each of Section 4.1.2, the first sentence of Section 4.1.3, and Section 4.5, each Selling Shareholder shall only provide indemnification hereunder to the extent that such representations as they relate to such Selling Shareholder have been breached;

         (b) Notwithstanding the fact that the representations and warranties set forth in Article IV hereof are made by the Company and not by the Selling Shareholders, and except as otherwise provided in this Article X, each of the Selling Shareholders hereby agrees to and accepts:

                  (i) liability for the indemnification obligations set forth in
         Section 10.2 above;

                  (ii) no limitation on the amount that Buyer is able to recover from a Selling Shareholder with respect to an indemnification obligation solely on account of the fact that (1) the representations and warranties set forth in Article III hereof are made by the Company and not by the Selling Shareholders, or (2) the indemnification obligation is subject to limitation or mitigation under the Company's Charter or applicable law, because the obligation arises from or relates to a Selling Shareholder's actions as an officer or director of the Company; and

                  (iii) this  indemnification  obligation  is one of payment and not of collection, and Buyer shall have no duty, obligation or requirement to exhaust any other remedy available to it from any other Person prior to seeking satisfaction from any of the Selling Shareholders of the required indemnification obligation, except as expressly set forth herein with respect to any requirement for Buyer to use its set-off rights under Article X.

         Section 10.3 Indemnification by Buyer. Buyer hereby agrees to indemnify Sellers and their Affiliates (other than, after the Closing, Company or any of its Subsidiaries) (each in its capacity as indemnified party, an
"Seller Indemnitee," and, collectively with the Buyer Indemnitees, the "Indemnitees"), and hold Sellers and their Affiliates harmless from, against and in respect of any and all Losses arising from or related to any of the following:

                  (i) any breach of any representation or warranty made by or Buyer in this Agreement; or

                  (ii) any breach, non-fulfillment or violation of any covenant or agreement made by Buyer in this Agreement.

         Section 10.4 Time Limitation on Indemnification. Notwithstanding the foregoing, no claim may be made or suit instituted under any provision of this Article X more than two (2) years following the Closing Date (the "General Survival Period") except for Reserved Claims. The term "Reserved Claims" shall mean (a) all claims as to which any Indemnitee has given any indemnifying party written notice on or prior to the end of the General Survival Period, (b) all

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

claims by any Indemnitee based upon a breach of the representations or warranties contained in (with respect to the Selling Members): Sections 3.1.4 (Capitalization), 3.1.5 (Title to Company Shares) and 3.14.2(c)(vi) (Employee Relations and Employee Benefit Plans) and (with respect to Selling Shareholders): Sections 4.1.4 (Capitalization) and 4.1.5 (Title to HIRAC Shares) and (c) all claims based upon fraud. As to the Reserved Claims, there shall be no time limitation with respect to any such claims or any suit instituted with respect thereto, other than any applicable statute of limitations.

         Section 10.5   Monetary Limitations on Indemnification.

         10.5.1. Monetary Limitations on Sellers' Indemnification Obligations. Except with respect to claims referred to in clauses (b) or (c) of the definition of Reserved Claims:

                  (a) Neither Sellers nor Selling Shareholders shall have any obligation to indemnify Buyer Indemnitees under Section 10.1 or Section 10.2, respectively, unless the aggregate cumulative total of all indemnifiable Losses (other than Losses arising out of claims referred to in clauses (b) or (c) of the definition of Reserved Claims) incurred by Buyer and/or any of its Affiliates exceed $375,000, whereupon Buyer Indemnitees shall be entitled to indemnification only for the amount of such Losses in excess of $375,000 (the "Deductible Amount"). With respect to claims referred to in clauses (b) or (c) of the definition of Reserved Claims, no such limitations shall apply.

                  (b) Notwithstanding anything contained herein to the contrary, but subject to Section 10.5.1(c), the sole source of recovery for all claims made by Buyer Indemnitees pursuant to this Article X shall be the amount, if any, payable pursuant to Section 2.3.5 and 60% of the amount, if any, payable pursuant to Section 2.4 hereof "the "Indemnity Cap"), and (subject to Section 10.5.1(c)) Buyer Indemnitees' sole and exclusive remedy with respect to Losses actually determined to be subject to indemnification hereunder, shall be a right of set-off against those amounts, if any, so payable under Section 2.3.5 and
Section 2.4.

                  (c) Notwithstanding any other provision of this Agreement to the contrary, Buyer shall be entitled to recover from each Seller, solely pursuant to a claim referred to in clauses (b) or (c) of the definition of Reserved Claims, an amount up to a limit with respect to such Seller equal to the amount of consideration actually received by such Seller under this Agreement. Any such recovery shall first be made by way of set-off in accordance with Section 10.5.1(b).

         Furthermore, except with respect to a breach of Section 3.1.5 with respect to Conning, no recovery shall be made under this Agreement (whether pursuant to this Article X or otherwise) against any amounts paid to Conning at the Closing (the "Conning Preferred Return") unless and until recovery has been reasonably attempted to be made against all other amounts paid to Sellers other than the Conning Preferred Return. Each Seller other than Conning agrees that Conning may seek contribution against such Seller to the extent such Seller has not paid to Buyer all of the consideration received by such Seller hereunder. The foregoing provision is only intended to offset the allocation of liabilities among the Sellers and shall not reduce the aggregate amount recoverable by Buyer hereunder.

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

         10.5.2. Other Limitations on Sellers' Indemnification Obligations. Notwithstanding any other provision of this Agreement, Sellers shall in no event be obligated to pay to Buyer or its Affiliates any special, consequential, punitive or lost profits damage or diminution in value suffered by Buyer or its Affiliates.

         10.5.3. Monetary Limitations on Buyer's Indemnification Obligations. Except with respect to claims based on fraud, Buyer shall not have any obligation to indemnify Sellers or any of their Affiliates under Section 10.3 in respect of any Loss incurred by Sellers and/or any of their Affiliates unless the aggregate cumulative total of all Losses (other than Losses arising out of claims based on fraud) incurred by Sellers and/or any of their Affiliates exceeds the Deductible Amount, whereupon Sellers and each of their Affiliates shall be entitled to indemnification for the amount of such Losses in excess of the Deductible Amount. With respect to claims based on fraud, no such deductible shall apply. Notwithstanding anything herein to the contrary, the maximum amount of the aggregate liability of Buyer and its Affiliates for any indemnification obligations hereunder shall be an amount equal to the Indemnity Cap.

         Section 10.6 Third Party Claims. Promptly after the receipt by any Indemnitee of notice of the commencement of any Action against such Indemnitee by a third party (other than any Action relating to Taxes or any Tax Return, which shall be governed by Sections 6.7 and 6.8) such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party pursuant to this Article X, give such indemnifying party written notice thereof. The failure to give such notice shall not relieve any indemnifying party from any obligation thereunder except where, and then solely to the extent that, the omission results in a failure of actual notice to the indemnifying party and the indemnifying party is materially harmed as a result of such failure to give notice. Such indemnifying party shall have the right to defend such Action, at such indemnifying party's expense and with counsel of its choice reasonably satisfactory to the Indemnitee, provided that the indemnifying party so notifies the Indemnitee that it will defend such Action. If the indemnifying party fails to defend or, after undertaking such defense, fails to prosecute or withdraws from such defense, the Indemnitee shall have the right to undertake the defense and settlement thereof; provided, that the indemnifying party shall be entitled to notice of and to participate in any settlement discussions with respect to any such Action. If the indemnifying party is defending such Action, the Indemnitee may retain separate counsel at its sole cost and expense and may participate in defense of such Action. An indemnifying party may only settle an Action with the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed; provided, that no such consent shall be required where such compromise or settlement provides for (i) payment of monetary damages, which monetary damages are paid in fully by the indemnifying party, and (ii) a full release of the indemnifying party from all claims comprising such Action.

         Section 10.7 No Circular Recovery. Solely with respect to any Action brought by Buyer or any of its Affiliates against Sellers pursuant to this Agreement, Sellers hereby agree that they will not make any claim for indemnification against Buyer, Company or any of its Subsidiaries (except in connection with valid insurance claims under Section 10.10) by reason of the fact that any of the Sellers was a controlling person, director, officer, employee, agent or


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

other representative of Company or any of its Subsidiaries or was serving as such for another Person at the request of Company or any Subsidiary of Company.

         Section 10.8. Nature of Indemnification Payments. Any and all indemnification payments pursuant to this Article X shall be deemed for all purposes to be adjustments to the purchase consideration paid pursuant to
Article II.

         Section 10.9 Sole Remedy. The rights to indemnification provided for in
Article VI and this Article X shall constitute the sole remedy of Buyer and its Affiliates with respect to any matter in any way relating to this Agreement or arising in connection herewith, whether under any laws (including, without limitation, any right or remedy under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act and any other Environmental Law), at common law or otherwise.

         Section 10.10 Insurance and Related Matters. Payments by Sellers pursuant to Section 6.7 and Section 10.1 and by Selling Shareholders pursuant to
Section 6.8 and Section 10.2 shall be limited to the amount of any Losses that remain after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by indemnified parties from any third party with respect thereto. The indemnified parties shall exhaust all remedies reasonably available against applicable insurers prior to seeking indemnification hereunder. The amount of Losses otherwise recoverable under
Section 6.7, Section 10.1, Section 6.8 or Section 10.2 shall be reduced to the extent any Federal, state, local or foreign tax liabilities of the indemnified parties (or any of their respective Affiliates) is decreased by reason of any Loss in respect of which such indemnified party shall be entitled to indemnification under Article VI or this Article X.

         Section 10.11. No Double Recovery. Any Loss for which Buyer received indemnification under this Agreement shall be disregarded and not included as an expense or otherwise for purposes of calculating the Company's EBITDA for any purposes under this Agreement, and any cost or expense included in the calculation of the Company's EBITDA or the Company's or HIRAC's Closing Date Tangible Net Worth pursuant to this Agreement shall not be subject to indemnification claims under this Agreement. In addition, there shall be no recovery in respect of any breach of Section 3.3(b)(iii) to the extent Buyer has collected amounts in accordance with Section 2.5.1.


                                   ARTICLE XI

                     Consent to Jurisdiction; Governing Law
                     --------------------------------------

         Section 11.1. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Affiliates to submit, to the exclusive jurisdiction of the federal courts located in the City of Wilmington, Delaware and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located in the City of Wilmington, Delaware, for the purpose of any Action arising out of or based upon this Agreement or any Closing Agreement or relating to the subject matter hereof or thereof or the transactions contemplated hereby or thereby,


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

(ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or any other Closing Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court and (iii) hereby agrees not to commence any Action arising out of or based upon this Agreement or any Closing Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 14.7 hereof is reasonably calculated to give actual notice.

         Section 11.2. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

                                   ARTICLE XII

                                   Termination
                                   -----------

         Section  12.1.   Termination  of  Agreement.   This  Agreement  may  be
terminated by the parties only as provided below:

                  (a) Buyer and Sellers' Representative may terminate this Agreement by mutual written consent at any time prior to the Closing.

                  (b) Either Buyer or Sellers' Representative may terminate this Agreement by written notice to the other in the event the Closing Share Price is less than $25.276 or greater than $47.276.

                  (c) Buyer may terminate this Agreement by giving written notice to Sellers' Representative at any time prior to the Closing (i) in the event the Company shall have breached any of its representations, warranties or covenants set forth in this Agreement, which breach or failure to perform (A) would give rise to a failure of a condition set forth in Section 7.1 and (B) is incapable of being cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Buyer, (ii) in the event that the information provided in the update delivered pursuant to
Section 7.7 reflects a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or (iii) if the Closing shall not have occurred on or before July 31, 2002 by reason of the failure of any condition set forth in Article VII hereof to be satisfied (unless the failure resulted primarily from Buyer's action or failure to act).

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

                  (d) Sellers' Representative, on behalf of Sellers and the Company, may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event Buyer shall have breached any of its representations, warranties or covenants set forth in this Agreement, which breach or failure to perform (A) would give rise to a failure of a condition set forth in Section 8.1 and (B) is incapable of being cured by Buyer within 30 calendar days following receipt of written notice of such breach or failure to perform from Sellers' Representative, (ii) if Buyer has sent any notice required by Section 6.15 or if Buyer is required to send a notice by the terms of Section
6.15 and fails to do so, or (iii) if the Closing shall not have occurred on or before July 31, 2002 by reason of the failure of any condition set forth in
Article VIII hereof to be satisfied (unless the failure resulted primarily from the Company's or any Seller's action or failure to act).

         Section 12.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 12.1, all obligations of the parties hereunder (other than the obligations under Sections 6.9 (Expenses of Transaction; Accounts), 11.1 (Consent to Jurisdiction), 11.2 (Governing Law),
12.1 (Termination of Agreement), 12.2 (Effect of Termination), Article XIII (Sellers' Representative) 14.1 (Entire Agreement), 14.6 (Successors and Assigns), 14.7 (Notices), 14.8 (Public Announcements) and 14.10 (Third Party Beneficiaries), each of which shall survive termination) shall terminate without any liability of any party to any other party; provided, however, that no termination shall relieve any party from any liability arising from or relating to breach prior to termination.


                                  ARTICLE XIII


                             Sellers' Representative
                             -----------------------

         Section 13.  Sellers' Representative.

                  (a) By the execution and delivery of this Agreement, each Seller hereby irrevocably constitutes and appoints Thomas A. Golub, John Clinton and Douglas J. MacGinnitie (with their substitutes hereunder the "Individual Representatives" and acting collectively, the "Sellers' Representative"), as his, her or its true and lawful agent and attorney-in-fact to act in such Seller's name, place and stead with respect to all transactions contemplated by and all terms and provisions of this Agreement, and to act on such Sellers' behalf in any dispute, litigation or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as the Sellers' Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including, without limitation, the power:

                           (i) to waive any condition to the obligations of such
Seller to consummate the transactions contemplated by this Agreement;

                           (ii) to execute and deliver all ancillary agreements,
certificates and documents, and to make representations and warranties therein, on behalf of such Seller which


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

the Sellers' Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

                           (iii) to receive on behalf of, and to distribute  all
amounts payable to such Seller under the terms of this Agreement, and to administer the Sellers' Account and the Expense Account in accordance with the terms of this Agreement, including without limitation to accept and make payments from such accounts as the Sellers' Representative deems appropriate in its sole discretion, subject to this Agreement; and

                           (iv) to do or refrain  from doing any  further act or
deed on behalf of such Seller which the Sellers' Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement, as fully and completely as such Seller could do if personally present, including without limitation making and defending claims under this Agreement.

                  (b) The appointment of the Sellers' Representative shall be deemed coupled with an interest and shall be irrevocable, and Buyer, its affiliates and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Sellers' Representative on behalf of the Sellers in all matters referred to herein. All notices delivered by Buyer or the Company (following the Closing) to the Sellers' Representative (whether pursuant hereto or otherwise) for the benefit of the Sellers shall constitute notice to the Sellers. The Sellers' Representative shall act for the Sellers on all of the matters set forth in this Agreement in the manner the Sellers' Representative believes to be in the best interest of the Sellers and consistent with its obligations under this Agreement, but the Sellers' Representative shall not be responsible to the Sellers for any loss or damages it or they may suffer by reason of the performance by the Sellers' Representative of its duties under this Agreement, other than loss or damage arising from willful violation of the law.

                  (c) Each Seller agrees to indemnify and hold harmless the Sellers' Representative from any loss, damage or expense arising from the performance of its duties as the Sellers' Representative hereunder, including, without limitation, the cost of legal counsel retained by the Sellers' Representative on behalf of the Seller, but excluding any loss or damage arising from willful violation of the law.

                  (d) Mr. Golub shall have full power of substitution with respect to himself and Mr. MacGinnitie for all purposes of this Article XIII. Mr. Golub or his substitute shall have full power to remove and replace Mr. MacGinnitie or his substitute. Conning shall have full power to remove and replace Mr. Clinton or his substitute. All actions of Sellers' Representative to be taken hereunder must be authorized by at least two of the Individual Representatives. Prior to any material determination by Sellers' Representative, each Individual Representative shall receive 10 days notice, appropriate information and an opportunity to be heard by the other Individual Representatives.

                  (e) All actions, decisions and instructions of the Sellers' Representative taken, made or given pursuant to the authority granted to the Sellers' Representative pursuant to this Article XIII shall be conclusive and binding upon each Seller, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

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

                  (f) The provisions of this Article XIII are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death or dissolutions, granted by the Seller to the Sellers' Representative and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each such Seller.


                                   ARTICLE XIV

                                  Miscellaneous
                                  -------------

         Section 14.1. Entire Agreement; Waivers. This Agreement, the Closing Agreements and the Confidentiality Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided or shall be effective unless in writing and executed (i) in the case of a waiver by Buyer, by Buyer and (ii) in the case of a waiver by Sellers, by Sellers' Representative.

         Section 14.2. Amendment or Modification. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed and delivered by Buyer and Sellers' Representative; provided, that no amendment or modification to this Agreement may be made that would adversely affect (i) the limitation of liability of a Seller for indemnification hereunder or (ii) the consideration to be received by a Seller in a manner that is disproportionate relative to the adverse effect of such amendment or modification on other Sellers, without such Seller's consent.

         Section 14.3. Survival. All representations, warranties, covenants and agreements made by or on behalf of any party hereto in this Agreement (including, without limitation, in all of the Disclosure Letters), or pursuant to any document, certificate or other instrument referred to herein or delivered in connection with the transactions contemplated hereby, shall be deemed to have been material and relied upon by the parties hereto, notwithstanding any investigation made by or on behalf of any of the parties hereto or any opportunity therefor (including without limitation the availability for review of any document), and, subject to the provisions of Article X, shall survive the execution and delivery of this Agreement and the Closing. Neither the period of survival nor the liability of any party with respect to such party's representations, warranties covenants and agreements shall be reduced by any investigation made at any time by or on behalf of any party. If written notice of a claim has been given prior to the expiration of any time period set forth herein for any such notice by a party in whose favor such representations, warranties, covenants or agreements have been made to any party that made such representations, warranties, covenants or agreements, then the relevant representations, warranties, covenants or agreements shall survive as to such claim until such claims have been finally resolved.

         Section 14.4. Independence of Representations and Warranties. The parties hereto intend that each representation, warranty, covenant and agreement contained herein shall have independent significance. If any party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists any other representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, covenant or agreement.

         Section 14.5. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

         Section 14.6. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns (each of which such transferees, successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that neither Sellers nor Buyer may assign or transfer (by operation of law or otherwise) any of their respective rights or obligations hereunder.

         Section 14.7. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

         If to Sellers,                     Thomas A. Golub
         to the Sellers'                    Douglas J. MacGinnitie, Esquire
         Representative, at:                c/o Hobbs Group, LLC
                                            4401 Northside Parkway, Suite 560
                                            Atlanta, GA 30326
                                            Telecopier: (404) 949-3215

         with a copies to:                  John Clinton
                                            Conning & Company
                                            City Place II, 9th Floor
                                            Hartford, CT 06103
                                            Telecopier:  (860) 520-1299
                                            Goodwin Procter LLP
                                            Exchange Place
                                            Boston, MA 02109
                                            Attention:  H. David Henken, P.C.
                                            Telecopier:  (617) 523-1231

                                            Morgan, Lewis & Bockius LLP
                                            101 Park Avenue
                                            New York, New York 10178
                                            Attention: Edward Reilly
                                            Telecopier (212) 309-6273

         If to Buyer, to it at:             Hilb, Rogal and Hamilton Company
                                            4951 Lake Brook Drive, Suite 500
                                            Glen Allen, Virginia 23060
                                            Attention:  Andrew L. Rogal
                                            with a copy to A. Brent King
                                            Telecopier: (804) 747-3138

         With a copy to:                    Williams Mullen
                                            1021 East Cary Street
                                            Richmond, Virginia 23219
                                            Attention:  Robert E. Spicer, Jr.
                                            Telecopier: (804) 783-6507

         Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three (3) Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         Section 14.8. Public Announcements. At all times on or before the Closing Date, no party hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto. If any party hereto is unable to obtain, after reasonable effort, the approval of its public report, statement or release from the other parties hereto and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Each party hereto will also obtain the prior approval by the other parties hereto of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

         Section 14.9. Headings. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof.

         Section 14.10. Third Party Beneficiaries. Except as otherwise provided in Article X, nothing in this Agreement is intended or shall be construed to entitle any Person other than the parties or their respective transferees, successors and assigns permitted hereby to any claim, cause of action, remedy or right of any kind.

         Section 14.11. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. The parties hereto acknowledge and agree that original signatures delivered by facsimile transmission shall be accepted as original to evidence execution of this Agreement and the other agreements, documents and instruments contemplated herein.

                        [ SIGNATURES ON FOLLOWING PAGES ]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed, or have caused to be executed by their respective officers thereunto duly authorized, this Purchase Agreement as of the date first above written.


                              COMPANY:   HOBBS GROUP, LLC

                                         By:   /s/Thomas A. Golub
                                         Name: Thomas A. Golub
                                         Title: President and CEO

                              BUYER:     HILB, ROGAL AND HAMILTON COMPANY

                                         By:   /s/Andrew L. Rogal
                                         Name: Andrew L. Rogal
                                         Title: Chairman and CEO


                              SELLING
                              MEMBERS:   CONNING INSURANCE CAPITAL LIMITED
                                         PARTNERSHIP V

                                         By: /s/John Clinton
                                         Name: John Clinton
                                         Title: Managing Partner

                                         /s/Stephen Etter
                                         ---------------------------------------
                                         Stephen Etter

                                         /s/Mark B. Shufro
                                         ---------------------------------------
                                         Mark B. Shufro

                                         /s/Theodore Barlas
                                         ---------------------------------------
                                         Theodore Barlas

                                         /s/Glen R. Bailey
                                         ---------------------------------------
                                         Glen R. Bailey

                                         /s/Dennis Borsenberger
                                         ---------------------------------------
                                         Dennis Borsenberger

                                         /s/Patricia G. Chadwick
                                         ---------------------------------------
                                         Patricia G. Chadwick

                                         /s/William F. Creedon
                                         ---------------------------------------
                                         William F. Creedon

                                         /s/Joseph G. Delaney
                                         ---------------------------------------
                                         Joseph G. Delaney

                                         /s/Richard J. DeVito
                                         ---------------------------------------
                                         Richard J. DeVito

                                         /s/Marilyn E. Dittman
                                         ---------------------------------------
                                         Marilyn E. Dittman

                                         /s/Daniel J. Donovan
                                         ---------------------------------------
                                         Daniel J. Donovan

                                         /s/George E. Drake, Jr.
                                         ---------------------------------------
                                         George E. Drake, Jr.

                                         /s/Timothy J. Eldridge
                                         ---------------------------------------
                                         Timothy J. Eldridge

                                         /s/Fergus B. Foley
                                         ---------------------------------------
                                         Fergus B. Foley

                                         /s/Debra L. Gervase
                                         ---------------------------------------
                                         Debra L. Gervase

                                         /s/Beverly R. Golub
                                         ---------------------------------------
                                         Beverly R. Golub

                                         /s/Thomas A. Golub
                                         ---------------------------------------
                                         Thomas A. Golub

                                         /s/Mark S. Haase
                                         ---------------------------------------
                                         Mark S. Haase

                                         /s/Linda M. Halbleib
                                         ---------------------------------------
                                         Linda M. Halbleib

                                         /s/Diana L. Jacobs
                                         ---------------------------------------
                                         Diana L. Jacobs

                                         /s/Thomas A. James
                                         ---------------------------------------
                                         Thomas A. James

                                         /s/John F. Jennings
                                         ---------------------------------------
                                         John F. Jennings

                                         /s/Lauragene Lyons Katz
                                         ---------------------------------------
                                         Lauragene Lyons Katz

                                         /s/Edward E. Kirklin
                                         ---------------------------------------
                                         Edward E. Kirklin

                                         /s/Michael J. Korn
                                         ---------------------------------------
                                         Michael J. Korn

                                         /s/Frank Krawiecki
                                         ---------------------------------------
                                         Frank Krawiecki

                                         /s/Patrick Lucey
                                         ---------------------------------------
                                         Patrick  Lucey

                                         /s/Douglas J. MacGinnitie
                                         ---------------------------------------
                                         Douglas J. MacGinnitie

                                         /s/Peter Marcia
                                         ---------------------------------------
                                         Peter Marcia

                                         /s/John S. McCurdy
                                         ---------------------------------------
                                         John S. McCurdy

                                         /s/John F. McGrath
                                         ---------------------------------------
                                         John F. McGrath

                                         /s/Kevin W. McMahon
                                         ---------------------------------------
                                         Kevin W. McMahon

                                         /s/Edward F. McNulty
                                         ---------------------------------------
                                         Edward F. McNulty

                                         /s/Mary P. Mazza
                                         ---------------------------------------
                                         Mary P. Mazza

                                         /s/The Matthews Family Trust
                                         ---------------------------------------
                                         The Matthews Family Trust

                                         /s/ Daniel F. McLaughlin
                                         ---------------------------------------
                                         Daniel F. McLaughlin

                                         /s/Craig A. Merten
                                         ---------------------------------------
                                         Craig A. Merten

                                         /s/Cynthia Newman
                                         ---------------------------------------
                                         Cynthia Newman

                                         /s/Bruce F. Norris
                                         ---------------------------------------
                                         Bruce F. Norris

                                         /s/Peter A. Novelli
                                         ---------------------------------------
                                         Peter A. Novelli

                                         /s/Joseph J. Picone
                                         ---------------------------------------
                                         Joseph J. Picone

                                         /s/Louis Pillion
                                         ---------------------------------------
                                         Louis Pillion

                                         /s/Michael H. Pradels
                                         ---------------------------------------
                                         Michael H. Pradels

                                         /s/T. Gregory Richardson
                                         ---------------------------------------
                                         T. Gregory Richardson

                                         /s/Steven W. Sachs
                                         ---------------------------------------
                                         Steven W. Sachs

                                         /s/Joseph M. Siech
                                         ---------------------------------------
                                         Joseph M. Siech

                                         /s/John J. Simon
                                         ---------------------------------------
                                         John J. Simon

                                         /s/Clifford W. Simpson
                                         ---------------------------------------
                                         Clifford W. Simpson

                                         /s/J. Thomas Stiles
                                         ---------------------------------------
                                         J. Thomas Stiles

                                         /s/Blaine N. Trunnell
                                         ---------------------------------------
                                         Blaine N. Trunnell

                                         /s/Jeffrey Verity
                                         ---------------------------------------
                                         Jeffrey Verity

                                         /s/Joseph M. Vineis
                                         ---------------------------------------
                                         Joseph M. Vineis

                                         /s/Richard White
                                         ---------------------------------------
                                         Richard White

                                         /s/W. Glenn Yancey Living Trust
                                         ---------------------------------------
                                         W. Glenn Yancey Living Trust



                                         HALES CAPITAL ADVISORS, LLC

                                         By: /s/Jeffrey Cappel
                                         Name: Jeffrey Cappel
                                         Title: Chief Executive Officer

                                         /s/Daniel T. Buelow
                                         ---------------------------------------
                                         Daniel T. Buelow

                                         /s/Paul J. DeFronzo
                                         ---------------------------------------
                                         Paul J. DeFronzo

                                         /s/Bryan Fitzpatrick
                                         ---------------------------------------
                                         Bryan Fitzpatrick

                                         /s/Chris Gagnon
                                         ---------------------------------------
                                         Chris Gagnon

                                         /s/Neil Metzheiser
                                         ---------------------------------------
                                         Neil Metzheiser

                                         /s/Dudley L. Moore, Jr.
                                         ---------------------------------------
                                         Dudley L. Moore, Jr.

                                         /s/Tony Morgan
                                         ---------------------------------------
                                         Tony Morgan

                                         /s/Robert S. O'Brien
                                         ---------------------------------------
                                         Robert S. O'Brien

                                         /s/Bret D. Quigley
                                         ---------------------------------------
                                         Bret D. Quigley

                                         /s/Jason M. Richardson
                                         ---------------------------------------
                                         Jason M. Richardson

                                         /s/R. Ronald Schmidt
                                         ---------------------------------------
                                         R. Ronald Schmidt

                                         /s/Michael Stern
                                         ---------------------------------------
                                         Michael Stern

                                         /s/Jeffery Verity
                                         ---------------------------------------
                                         Jeffery Verity



                                         SELLING SHAREHOLDERS:

                                         /s/Theodore Barlas
                                         ---------------------------------------
                                         Theodore Barlas

                                         /s/Charles E. Darrigrand
                                         ---------------------------------------
                                         Charles E. Darrigrand

                                         /s/Joseph G. Delaney
                                         ---------------------------------------
                                         Joseph G. Delaney

                                         /s/Daniel J. Donovan
                                         ---------------------------------------
                                         Daniel J. Donovan

                                         /s/George E. Drake, Jr.
                                         ---------------------------------------
                                         George E. Drake, Jr.

                                         /s/Bryan Fitzpatrick
                                         ---------------------------------------
                                         Bryan Fitzpatrick

                                         /s/Thomas A. Golub
                                         ---------------------------------------
                                         Thomas A. Golub

                                         /s/Mark S. Haase
                                         ---------------------------------------
                                         Mark S. Haase

                                         /s/James E. Halbleib
                                         ---------------------------------------
                                         James E. Halbleib

                                         /s/Linda M. Halbleib
                                         ---------------------------------------
                                         Linda M. Halbleib

                                         /s/Lauragene Lyons Katz
                                         ---------------------------------------
                                         Lauragene Lyons Katz

                                         /s/Lee Katz
                                         ---------------------------------------
                                         Lee Katz

                                         /s/Michael J. Korn
                                         ---------------------------------------
                                         Michael J. Korn

                                         /s/Frank Krawiecki
                                         ---------------------------------------
                                         Frank Krawiecki

                                         /s/John S. McCurdy
                                         ---------------------------------------
                                         John S. McCurdy

                                         /s/John F. McGrath
                                         ---------------------------------------
                                         John F. McGrath

                                         /s/Timothy M. McGrath
                                         ---------------------------------------
                                         Timothy M. McGrath

                                         /s/Edward F. McNulty
                                         ---------------------------------------
                                         Edward F. McNulty

                                         /s/Dudley L. Moore, Jr.
                                         ---------------------------------------
                                         Dudley L. Moore, Jr.

                                         /s/Leslie G. Moore
                                         ---------------------------------------
                                         Leslie G. Moore

                                         /s/Bruce F. Norris
                                         ---------------------------------------
                                         Bruce F. Norris

                                         /s/J. Michael O'Hagan
                                         ---------------------------------------
                                         J. Michael O'Hagan

                                         /s/Louis Pillion
                                         ---------------------------------------
                                         Louis Pillion

                                         /s/Robert H. Reak
                                         ---------------------------------------
                                         Robert H. Reak

                                         /s/Joseph M. Siech
                                         ---------------------------------------
                                         Joseph M. Siech

                                         /s/J. Thomas Stiles
                                         ---------------------------------------
                                         J. Thomas Stiles

                                         /s/Joseph M. Vineis
                                         ---------------------------------------
                                         Joseph M. Vineis

                                         /s/Ted R. Wheeler
                                         ---------------------------------------
                                         Ted R. Wheeler

                                         ---------------------------------------
                                         Richard White

                             SCHEDULES AND EXHIBITS


Schedule A - List of the Members of Hobbs Group, LLC   [omitted]

Schedule B - List of the Shareholders of Hobbs IRA Corp.   [omitted]

Exhibit A - [Reserved]

Exhibit B - Allocations of Purchase Price Among Sellers   [omitted]

Exhibit C - [Reserved]

Exhibit D - Golub Employment Agreement   [omitted]

Exhibit E - List of Employees to Sign Acknowledgment and Amendment   [omitted]

Exhibit F - Acknowledgment and Amendment   [omitted]

Exhibit G - [Reserved]

Exhibit H - Opinion of Sellers' Counsel   [omitted]

Exhibit I - Opinion of Buyer's Counsel   [omitted]



The Company will provide the omitted schedules and exhibits to the Commission upon request.